Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

FIRST ADVANTAGE CORPORATION,

STERLING CHECK CORP.,

and

STARTER MERGER SUB, INC.

dated as of

February 28, 2024

-i-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 28, 2024, is by and among First Advantage Corporation, a Delaware corporation (“Parent”), Sterling Check Corp., a Delaware corporation (the “Company”), and Starter Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned Subsidiary of Parent (“Merger Sub”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Article I or as otherwise defined elsewhere in this Agreement, unless the context clearly provides otherwise. Parent, the Company and Merger Sub are each sometimes referred to herein as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent to enter into this Agreement, the Specified Company Stockholders are entering into a Support Agreement with Parent, in the form attached as Exhibit A hereto (the “Support Agreement”);

WHEREAS, the board of directors of the Company (the “Company Board of Directors”) has unanimously (a) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (the “Company Stockholders”), (b) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement, (c) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions contained herein, (d) directed that this Agreement be submitted to Company Stockholders for adoption thereby by written consent in lieu of a meeting and (e) subject to Section 6.3, resolved to recommend that the Company Stockholders vote to adopt this Agreement (the “Company Board Recommendation”);

WHEREAS, the board of directors of Parent has unanimously (a) determined that it is in the best interests of Parent and Parent’s stockholders, and declared it advisable, to enter into this Agreement and (b) approved the execution and delivery by Parent of this Agreement and the performance by Parent of its covenants and agreements contained herein;

WHEREAS, the board of directors of Merger Sub has unanimously (a) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, Merger Sub and its sole stockholder, (b) determined that it is in the best interests of Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement, (c) approved the execution and delivery by Merger Sub of this Agreement, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions contained herein, (d) directed that this Agreement be submitted to the sole stockholder of Merger Sub for adoption thereby by written consent in lieu of a meeting and (e) resolved to recommend that the sole stockholder of Merger Sub vote to adopt this Agreement; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various terms of and conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS
Section 1.1.
Definitions. For purposes of this Agreement, the term:

“2015 Company Equity Plan” means the Sterling Ultimate Parent Corp. 2015 Long-Term Equity Incentive Plan, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“2021 Company Equity Plan” means the Sterling Check Corp. 2021 Omnibus Incentive Plan, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Acceptable Confidentiality Agreement” means a confidentiality agreement entered into after the date hereof that contains terms that (a) taken as a whole, are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement need not contain a “standstill” provision) and (b) do not in any way restrict the Company or its Representatives from complying with its disclosure obligations under this Agreement.

“Acquisition Proposal” means any offer or proposal from a Person (as such term is used in Section 6.3) (other than a proposal or offer by Parent or any Parent Subsidiary) at any time relating to any transaction or series of related transactions (other than the Merger) involving: (a) any acquisition or purchase by any Person, directly or indirectly, of more than 20% of any class of outstanding voting or equity securities of the Company (whether by voting power or number of shares), or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person beneficially owning more than 20% of any class of outstanding voting or equity securities of the Company (whether by voting power or number of shares), (b) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, conversion, division, domestication, reorganization or other similar transaction involving the Company and a Person pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction (whether by voting power or economic interest) or (c) any sale, lease, exchange, transfer or other disposition, whether in one transaction or a series of related transactions, to a Person of more than 20% of the consolidated assets of the Company and the Company Subsidiaries (measured by the fair market value thereof).

“Anti-Corruption Law” means any applicable Law related to combating bribery and corruption, including Laws implementing the OECD Convention on Combating Bribery of

Foreign Officials in International Business Transactions or the UN Convention Against Corruption, the Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.

“Antitrust Laws” means any applicable supranational, national, federal, state, county, local or foreign antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, the Sherman Act, the Clayton Act and the Federal Trade Commission Act, and other similar laws regulating antitrust, competition or restraint of trade of any jurisdiction other than the United States.

“Benefits Maintenance Date” means (a) if the Effective Time occurs after June 30 in any calendar year, the first anniversary of the date on which the Effective Time occurs and (b) if the Effective Time occurs on or before June 30 in any calendar year, December 31 of the year in which the Effective Time occurs.

“business days” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York or is a day on which banking institutions located in such State are authorized or required by applicable Law or other action by a Governmental Entity to close.

“Capitalization Issue” means, as a result of any inaccuracy of any applicable representations and warranties of the Company, an increase in Merger Consideration (as a result of the payment of incremental Cash Consideration (including in the form of any cash award agreements entered into pursuant to Section 3.3) or the issuance of incremental Stock Consideration (with the value of the Parent Common Stock (including restricted stock awards in respect of Parent Common Stock or restricted stock units over Parent Common Stock granted pursuant to Section 3.3), valued based on the closing trading prices of Parent Common Stock on the trading day immediately prior to the applicable measurement date)), individually or in the aggregate, of more than $2,000,000.

“Code” means the Internal Revenue Code of 1986.

“Company Acquisition End Time” means 11:59 p.m. New York City time on March 23, 2024.

“Company Benefit Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, and all other compensation, bonus, stock, stock option or other equity-based compensation arrangement or plan, incentive, compensation, deferred compensation, retirement or supplemental retirement, severance, employment, change-in-control, retention, termination, profit sharing, pension, savings, vacation, cafeteria, dependent care, medical care, death benefit, hospitalization, sick leave, life insurance, employee assistance program, education or tuition assistance programs, and each insurance and other similar fringe or employee benefit plan, program or arrangement, whether or not in writing, whether funded or unfunded, in each case, maintained, contributed to or required to be contributed to, by the Company or any Company Subsidiary or any of their ERISA Affiliates for the benefit of current or former employees, directors or consultants (or any dependent or beneficiary thereof) of the Company or any Company Subsidiary or any of their ERISA Affiliates or with respect to which the Company or any Company Subsidiary has or may have any obligation or liability (whether actual or contingent) (other than a Multiemployer Plan).

“Company Bylaws” means the Amended and Restated Bylaws of the Company as in effect on the date hereof.

“Company Certificate” means the Amended and Restated Certificate of Incorporation of the Company as in effect on the date hereof.

“Company Common Stock” means common stock, par value $0.01 per share, of the Company.

“Company Credit Agreement” means that certain Credit Agreement, dated as of November 29, 2022, by and among Sterling Infosystems, Inc., as borrower, Sterling Intermediate Corp. and the other guarantors party thereto, KeyBank National Association, as administrative agent, and the other parties thereto.

“Company Data Vendor” means all third parties who Process Personal Data or confidential information for or on behalf of the Company or any Company Subsidiaries.

“Company Equity Awards” means, collectively, the Company Options, the Company Restricted Stock Awards and the Company RSU Awards.

“Company Equity Plans” means the 2015 Company Equity Plan, the 2021 Company Equity Plan and the Company ESPP.

“Company ESPP” means the Sterling Check Corp. Employee Stock Purchase Plan, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Company Governing Documents” means the Company Bylaws and the Company Certificate.

“Company Government Bid” means any quotation, offer, bid or proposal made by the Company that, if accepted, would result in a Company Government Contract.

“Company Government Contract” means a Contract between the Company or a Company Subsidiary and any Governmental Entity, any prime contractor of a Governmental Entity in its capacity as a prime contractor or any higher-tier subcontractor with respect to any such Contract. For purposes hereof, a task, purchase, delivery, change or work order under a Company Government Contract will not constitute a separate Company Government Contract but will be part of the Company Government Contract to which it relates.

“Company Intellectual Property Rights” means all Intellectual Property Rights owned by (or claimed to be owned by) the Company or any Company Subsidiary or exclusively licensed in all respects to the Company or any Company Subsidiary.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, business, assets, liabilities or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that no Effects to the extent resulting or arising from any of the following shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect exists or has occurred or is reasonably expected to exist or occur: (a) any changes in general United States or global economic conditions, including any changes affecting financial, credit, foreign exchange or capital market conditions, (b) any changes in general conditions in any industry or industries in which the Company and the Company Subsidiaries operate, (c) any changes in general political conditions, (d) any changes after the date hereof in GAAP or any authoritative interpretation thereof, (e) (i) any changes after the date hereof in applicable Law or (ii) any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 or another pandemic (“COVID-19 Measures”), (f) (i) any failure by the Company to meet any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or (ii) any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to a failure of the sort described in clause (i) or (ii) of this clause (f) that are not otherwise excluded from this definition of a “Company Material Adverse Effect” may be taken into account for the purpose of determining whether a Company Material Adverse Effect exists or has occurred or is reasonably expected to exist or occur), (g) any changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, natural disasters, pandemics (including COVID-19) or other force majeure events, including any material worsening of such conditions threatened or existing as of the date hereof, (h) the execution and delivery of this Agreement or the consummation of the Merger, or the public announcement of this Agreement or the Merger, including any litigation arising out of or relating to this Agreement or the Merger, the identity of Parent, departures of officers or employees, changes in relationships with suppliers or customers or other business relations, in each case only to the extent resulting from the execution and delivery of this Agreement or the consummation of the Merger, or the public announcement of this Agreement or the Merger (provided that this clause (h) shall not apply to any representation or warranty (or related condition to the consummation of the Merger) to the extent the purpose of such representation or warranty (or condition) is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Merger), (i) any action or the failure to take any action which action or failure to act is requested in writing by Parent or any action expressly required by the terms of this Agreement (including Section 6.1(a)(2)(vi), but otherwise excluding Section 6.1(a)), (j) any change in the price or trading volume of shares of Company Common Stock in and of itself (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of a Company Material Adverse Effect may be taken into account for the purpose of determining whether a Company Material Adverse Effect exists or has occurred or is reasonably expected to exist or occur); and (k) any reduction in the credit rating of the Company or any of the Company

Subsidiaries in and of itself (it being understood and agreed that the facts and circumstances giving rise to such reduction that are not otherwise excluded from the definition of a Company Material Adverse Effect may be taken into account for the purpose of determining whether a Company Material Adverse Effect exists or has occurred or is reasonably expected to exist or occur); provided, however, that, with respect to the exceptions set forth in clauses (a), (b), (c), (d), (e) and (g), if such Effect has had a disproportionate adverse impact on the Company or any Company Subsidiary relative to other companies operating in the industry or industries in which the Company and the Company Subsidiaries operate, then the incremental disproportionate impact of such Effect shall be taken into account for the purpose of determining whether a Company Material Adverse Effect exists or has occurred or is reasonably expected to exist or occur.

“Company Option” means each option to purchase Company Common Stock that was granted under the Company Equity Plans (other than the Company ESPP).

“Company Registered Intellectual Property” means Registered Intellectual Property included in the Company Intellectual Property Rights.

“Company Restricted Stock Award” means each award of shares of Company Common Stock subject to vesting or forfeiture conditions that have not been satisfied as of immediately prior to the Effective Time and was granted under the Company Equity Plans.

“Company RSU Award” means each award of restricted stock units covering shares of Company Common Stock subject to vesting or forfeiture conditions that have not been satisfied as of immediately prior to the Effective Time and was granted under the Company Equity Plans.

“Company Stockholder Written Consent” means the action by written consent of the Specified Company Stockholders, substantially in the form attached as Exhibit A to the Support Agreement, that represents the Company Stockholder Approval and is sufficient to adopt this Agreement in accordance with the DGCL and Company Governing Documents.

“Company Subsidiaries” means the Subsidiaries of the Company.

“Company Technology” means all Technology owned, claimed to be owned, or used by or on behalf of the Company and Company Subsidiaries in their respective businesses.

“Confidentiality Agreement” means the Confidentiality Agreement, dated February 9, 2024, by and between Parent and the Company, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Contract” means any written or oral agreement, contract, subcontract, settlement agreement, lease, sublease, instrument, permit, concession, franchise, binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment or undertaking of any nature. For the avoidance of doubt, “Contract” shall include any purchase order, statement of work or invoice except as otherwise expressly excluded in this Agreement.

“Controlled Group Liability” means any and all liabilities (a) under Title IV of ERISA, (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code, (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code and (e) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, plans directly sponsored by the Company and the Company Subsidiaries.

“Effect” means any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence.

“Environmental Law” means any and all applicable Laws which (a) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the protection of public or occupational health and safety (as it relates to exposure to Hazardous Substances) or (b) impose liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other Law of similar effect.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Excluded Party” has the meaning set forth in Section 1.1(a) of the Company Disclosure Letter.

“Export Controls” means all applicable export and re-export control Laws and regulations, including the Export Administration Regulations maintained by the U.S. Department of Commerce and the International Traffic in Arms Regulations maintained by the U.S. Department of State and any applicable anti-boycott compliance regulations.

“Extended Parent Termination Fee” means $90,000,000.

“FDI Laws” means any applicable supranational, national, federal, state, county, local or foreign Laws designed to prohibit, restrict, regulate or screen foreign investment into such jurisdiction or country.

“Financing Entities” shall have the meaning set forth in the definition of “Financing Parties.”

“Financing Parent Termination Fee” means $100,000,000.

“Financing Parties” means the entities that have committed to provide or arrange or otherwise entered into agreements in connection with the Financing, or to purchase securities from or place securities or arrange or provide loans for Parent as part of the Financing, including the parties to any applicable commitment letter, engagement letter, joinder agreements, indentures, credit agreements or credit agreement amendments relating thereto (the “Financing Entities”) and their respective affiliates and their and their respective affiliates’ equityholders, officers, directors, employees, agents and Representatives and their respective successors and assigns; provided that neither Parent nor any affiliate of Parent shall be a Financing Party.

“Foreign Benefit Plan” means a Company Benefit Plan that is maintained outside the jurisdiction of the United States, is by its terms governed by the Laws of any jurisdiction other than the United States or provides compensation or benefits to participants providing services primarily outside of the United States.

“Fraud” means actual common law fraud in the making of the representations and warranties contained in Article IV (in the case of the Company) and Article V (in the case of Parent and Merger Sub) and requires actual knowledge that such representation or warranty was false when made. For the avoidance of doubt, Fraud does not and shall not include equitable fraud or constructive fraud.

“GDPR” means Regulation (EU) 2016/679 (General Data Protection Regulation) of the European Parliament and of the Council (and the United Kingdom General Data Protection Regulation and Data Protection Act 2018) on the protection of natural persons with regard to the processing of personal data and on the free movement of such data.

“Governmental Entity” means (a) any national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of government or (b) any agency, division, bureau, department, committee, or other political subdivision of any government, entity or organization described in the foregoing clause (a) of this definition (including patent and trademark offices and self-regulatory organizations).

“Hazardous Substances” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, chemical compound, hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, lead paint, polychlorinated biphenyls (or PCBs), dioxins, dibenzofurans, heavy metals, radon gas, mold, mold spores and mycotoxins.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means, with respect to any Person, at a particular time, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all Indebtedness of others secured by any Lien on owned or acquired property, whether or not the Indebtedness secured thereby has been assumed, (d) all guarantees (or any other arrangement having the economic effect of a guarantee) of Indebtedness of others, (e) all capital or finance lease obligations and all synthetic lease obligations, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of financial guaranties, letters of credit, letters of guaranty, surety bonds and other similar instruments, (g) all securitization transactions, (h) all obligations representing the deferred and unpaid purchase price of property (other than trade payables incurred in the ordinary course of business), (i) all obligations, contingent or otherwise, in respect of bankers’ acceptances and (j) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination).

“Information Privacy and Security Laws” means any applicable Law or directive issued by a Governmental Entity, all binding guidance issued by any Governmental Entity thereunder and any applicable self-regulatory guidelines that the Company or a Company Subsidiary is obligated to comply with under any Law or Contract, in each case governing: (a) the privacy, protection, security or Processing of Personal Data, (b) online behavioral advertising, tracking technologies, call or electronic monitoring or recording, or any outbound calling and text messaging, telemarketing and email marketing, (c) cybersecurity or (d) data security. Without limiting the foregoing, “Information Privacy and Security Laws” includes the following, in each case if applicable: the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, PCI DSS, the Fair and Accurate Credit Transactions Act, the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009 (together, “HIPAA”), the Gramm-Leach-Bliley Act, the Illinois Biometric Information Privacy Act, the California Consumer Privacy Act, as amended by the California Privacy Rights Act, state privacy laws, state data security laws, state social security number protection laws, state data breach notification laws, state consumer protection laws, the GDPR (and any applicable European Union member states’ laws and regulations implementing it), the Canadian Personal Information Protection and Electronic Documents Act, India’s Information Technology Act, Japan’s Act on the Protection of Personal Information, Hong Kong’s Personal Data (Privacy) Ordinance, and Australia’s Privacy Amendment (Private Sector) Act 2000, as amended by the Privacy Amendment (Enhancing Privacy Protection) Act 2012, and other applicable data protection, data privacy or data security Laws.

“Intellectual Property Rights” means any or all intellectual property rights, including the following: (a) patents and utility models and applications therefor and all reissues, divisionals, re-examinations, renewals, extensions, provisionals, continuations, and continuations in part (“Patents”); (b) rights in data or information that is not commonly known by or available to the public and that (i) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy (“Trade Secrets”); (c) copyrights, copyright registrations and applications therefor and all other rights corresponding thereto (“Copyrights”); (d) industrial designs and any registrations and applications therefor; (e) rights in Internet domain names and uniform resource locators, and social media identifiers and accounts and registrations therefor; (f) Trademarks; and (g) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world, including all statutory and common law rights in, arising out of, or associated with any of the foregoing.

“Knowledge” means, as the case may be, the actual knowledge of (a) Scott Staples, David Gamsey, Joelle Smith, Bret Jardine or Steven Marks with respect to Parent or Merger Sub, in each case after reasonable inquiry of his or her direct reports, or (b) Joshua Peirez, Theresa Strong, Lou Paglia, Steve Barnett and Ivneet Kaur with respect to the Company, in each case, after reasonable inquiry of his or her direct reports.

“Law” means any law (including common law), statute, requirement, code, rule, regulation, order, ordinance, judgment, consent decree or other decree or other legally binding pronouncement of any Governmental Entity.

“Lien” means any lien, pledge, hypothecation, mortgage, deed of trust, security interest, encumbrance, covenant, charge, claim, option, right of first refusal, easement, right of way, encroachment, occupancy right, preemptive right, community property interest, license, adverse ownership interest, or restriction of any similar nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), whether voluntarily incurred or arising by operation of Law, but excluding restrictions on transfer arising under applicable securities laws.

“NASDAQ” means the Nasdaq Stock Market LLC.

“Open Source License” means any license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, or any similar license for “free,” “publicly available” or “open source” software, including the GNU General Public License, the Lesser GNU General Public License, the Apache License, the BSD License, Mozilla Public License (MPL), the MIT License or any other license that includes similar terms.

“Parent Common Stock” means common stock, par value $0.001 per share, of Parent.

“Parent Equity Awards” means, collectively, options to acquire Parent Common Stock, restricted stock units that settle upon vesting in shares of Parent Common Stock and cash-settled share appreciation rights over Parent Common Stock.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, business, assets, liabilities or results of operations of Parent and Parent’s Subsidiaries, taken as a whole; provided, however, that no Effects to the extent resulting or arising from any of the following shall be deemed to constitute a Parent Material Adverse Effect or shall be taken into account when determining whether a Parent Material Adverse Effect exists or has occurred or is reasonably expected to exist or occur: (a) any changes in general United States or global economic conditions, including any changes affecting financial, credit, foreign exchange or capital market conditions, (b) any changes in general conditions in any industry or industries in which Parent and Parent’s Subsidiaries operate, (c) any changes in general political conditions, (d) any changes after the date hereof in GAAP or any authoritative interpretation thereof, (e) (i) any changes after the date hereof in applicable Law or (ii) any COVID-19 Measures, (f) (i) any failure by Parent to meet any internal or published projections, estimates or expectations of Parent’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or (ii) any failure by Parent to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to a failure of the sort described in clause (i) or (ii) of this clause (f) that are not otherwise excluded from this definition of a “Parent Material Adverse Effect” may be taken into account for the purpose of determining whether a Parent Material Adverse Effect exists or has occurred or is reasonably expected to exist or occur), (g) any changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, natural disasters, pandemics (including COVID-19) or other force majeure events, including any material worsening of such conditions threatened or existing as of the date hereof, (h) the execution and delivery of this Agreement or the consummation of the Merger, or the public announcement of this Agreement or the Merger, including any litigation arising out of or relating to this Agreement or the Merger, the identity of the Company, departures of officers or employees, changes in relationships with suppliers or customers or other business relations, in each case only to the extent resulting from the execution and delivery of this Agreement or the consummation of the Merger, or the public announcement of this Agreement or the Merger (provided that this clause (h) shall not apply to any representation or warranty (or related condition to the consummation of the Merger) to the extent the purpose of such representation or warranty (or condition) is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Merger), (i) any action or the failure to take any action which action or failure to act is requested in writing by the Company or any action expressly required by the terms of this Agreement (other than Section 6.2(a)), (j) any change in the price or trading volume of shares of Parent Common Stock in and of itself (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of a Parent Material Adverse Effect may be taken into account for the purpose of determining whether a Parent Material Adverse Effect exists or has occurred or is reasonably expected to exist or occur) and (k) any reduction in the credit rating of Parent or any of Parent’s Subsidiaries in and of itself (it being understood and agreed that the facts and circumstances giving rise to such reduction that are not otherwise excluded from the definition of a Parent Material Adverse Effect may be taken into account for the purpose of determining whether a Parent Material Adverse Effect exists or has occurred or is reasonably expected to exist or occur); provided, however, that, with respect to the exceptions set forth in clauses (a), (b), (c), (d), (e) and (g), if such Effect has had a disproportionate adverse impact on Parent or any Parent Subsidiary relative to other companies operating in the industry or industries in which Parent and Parent’s Subsidiaries operate, then the incremental disproportionate impact of such Effect shall be taken into account for the purpose of determining whether a Parent Material Adverse Effect exists or has occurred or is reasonably expected to exist or occur.

“Parent Subsidiaries” means the Subsidiaries of Parent.

“Parent Termination Fee” means the Regulatory Parent Termination Fee, the Extended Parent Termination Fee and/or the Financing Parent Termination Fee, as applicable.

“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council, as revised from time to time.

“Permitted Liens” means any (a) Lien for Taxes or governmental assessments, charges or claims of payment not yet delinquent or that is being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the Company’s financial statements in accordance with GAAP, (b) Lien which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business that would not, individually or in the aggregate, reasonably be expected to materially detract from the value of the assets to which they relate, or materially impair the continued use and operation of the assets to which they relate, in the Company’s or Parent’s business, as applicable, as currently conducted and for which adequate reserves are maintained on the Company’s financial statements in accordance with GAAP, (c) Lien that is specifically disclosed in the Company SEC Documents or the Parent SEC Documents, as applicable, as of the date hereof as securing indebtedness or liabilities reflected in the most recent consolidated balance sheet of the Company or Parent, as applicable, or the notes thereto included in the Company SEC Documents or the Parent SEC Documents, as applicable, as of the date hereof, (d) Lien which is a statutory or common law Lien to secure landlords, lessors or renters under leases or rental agreements that is not the result of delinquent payment, (e) Lien which is imposed on the underlying fee or other interest in real property subject to a Company Lease, (f) a non-exclusive license in the ordinary course of business under Company Intellectual Property Rights, (g) with respect to Leased Real Property, any zoning and land use covenants and conditions, easements, rights-of-way, and minor encroachments, in each case, that would not, individually or in the aggregate, reasonably be expected to materially impair the operation of the Company’s business or Parent’s business, as applicable, at such Leased Real Property, as presently conducted, or materially detract from the value of the Leased Real Property; provided that no such zoning or land use covenant, easement or similar Lien is violated by the current use or operation of the Leased Real Property subject to such Lien or (h) other nonmonetary Liens incurred in the ordinary course of business, if any, that would not, individually or in the aggregate, reasonably be expected to materially detract from the value of the assets to which they relate, or materially impair the continued use and operation of the assets to which they relate, in the Company’s or Parent’s business, as applicable, as currently conducted.

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Personal Data” means any and all information defined as “personal data,” “personally identifiable information,” “individually identifiable health information,” “protected health information” or “personal information” under any applicable Law and is regulated by such Law.

“Privacy Obligations” means (a) internal or external past or present (as applicable) policies relating to Personal Data and/or the collection, protection, use, disclosure, transfer, storage, maintenance, retention, deletion, disposal, modification and/or processing, including by means of AI Technology (collectively, “Processing”) thereof, (b) public statements, representations, obligations, promises and commitments of the Company or its Subsidiaries relating to privacy, security or the Processing of Personal Data, (c) contractual obligations of the Company relating to the Processing of Personal Data, privacy and data security, (d) Information Privacy and Security Laws and/or (e) applicable, binding industry standards with respect to Personal Data, privacy and security.

“Proceedings” means all actions, suits, claims, hearings, arbitrations, litigations, mediations, grievances, audits, inquiries, investigations, examinations by any Governmental Entity or other proceedings, in each case, by or before any Governmental Entity or any mediator, arbitrator or arbitration panel.

“Registered Intellectual Property” means all applications, registrations and filings for Intellectual Property Rights that have been registered, filed, certified or otherwise perfected or recorded with or by any state, government or other public or quasi-public legal authority anywhere in the world, including the USPTO or United States Copyright Office, including issued Patents and Patent applications, registered Trademarks and Trademark applications, registered Copyrights and Copyright applications, and domain name registrations and applications.

“Regulatory Parent Termination Fee” means $60,000,000.

“Representatives” means, when used with respect to any Person, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, financing sources and other agents, advisors and representatives of such Person and its Subsidiaries.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.

“Sanctioned Country” means any country or region that is the subject or target of country-wide or region-wide Sanctions (currently, Cuba, Iran, North Korea, Syria and the Crimea, Kherson and Zaporizhzhia regions and so-called Donetsk People’s Republic and Luhansk People’s Republic in Ukraine).

“Sanctions Authority” means any of (a) an agency or other body of the U.S. government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union Member State, His Majesty’s Treasury of the United Kingdom or (c) any other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933.

“Senior Leadership Team” means, as of any given time, the individuals listed in Section 1.1(b) of the Company Disclosure Letter.

“Significant Subsidiary” means any “significant subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X of the SEC.

“Software” means any and all computer programs, operating systems, applications, firmware, and other code, including all Source Code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof, and any and all software implementations of algorithms, models and methodologies, whether in Source Code, object code or other form.

“Solvent” when used with respect to any Person means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities of such person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors and (ii) the amount that will be required to pay the probable liabilities of such Person as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities as they mature.

“Source Code” means the source code for Software, in form other than object code or machine readable form, including related programmer comments and annotations, help text, data and data structures, instructions and procedural, object-oriented and other code comprising such Software.

“Specified Company Stockholders” means Broad Street Principal Investments, L.L.C., Checkers Control Partnership, L.P. and Broad Street Control Advisors, L.L.C.

“Specified Contract” means the Contracts set forth in Section 1.1(c) of the Company Disclosure Letter.

“Specified Covenants” means the obligations, covenants and agreements set forth in Section 6.1(a)(2)(ii), Section 6.1(a)(2)(iv), Section 6.1(a)(2)(v), Section 6.1(a)(2)(vi)(C) and Section 6.1(a)(2)(xxvi).

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.

“Superior Proposal” means a bona fide, written Acquisition Proposal (provided that, for purposes of this definition, references in the definition of Acquisition Proposal to 20% or 80% shall be deemed to be replaced with references to 50%) by a third party, which the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisors (a) to be, if consummated, more favorable to the Company Stockholders from a financial point of view than the Merger, taking into account all relevant factors (including all the terms and conditions of such Acquisition Proposal (including the transaction consideration, conditionality, timing, certainty of financing and regulatory approvals and likelihood of consummation) and this Agreement (and any changes to the terms of this Agreement proposed by Parent pursuant to Section 6.3)) and (b) is reasonably likely to be consummated in accordance with its terms on a timely basis and is not subject to any “due diligence” or financing contingencies; provided that, notwithstanding anything in this Agreement to the contrary, any Acquisition

Proposal by either (i) the Specified Company Stockholders (or their affiliates) or (ii) an Excluded Party (or its affiliates) shall not constitute, and shall in no case be expected to lead to, a “Superior Proposal”.

“Takeover Statute” means any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law, including Section 203 of the DGCL, and shall be deemed to include any provision of the Company Governing Documents that substantially replicates any such anti-takeover statute or similar Law, including Article X of the Company Certificate (or any successor provision).

“Tax” or “Taxes” means any and all U.S. federal, state, local and non-U.S. taxes of any kind whatsoever, imposed by any Governmental Entity, including, without limitation, any income (whether on or based upon net income, gross income, earnings or profits, or otherwise), franchise, excess, windfall or other profits, inventory, gross receipts, capital gains, net proceeds, property, sales, use, business, net worth, goods and services, capital stock, wealth, welfare, license, fuel, natural resources, production, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, occupancy, severance, gift, estate, recording, non-resident or other withholding, ad valorem, turnover, lease, user, stamp, transfer, value-added, occupation, premium, environmental, disability, real property, personal property, registration, alternative or add-on minimum, base erosion minimum, or estimated tax, including any interest, penalty, additions to tax and any additional amounts imposed with respect thereto, whether disputed or not.

“Tax Return” means any report, return, certificate, claim for refund, election, estimated Tax filing or declaration filed or required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Technology” means any systems, computers, servers, firmware, middleware, Software, websites, applications, databases, networks, data communications lines hardware, and telecommunications systems, and other data communications, telecommunications, information technology equipment or systems.

“Termination Fee” means an amount equal to $66,300,000.

“Trade Controls” means, collectively, Export Controls and Sanctions.

“Trademarks” means all trademarks, service marks, trade names, service names, trade dress, logos, and other identifiers of the source or origin of goods and services, and all the goodwill associated therewith.

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.

“Willful and Material Breach” means a material breach that is a consequence of an act undertaken by the breaching Party or the failure by the breaching Party to take an act it is required to take under this Agreement, with knowledge that the taking of or failure to take such act would, or would reasonably be expected to, cause a breach of this Agreement.

Section 1.2.
Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement:

401(k) Termination Date	Section 7.7(c)
Agreement	Preamble
AI Technology	Section 4.14(f)
Alternative Financing	Section 7.13(g)
Applicable Antitrust Laws	Section 8.1(e)
Approvals	Section 7.2(a)
Aggregate Spread Value	Section 3.1(a)(i)(D)
Alternative Financing	Section 7.13(g)
Base Amount	Section 7.4(c)
Book-Entry Shares	Section 3.1(a)(i)(E)
Cancelled Shares	Section 3.1(a)(ii)
Capitalization Date	Section 4.2(a)
Cash Consideration	Section 3.1(a)(i)(A)
Cash Election	Section 3.1(a)(i)(A)
Cash Election Number	Section 3.2(a)(ii)(A)
Cash Election Shares	Section 3.1(a)(i)(A)
Certificate	Section 3.1(a)(i)(E)
Certificate of Merger	Section 2.3
Change of Recommendation	Section 6.3(a)
Citi	Section 4.22
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Company Acquisition Agreement	Section 6.3(a)
Company Board of Directors	Recitals
Company Board Recommendation	Recitals
Company Common Stock Equivalent	Section 3.1(a)(i)(D)
Company Disclosure Letter	Article IV
Company Leases	Section 4.16(b)
Company Permits	Section 4.9(b)
Company Preferred Stock	Section 4.2(a)
Company RSU Stock	Section 3.1(a)(i)(D)
Company SEC Documents	Section 4.5(a)
Company Stockholder Approval	Section 4.3(a)
Company Stockholders	Recitals
Company Stockholders Meeting	Section 7.12(c)(ii)
Continuing Employees	Section 7.7(a)
Copyrights	Section 1.1
COVID-19 Measures	Section 1.1
Credit Facility Terminations	Section 7.14
Current ESPP Offering Period	Section 3.3(f)
Debt Commitment Letter	Section 5.12(a)
Definitive Agreements	Section 7.13(g)
DGCL	Recitals

DGCL 262	Section 3.1(b)
Dissenting Shares	Section 3.1(b)
DOJ	Section 7.2(f)
Effective Time	Section 2.3
Election	Section 3.2(b)(i)
Election Deadline	Section 3.2(b)(iv)
Election Period	Section 3.2(b)(iii)
Enforceability Limitations	Section 4.3(b)
Exchange Agent	Section 3.2(c)
Exchange Fund	Section 3.2(d)
Exchange Ratio	Section 3.1(a)(i)(D)
Excluded Shares	Section 3.1(a)(iv)
Financing	Section 5.12(a)
Financing Agent	Section 7.14
Form of Election	Section 3.2(b)(ii)
Form S-4	Section 4.21
Fractional Share Cash Amount	Section 3.1(d)
FTC	Section 7.2(f)
GAAP	Section 4.5(b)
Goldman Sachs	Section 4.25
HIPAA	Section 1.1
Holder	Section 3.2(b)
Indemnified Parties	Section 7.4(a)
Information Statement	Section 4.4(a)
Infringing	Section 4.14(c)
Integration Committee	Section 7.1(c)
Integration Plan	Section 7.1(c)
Leased Real Property	Section 4.16(b)
Letter of Transmittal	Section 3.2(e)
Malicious Code	Section 4.15(c)
Material Contracts	Section 4.17(a)
Material Customer	Section 4.19(a)
Material Customer Agreement	Section 4.19(a)
Material Supplier	Section 4.19(b)
Material Supplier Agreement	Section 4.19(b)
Maximum Cash Share Number	Section 3.2(a)(i)
Maximum Parent Stock Number	Section 3.2(a)(i)
Merger	Recitals
Merger Consideration	Section 3.1(a)(i)(D)
Merger Sub	Preamble
Multiemployer Plan	Section 4.10(d)
New Plans	Section 7.7(b)
Net Option Stock	Section 3.1(a)(i)(D)
Non-Election Shares	Section 3.1(a)(i)(C)
Non-Recourse Party	Section 10.14
Old Plans	Section 7.7(b)

Outside Date	Section 9.1(d)
Parent	Preamble
Parent Disclosure Letter	Article V
Parent Governing Documents	Section 5.1
Parent Permits	Section 5.9(b)
Parent Preferred Stock	Section 5.2(a)
Parent SEC Documents	Section 5.5(a)
Parties	Preamble
Party	Preamble
Patents	Section 1.1
Payoff Letter	Section 7.14
Per Share Cash Consideration	Section 3.1(a)(i)(D)
Prohibited Modification	Section 7.13(g)
Proxy Statement	Section 4.4(a)
Relevant Matters	Section 10.9(a)
Replacement Target Compensation	Section 6.1(a)(2)(vi)
Restricted Parties	Section 4.10(f)
Sarbanes-Oxley Act	Section 4.5(a)
Shortfall Number	Section 3.2(a)(ii)(B)
Stock Consideration	Section 3.1(a)(i)(B)
Stock Election	Section 3.1(a)(i)(B)
Stock Election Shares	Section 3.1(a)(i)(B)
Support Agreement	Recitals
Trade Secrets	Section 1.1
WARN Act	Section 4.11(b)
Written Consent Delivery Time	Section 7.12(a)

ARTICLE II

THE MERGER
Section 2.1.
The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”) and the separate corporate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (“Surviving Corporation”) and shall become a wholly-owned Subsidiary of Parent.
Section 2.2.
The Closing. The closing of the Merger (the “Closing”) shall take place remotely by exchange of fully executed documents (in counterparts or otherwise) by electronic transmission in .pdf format, including using generally recognized e-signature technology (e.g., DocuSign or Adobe Sign) on the fifth business day after the satisfaction or, to the extent permitted by applicable Law, waiver in writing by the applicable Party or Parties of the last of the conditions set forth in Article VIII to be satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing), unless another date or place is agreed to in writing by the Company and Parent; provided that, notwithstanding the satisfaction or, to the extent permitted by applicable Law, waiver in writing by the applicable Party or Parties of the conditions set forth in Article VIII, unless otherwise agreed in writing by Parent, the Parties shall not be required to effect the Closing prior to April 30, 2024; provided, further, that, in the event that, pursuant to the foregoing terms of this Section 2.2, the Closing would occur on a date other than the last business day of a month, at Parent’s written election delivered to the Company no later than one business day prior to the date on which Closing would have otherwise occurred, the Closing shall take place on such last business day of the month in which the Closing would have occurred were it not for this proviso (for the avoidance of doubt, in the case of such election by Parent, neither the Company nor Parent shall have the right to terminate this Agreement pursuant to Section 9.1(d) until the day immediately following the last business day of such month). The date on which the Closing actually takes place is referred to as the “Closing Date.”
Section 2.3.
Effective Time. On the Closing Date, in connection with the Closing, the Company will file a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware (the “Certificate of Merger”) and the Parties shall make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as Parent and the Company may agree and is specified in the Certificate of Merger (the “Effective Time”).
Section 2.4.
Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
Section 2.5.
Governing Documents.
(a)
At the Effective Time, by virtue of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety as set forth in Exhibit B, and as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation from and after the Effective Time, until thereafter amended in accordance with its terms and the DGCL.
(b)
At the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read in their entirety as set forth in the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, except that all references therein to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, and as so amended and restated, shall be the bylaws of the Surviving Corporation from and after the Effective Time, until thereafter amended in accordance with their terms, the DGCL and the certificate of incorporation of the Surviving Corporation.

Section 2.6.
Governance Matters; Directors and Officers.
(a)
Parent shall offer to Joshua Peirez a position on the board of directors of Parent, effective at the Effective Time and on terms and conditions determined by Parent, to serve in such class of directors as Parent shall determine prior to the Closing, subject to such individual’s acceptance of such appointment at or prior to (and which acceptance remains effective as of) the Effective Time. Such appointment shall be subject to applicable Law and such individual’s compliance with all requirements generally applicable to members of the board of directors of Parent.
(b)
The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.
ARTICLE III

TREATMENT OF SECURITIES
Section 3.1.
Conversion of Securities in the Merger.
(a)
At the Effective Time, by virtue of the Merger and without any action on the part of any Company Stockholder or any holder of a Company Common Stock Equivalent:
(i)
Conversion of Securities. Subject to Section 3.1(d), Section 3.2(a) and Section 3.3, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares, any Dissenting Shares and any Excluded Shares) and each Company Common Stock Equivalent issued and outstanding immediately prior to the Effective Time shall be converted, in accordance with the procedures set forth in this Agreement, into the right to receive, without interest:
(A)
for each share of Company Common Stock and each Company Common Stock Equivalent with respect to which an election to receive cash (a “Cash Election”) has been properly made and not properly changed, revoked or deemed revoked pursuant to Section 3.2(b) (collectively, the “Cash Election Shares”), an amount in cash equal to the Per Share Cash Consideration (the “Cash Consideration”);
(B)
for each share of Company Common Stock and each Company Common Stock Equivalent with respect to which an election to receive Parent Common Stock (a “Stock Election”) has been properly made and not properly changed, revoked or deemed revoked pursuant to Section 3.2(b) (collectively, the “Stock Election Shares”), a number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (the “Stock Consideration”); and

(C)
for each share of Company Common Stock and each Company Common Stock Equivalent other than shares as to which a Cash Election or a Stock Election has been properly made and not properly changed, revoked or deemed revoked pursuant to Section 3.2(b) (collectively, the “Non-Election Shares”), the right to receive such Merger Consideration as is determined in accordance with Section 3.2.
(D)
For purposes of this Agreement, the following terms shall have the following meanings:
1.
“Aggregate Spread Value” means, with respect to each Company Option, the amount determined by multiplying (x) the difference between the Per Share Cash Consideration and the per share exercise price applicable under such Company Option and (y) the number of shares of Company Common Stock subject to such Company Option.
2.
“Company Common Stock Equivalent” means a share of Net Option Stock or a share of Company RSU Stock.
3.
“Company RSU Stock” means each share of Company Common Stock that may be received in settlement of a restricted stock unit granted pursuant to a Company RSU Award.
4.
“Exchange Ratio” means 0.979.
5.
“Merger Consideration” means the Cash Consideration and Stock Consideration described in Section 3.2(a)(i), as applicable.
6.
“Net Option Stock” means, with respect to each Company Option a number of shares of Company Common Stock equal to the quotient of the Aggregate Spread Value divided by the Per Share Cash Consideration.
7.
“Per Share Cash Consideration” means $16.73.
(E)
From and after the Effective Time, all such shares of Company Common Stock (including all uncertificated shares of Company Common Stock represented by book-entry form (“Book-Entry Shares”) and each certificate that, immediately prior to the Effective Time, represented any such shares of Company Common Stock (each, a “Certificate”)) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration (including the right to receive, pursuant to Section 3.1(d), the Fractional Share Cash Amount and dividends pursuant to Section 3.2(g), if any)

upon the surrender of such shares of Company Common Stock in accordance with Section 3.2, together with the amounts, if any, payable pursuant to Section 3.2(g).
(ii)
Cancellation of Company Common Stock. Each share of Company Common Stock issued immediately prior to the Effective Time that is owned or held in treasury by the Company and each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Parent or Merger Sub shall no longer be outstanding and shall automatically be cancelled and shall cease to exist (the “Cancelled Shares”), and no consideration shall be delivered in exchange therefor.
(iii)
Treatment of Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.01 per share, of the Surviving Corporation.
(iv)
Conversion of Excluded Shares. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by any wholly-owned Company Subsidiary shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor (the “Excluded Shares”).
(b)
Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder of record or beneficial owner who did not vote in favor of the adoption of this Agreement (or consent thereto in writing) and is entitled to demand and properly demands appraisal of such shares of Company Common Stock pursuant to, and who complies in all respects with, Section 262 of the DGCL (“DGCL 262” and any such shares meeting the requirement of this sentence, “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, but instead at the Effective Time shall be converted into the right to receive payment of such amounts as are payable in accordance with DGCL 262 (it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto other than the right to receive the fair market value of such Dissenting Shares to the extent afforded by DGCL 262); provided, however, that, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to payment of the fair market value of such Dissenting Shares under DGCL 262, then the right of such holder to be paid the fair market value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, without interest or duplication, the applicable Merger Consideration. The Company shall give prompt written notice to Parent of any demands or purported demands, any withdrawals or attempted withdrawals of such demands and of any other instruments served pursuant to the DGCL 262 or relating to any alleged dissenter’s rights or rights to appraisal, and Parent shall have the opportunity, at Parent’s expense, to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

(c)
Certain Adjustments. If, prior to the Effective Time, Parent or the Company, as the case may be, should split, subdivide, consolidate, combine or otherwise reclassify Parent Common Stock or Company Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock or Company Common Stock, as applicable, or otherwise change Parent Common Stock or Company Common Stock into any other securities, or make any other such stock dividend or distribution in capital stock of Parent or the Company in respect of Parent Common Stock or Company Common Stock, respectively, then any number or amount contained herein which is based upon the price of Parent Common Stock or Company Common Stock or the number or fraction of shares of Parent Common Stock or Company Common Stock, as the case may be, will be appropriately adjusted to proportionately reflect such split, combination, dividend or other distribution or change; provided that nothing in this Section 3.1(c) shall be construed to permit Parent or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.
(d)
No Fractional Shares. No fractional shares of Parent Common Stock shall be issued in connection with the Merger and no certificates or scrip representing fractional shares of Parent Common Stock shall be delivered upon the conversion of Company Common Stock pursuant to Section 3.1(a)(i), and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of shares of Parent Common Stock. In lieu of fractional shares, each holder of shares of Company Common Stock or any Company Common Stock Equivalent who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after aggregating all shares represented by the Certificates and Book-Entry Shares delivered by such holder and all Company Common Stock Equivalents held by such holder) shall receive, in lieu thereof and upon surrender thereof, cash (without interest) in an amount determined by multiplying (i) the last reported sale price of Parent Common Stock on NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually selected by Parent and the Company) on the last complete trading day prior to the date of the Effective Time by (ii) the fraction of a share (after taking into account all shares of Company Common Stock and all Company Common Stock Equivalents held by such holder at the Effective Time and rounded down to the nearest one thousandth when expressed in decimal form) of Parent Common Stock to which such holder would otherwise be entitled (the “Fractional Share Cash Amount”). No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share of Parent Common Stock that would otherwise have been issuable as part of the Merger Consideration.
(e)
Notwithstanding anything to the contrary in this Article III, if Parent determines in its reasonable discretion that it is impracticable or overly burdensome to provide the Election to current or former employees or other service providers of the Company or any Company Subsidiary who are holders of Company Common Stock that is subject to a Company Restricted Stock Award with respect to one or more non-U.S. jurisdictions in which such holders reside, Parent shall notify the applicable holders in any such jurisdiction as to whether such Company Common Stock shall be converted wholly into cash awards or restricted shares of Parent Common Stock.

Section 3.2.
Proration; Exchange of Shares.
(a)
Proration.
(i)
Notwithstanding any other provision contained in this Agreement, (A) the total number of shares of Company Common Stock and Company Common Stock Equivalents to be entitled to receive the Cash Consideration pursuant to Section 3.1(a)(i) shall be equal to 72% of the aggregate number of shares of Company Common Stock issued and outstanding and all Company Common Stock Equivalents, in each case, immediately prior to the Effective Time (other than any Cancelled Shares and any Excluded Shares) (the “Maximum Cash Share Number”) and (B) the total number of shares of Company Common Stock and Company Common Stock Equivalents to be entitled to receive the Stock Consideration pursuant to Section 3.1(a)(i) shall be equal to 28% of the aggregate number of shares of Company Common Stock issued and outstanding and all Company Common Stock Equivalents, in each case, as of immediately prior to the Effective Time (other than any Cancelled Shares and any Excluded Shares); provided that, notwithstanding anything to the contrary set forth in this Agreement, in no event shall the aggregate number of shares of Parent Common Stock to be issued to holders of shares of Company Common Stock and Company Common Stock Equivalents pursuant to this Agreement exceed 27,150,000 (the “Maximum Parent Stock Number”); provided further that, if, and to the extent that, the aggregate number of shares of Parent Common Stock to be issued, after giving effect to the other provisions of this Section 3.2, would exceed the Maximum Parent Stock Number, then (1) the Cash Consideration otherwise payable hereunder shall be proportionally increased in order to give effect to the immediately preceding proviso by calculating (x) the number of shares of Company Common Stock and Company Common Stock Equivalents resulting from the difference between (I) the total number of shares of Parent Common Stock that would have been issued but for the application of the foregoing proviso and (II) the Maximum Parent Stock Number divided by (y) the Exchange Ratio and (2) each share of Company Common Stock and Company Common Stock Equivalent resulting from the calculation in the foregoing clause (x) shall be deemed to a Cash Election Share and will be converted into the right to receive Cash Consideration. The percentages set forth in this Section 3.2(a)(i) shall be recalculated, if applicable, based on the adjustment set forth in the proviso to the immediately preceding sentence.
(ii)
Promptly (and in any event no later than five business days) after the Effective Time, Parent shall cause the Exchange Agent to effect the allocation among holders of Company Common Stock and Company Common Stock Equivalents of rights to receive the Cash Consideration and the Stock Consideration as follows:
(A)
If the aggregate number of shares of Company Common Stock and Company Common Stock Equivalents with respect to which Cash Elections shall have been made (which, for this purpose (for the avoidance of doubt, subject to Section 3.1(b)), shall be deemed to include the Dissenting Shares determined as of the Effective Time) (the “Cash Election Number”) equals or exceeds the Maximum Cash Share Number, then (1) all Stock Election Shares and Non-Election Shares shall be converted into the right to receive the Stock Consideration, and (2) Cash Election Shares of each holder will be converted into the right to receive the Cash Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the Maximum Cash Share Number and the denominator of which is the Cash Election Number (with the Exchange Agent to determine, consistent with Section 3.1(a)(i), whether fractions of Cash Election Shares shall be rounded up or down), with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Stock Consideration; and
(B)
If the Cash Election Number is less than the Maximum Cash Share Number (the amount by which the Maximum Cash Share Number exceeds the Cash Election Number being referred to herein as the “Shortfall Number”), then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares and Stock Election Shares shall be treated in the following manner:
1.
If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and the Non-Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (with the Exchange Agent to determine, consistent with Section 3.1(a)(i), whether fractions of Non-Election Shares shall be rounded up or down), with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Stock Consideration; or
2.
If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof will be converted into the right to receive the Cash Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares, and the denominator of which is the total number of Stock Election Shares (with the Exchange Agent to determine, consistent with Section 3.1(a)(i), whether fractions of Stock Election Shares shall be rounded up or down), with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Stock Consideration.

(b)
Election Procedures. Except for the Specified Company Stockholders, each holder of record of shares of Company Common Stock and Company Common Stock Equivalents, in each case, to be converted into the right to receive the Merger Consideration in accordance with, and subject to, Section 3.1 and this Section 3.2 (a “Holder”) shall have the right, subject to the limitations set forth in this Article III, to submit an election in accordance with the following procedures:
(i)
Each Holder may specify in a request made in accordance with the provisions of this Section 3.2(b) (herein called an “Election”) (A) the number of shares of Company Common Stock and Company Common Stock Equivalents held by such Holder with respect to which such Holder desires to make a Stock Election and (B) the number of shares of Company Common Stock and Company Common Stock Equivalents held by such Holder with respect to which such Holder desires to make a Cash Election.
(ii)
Parent shall prepare a form reasonably acceptable to the Company, including appropriate and customary transmittal materials in such form as prepared by Parent and reasonably acceptable to the Company (the “Form of Election”), so as to permit Holders to exercise their right to make an Election.
(iii)
Parent and the Company (A) shall initially make available and mail the Form of Election not less than 20 business days prior to the anticipated Election Deadline to Holders as of the fifth business day prior to such mailing date, and (B) following such mailing date, shall use all reasonable efforts to make available as promptly as possible a Form of Election to any Holder who requests such Form of Election prior to the Election Deadline. The time period between such mailing date and the Election Deadline is referred to herein as the “Election Period.”
(iv)
Any Election shall have been made properly only if the Exchange Agent shall have received, during the Election Period, a Form of Election properly completed and executed (including duly executed transmittal materials included in the Form of Election). As used herein, unless otherwise agreed in advance by the Parties, “Election Deadline” means 5:00 p.m. local time (in the city in which the principal office of the Exchange Agent is located) on the date that is five business days prior to Parent’s good faith estimate of the Closing Date or such other date as may be mutually agreed to by the Parties. The Company and Parent shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline at least three business days prior to the Election Deadline.
(v)
Any Holder may, at any time during the Election Period, change or revoke his, her or its Election by written notice to the Exchange Agent prior to the Election Deadline accompanied by a properly completed and executed revised Form of Election. If any Election is not properly made with respect to any shares of Company Common Stock and Company Common Stock Equivalents (none of Parent, the Company or the Exchange Agent being under any duty to notify any Holder of any such defect), such Election shall be deemed to be not in effect, and the shares of Company Common Stock and Company Common Stock Equivalents, as applicable, covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made. All Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from the Parties that this Agreement has been terminated in accordance with the terms hereof.
(vi)
Subject to the terms of this Agreement and the Form of Election, Parent, in the exercise of its reasonable, good faith discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (A) the validity of the Forms of Election and compliance by any Holder with the Election procedures set forth herein, (B) the method of issuance of shares of Parent Common Stock into which shares of Company Common Stock and Company Common Stock Equivalents are converted in the Merger and (C) the method of payment of cash for shares of Company Common Stock and Company Common Stock Equivalents converted into the right to receive the Cash Consideration and cash in lieu of fractional shares of Parent Common Stock.
(vii)
The Parties acknowledge that, pursuant to the Support Agreement, the Specified Company Stockholders have made a Cash Election with respect to each share of Company Common Stock held by them, and the Parties agree that the Specified Company Stockholders shall be treated as having made a Cash Election with respect to each such share for all purposes under Section 3.2(a).
(c)
Appointment of Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as the exchange agent for the payment of the Merger Consideration in connection with the Merger (the “Exchange Agent”) and shall enter into an agreement relating to the Exchange Agent’s responsibilities under this Agreement.
(d)
Deposit of Merger Consideration. Prior to or at the Effective Time, subject to Section 3.3(e), Parent shall deposit, or cause to be deposited, with the Exchange Agent cash in immediately available funds in an amount sufficient to pay the aggregate Cash Consideration payable in the Merger and the Fractional Share Cash Amount (to the extent determinable) as is necessary for the payment to holders of Company Common Stock and Company Common Stock Equivalents and shall deposit, or shall cause to be deposited, with the Exchange Agent evidence of Parent Common Stock in book-entry form representing the number of shares of Parent Common Stock sufficient to deliver the aggregate Stock Consideration payable in the Merger to holders of Company Common Stock and Company Common Stock Equivalents (such cash and book-entry shares, together with any dividends or distributions with respect thereto, the “Exchange Fund”); provided that no such deposits shall be required to be made with respect to any Dissenting Shares. In the event that the cash portion of the Exchange Fund shall be insufficient (other than as a result of payment of the Cash Consideration in accordance with this Agreement) to pay the aggregate amount of all Cash Consideration and Fractional Share Cash Amounts (including as a result of any investment of the Exchange Fund), Parent shall promptly deposit, or cause to be deposited, additional funds with the Exchange Agent in an amount that is equal to the shortfall that is the amount required to make such payment. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Cash Consideration and Fractional Share Cash Amounts out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The cash included in the Exchange Fund shall be invested by the Exchange Agent as reasonably directed by Parent; provided, however, that any investment of the Exchange Fund shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $50,000,000,000 (based on the most recent financial statements of such bank that are then publicly available), and that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article III. Any interest and other income resulting from such investments shall be paid to Parent.
(e)
Exchange Procedures. Promptly (and in any event no later than five business days) after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of Certificates whose shares of Company Common Stock were converted pursuant to Section 3.1(a)(i) into the right to receive the Merger Consideration (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably agree upon (the “Letter of Transmittal”) and (ii) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration and the Fractional Share Cash Amount and any dividends or other distributions to which such Certificates become entitled in accordance with Section 3.2(g). Holders of Book-Entry Shares whose shares of Company Common Stock were converted pursuant to Section 3.1(a)(i) and Holders of Company Common Stock Equivalents that were converted pursuant to Section 3.1(a)(i) into the right to receive the Merger Consideration shall not be required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent to receive the Merger Consideration.
(f)
Surrender of Certificates or Book-Entry Shares. Upon surrender of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with the Letter of Transmittal in the case of holders of Certificates, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required by the Exchange Agent, or any similar information from the holder of such Certificates or Book-Entry Shares or, with respect to Company Common Stock Equivalents, the cancellation of the Company Equity Award to which such Company Common Stock Equivalents relate pursuant to Section 3.3, such holder shall be entitled to receive in exchange therefor the Merger Consideration pursuant to the provisions of this Article III for each share of Company Common Stock formerly represented by such Certificates or Book-Entry Shares, together with the Fractional Share Cash Amount and any dividends or other distributions to which such Certificates or Book-Entry Shares become entitled in accordance with Section 3.2(g) or any cancelled or converted Company Common Stock Equivalent. Parent shall instruct the Exchange Agent to accept any such Certificates (or affidavits of loss in lieu thereof) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose, to effect an orderly exchange thereof in accordance with normal exchange practices. Any dividends or other distributions to which any such Certificates or Book-Entry Shares become entitled in accordance with Section 3.2(g) shall become payable in accordance with Section 3.2(g). In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer or stock records of the Company, any cash to be paid upon, or shares of Parent

Common Stock to be issued upon, due surrender of the Certificate or Book-Entry Share formerly representing such shares of Company Common Stock shall be paid or issued, as the case may be, to such a transferee if such Certificate or Book-Entry Share is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence to the reasonable satisfaction of the Exchange Agent and Parent that any applicable stock transfer or other similar Taxes have been paid or are not applicable. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate (or affidavit of loss in lieu thereof in accordance with Section 3.2(k)) or in respect of any Book-Entry Share. Until surrendered as contemplated by this Section 3.2, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article III, together with the Fractional Share Cash Amount and any dividends or other distributions to which such Certificates or Book-Entry Shares become entitled in accordance with Section 3.2(g).
(g)
Treatment of Unexchanged Shares. No dividends or other distributions, if any, with a record date after the Effective Time with respect to Parent Common Stock, shall be paid to the holder of any unsurrendered share of Company Common Stock to be converted into shares of Parent Common Stock pursuant to Section 3.1(a)(i) until such holder shall surrender such share in accordance with this Section 3.2. After the surrender in accordance with this Section 3.2 of a share of Company Common Stock to be converted into Parent Common Stock pursuant to Section 3.1(a)(i), Parent shall cause the holder thereof to be paid, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such shares of Parent Common Stock to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.
(h)
No Further Ownership Rights. The shares of Parent Common Stock delivered and cash paid in accordance with the terms of this Article III in respect of any shares of Company Common Stock shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock (subject to DGCL 262). From and after the Effective Time (i) all holders of Certificates and Book-Entry Shares shall cease to have any rights as stockholders of the Company other than the right to receive the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement upon the surrender of such Certificate or Book-Entry Share in accordance with Section 3.2(f) (together with the Fractional Share Cash Amount and any dividends or other distributions to which such Certificates or Book-Entry Shares become entitled in accordance with Section 3.2(g)), without interest and (ii) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entry Shares formerly representing shares of Company Common Stock are presented to Parent or the Exchange Agent for any reason, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article III, subject to applicable Law in the case of Dissenting Shares.

(i)
Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest or other amounts received with respect thereto) that remains unclaimed by, or otherwise undistributed to, the holders of Certificates and Book-Entry Shares, or any holders of Company Common Stock Equivalents, for 12 months after the Effective Time shall be delivered to Parent, and any holder of Certificates or Book-Entry Shares, or any holder of Company Common Stock Equivalents, who has not theretofore complied with this Section 3.2 shall thereafter look only to Parent (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of its claim for Merger Consideration and any dividends and distributions which such holder has the right to receive pursuant to this Section 3.2 without any interest thereon.
(j)
No Liability. None of the Parties or the Exchange Agent shall be liable to any person in respect of any portion of the Exchange Fund or the Merger Consideration delivered to a public official if required by any applicable abandoned property, escheat or similar Law. Notwithstanding any other provision of this Agreement to the contrary, any portion of the Merger Consideration or the cash to be paid in accordance with this Section 3.2(j) that remains undistributed to the holders of Certificates and Book-Entry Shares, or any holders of Company Common Stock Equivalents, immediately prior to the date on which the Merger Consideration or such cash would otherwise escheat to or become the property of any Governmental Entity, shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.
(k)
Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, providing an indemnity in such amount as Parent or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Exchange Agent (or, if subsequent to the termination of the Exchange Fund and subject to Section 3.2(i), Parent) shall deliver, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and any dividends and distributions deliverable in respect thereof pursuant to this Agreement.
Section 3.3.
Treatment of Company Equity Awards.
(a)
At the Effective Time, each Company Option that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall automatically be cancelled, with the holder of such Company Option becoming entitled to receive the Merger Consideration in accordance with such holder’s Election (unless Parent determines in its reasonable discretion that it is impracticable or overly burdensome to provide such Election to current or former employees or other service providers of the Company or any Company Subsidiary who are holders of Company Options with respect to one or more non-U.S. jurisdictions in which such holders reside, in which case Parent shall notify the applicable holders in any such jurisdiction as to whether the Net Option Stock shall be converted wholly into cash awards or restricted shares of Parent Common Stock) and otherwise in accordance with the terms of this Agreement with respect to each share of Net Option Stock (including each fractional share) that is associated with such Company Option, subject to any applicable withholding pursuant to Section 3.4, in full satisfaction of the rights of such holder with respect thereto. For the avoidance of doubt,

(i) any Company Option that has an exercise price that is greater than or equal to the Per Share Cash Consideration shall be cancelled at the Effective Time for no consideration and (ii) Parent may retain from any Stock Consideration otherwise payable with respect to vested Net Option Stock that number of shares of Parent Common Stock as is necessary to satisfy any applicable Tax withholding obligation with respect to such vested Net Option Stock.
(b)
At the Effective Time, each Company RSU Award that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall automatically be cancelled, with the holder of such Company RSU Award becoming entitled to receive the Merger Consideration in accordance with such holder’s Election (unless Parent determines in its reasonable discretion that it is impracticable or overly burdensome to provide such Election to current or former employees or other service providers of the Company or any Company Subsidiary who are holders of Company RSU Awards with respect to one or more non-U.S. jurisdictions in which such holders reside, in which case Parent shall notify the applicable holders in any such jurisdiction as to whether the Company RSU Award shall be converted wholly into cash awards or restricted shares of Parent Common Stock) and otherwise in accordance with the terms of this Agreement with respect to each share of Company RSU Stock that is subject to such Company RSU Award, subject to any applicable withholding pursuant to Section 3.4, in full satisfaction of the rights of such holder with respect thereto.
(c)
Notwithstanding anything to the contrary herein, the Stock Consideration received by a holder (other than a non-employee director of the Company) with respect to (i) any unvested share of Net Option Stock (with the number of unvested shares of Net Option Stock for each Company Option determined as that number of shares of Net Option Stock having a value equal to the percentage of the Aggregate Spread Value of such Company Option that is attributable to the portion of such Company Option that was unvested as of immediately prior to the Effective Time) that is attributable to a Company Option that was granted in a holder who, as determined by Parent in its reasonable discretion, resides in a jurisdiction in which restricted stock is taxable only on vesting or settlement (and not on issuance), or (ii) any share of Company Common Stock subject to a Company Restricted Stock Award shall, in each case, be issued to such holder pursuant to a restricted stock award agreement in respect of Parent Common Stock and, subject to the holder’s continued service with Parent and its Subsidiaries (including the Company and the Company Subsidiaries) through the applicable vesting dates, such Stock Consideration will vest at the same time as the unvested share of Net Option Stock or share of Company Common Stock subject to a Company Restricted Stock Award, as applicable, from which such Stock Consideration was converted would have vested pursuant to its terms and shall otherwise remain subject to the same terms and conditions as were applicable to the corresponding unvested share of Net Option Stock or share of Company Common Stock subject to a Company Restricted Stock Award, as applicable, from which such Stock Consideration was converted immediately prior to the Effective Time, including, for the avoidance of doubt, any accelerated vesting terms and conditions (with shares of Net Option Stock being deemed to vest ratably on the same vesting schedule that applied to the unvested portion of the corresponding Company Option immediately prior to the Effective Time).
(d)
Notwithstanding anything to the contrary herein, the Stock Consideration received by a holder (other than a non-employee director of the Company) with respect to (i) any unvested share of Net Option Stock (with the number of unvested shares of Net Option Stock for each Company Option determined as that number of shares of Net Option Stock having a value equal to the percentage of the Aggregate Spread Value of such Company Option that is attributable to the portion of such Company Option that was unvested as of immediately prior to the Effective Time) that is attributable to a Company Option that was granted to a holder who, as determined by Parent in its reasonable discretion, resides in a jurisdiction in which restricted stock is taxable on issuance or (ii) any share of Company RSU Stock shall be issued to such holder in the form of a restricted stock unit over Parent Common Stock pursuant to a restricted stock unit award agreement and, subject to the holder’s continued service with Parent and its Subsidiaries (including the Company and the Company Subsidiaries) through the applicable vesting dates, each such Parent restricted stock unit will vest at the same time as the unvested share of Net Option Stock or share of Company RSU Stock, as applicable, from which such Parent restricted stock unit was converted would have vested pursuant to its terms, and upon vesting shall be promptly settled into a share of Parent Common Stock, and shall otherwise remain subject to the same terms and conditions as were applicable to the corresponding unvested share of Net Option Stock or share of Company RSU Stock, as applicable, from which such Stock Consideration was converted immediately prior to the Effective Time, including, for the avoidance of doubt, any accelerated vesting terms and conditions (with shares of Net Option Stock being deemed to vest ratably on the same vesting schedule that applied to the unvested portion of the corresponding Company Option immediately prior to the Effective Time).
(e)
Notwithstanding anything to the contrary herein, the Cash Consideration payable to a holder (other than a non-employee director of the Company) with respect to (i) any unvested share of Net Option Stock (with the number of unvested shares of Net Option Stock for each Company Option determined as that number of shares of Net Option Stock having a value equal to the percentage of the Aggregate Spread Value of such Company Option that is attributable to the portion of such Company Option that was unvested as of immediately prior to the Effective Time), (ii) any share of Company RSU Stock or (iii) any share of Company Common Stock subject to a Company Restricted Stock Award shall be retained by Parent (and, for the avoidance of doubt, not remitted to the Exchange Agent pursuant to Section 3.2(d)), and Parent shall enter into a cash award agreement with such holder that will provide that, subject to the holder’s continued service with Parent and its Subsidiaries (including the Company and its Subsidiaries) through the applicable vesting dates, such Cash Consideration will vest and become payable at the same time as the unvested share of Net Option Stock, share of Company RSU Stock or share of Company Common Stock subject to a Company Restricted Stock Award, as applicable, from which such Cash Consideration was converted would have vested pursuant to its terms and shall otherwise remain subject to the same terms and conditions as were applicable to the corresponding unvested share of Net Option Stock, share of Company RSU Stock or share of Company Common Stock subject to a Company Restricted Stock Award, as applicable, from which such Cash Consideration was converted immediately prior to the Effective Time, including, for the avoidance of doubt, any accelerated vesting terms and conditions (with shares of Net Option Stock being deemed to vest ratably on the same vesting schedule that applied to the unvested portion of the corresponding Company Option immediately prior to the Effective Time).
(f)
As soon as practicable following the date hereof, the Company, the Company Board of Directors or the compensation committee thereof, as applicable, shall take all actions with respect to the Company ESPP that are necessary to provide that: (i) with respect to any offering period in effect as of the date hereof (the “Current ESPP Offering Period”), no employee who is not a participant in the Company ESPP as of the date hereof may become a participant in the Company ESPP and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the date hereof such for Current ESPP Offering Period; (ii) subject to the consummation of the Merger, the Company ESPP shall terminate effective immediately prior to the Effective Time; (iii) the Company ESPP shall be suspended and no new offering period shall be commenced under the Company ESPP after the date hereof; and (iv) the final exercise date for the Current ESPP Offering Period shall be accelerated to the first payroll date of the Company that is reasonably practicable but in no event to a date that is later than 30 days following the date hereof. Each Company ESPP participant’s accumulated contributions under the Company ESPP shall be used to purchase Company Common Stock in accordance with the terms of the Company ESPP as of the final exercise date, which Company Common Stock shall be treated in accordance with Section 3.1 and as promptly as practicable following the purchase of Company Common Stock in accordance with this sentence, the Company shall return to each participant the funds, if any, that remain in such participant’s account after such purchase.
(g)
Prior to the Effective Time, the Company Board of Directors or the compensation committee thereof, as applicable, shall pass resolutions as are necessary to authorize and approve the treatment of the Company Equity Awards and the Company ESPP as contemplated by this Article III.
(h)
Unless Parent may rely on an existing registration statement on Form S-8, Parent shall file with the SEC, no later than five business days after the Effective Time, a registration statement on Form S-8 (or any successor form), to the extent such form is available, relating to the shares of Parent Common Stock issuable with respect to the restricted stock units over Parent Common Stock granted pursuant to Section 3.2(d). Parent shall use reasonable best efforts to maintain the effectiveness of such registration statement or statements for so long as the such restricted stock units remain outstanding.
Section 3.4.
Withholding. Each Party, the Exchange Agent and any other Person with a withholding obligation under applicable Law shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement (including any Stock Consideration) any amounts as are required to be withheld or deducted with respect to such payment under the Code, or any other applicable Tax Law. To the extent that amounts are so deducted or withheld, and timely remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in (x) any Company SEC Documents filed or furnished by the Company with the SEC on or after January 1, 2023 and publicly available prior to the date hereof (including exhibits and other information incorporated by reference therein but excluding any predictive, cautionary or forward looking disclosures contained under the captions “risk factors,” “forward looking statements” or any similar precautionary sections and any other disclosures contained therein that are predictive, cautionary or forward looking in nature) or (y) the applicable section or subsection of the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information set forth in one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Article IV (other than the representations and warranties in Section 4.2, Section 4.8(a) and the penultimate sentence of Section 4.25) for which it is reasonably apparent on its face that such information is relevant to such other section), the Company represents and warrants to Parent and Merger Sub as set forth in this Article IV.

Section 4.1.
Qualification, Organization, Subsidiaries, etc.
(a)
The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. The Company is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (ii) has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the Merger prior to the Outside Date. The Company has filed with the SEC, prior to the execution hereof, a complete and accurate copy of the Company Governing Documents as amended to the date hereof. The Company Governing Documents are in full force and effect, and the Company is not in violation of the Company Governing Documents.
(b)
Each Company Subsidiary is a legal entity duly organized, validly existing and, where such concept is recognized, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to be, where relevant, in good standing, (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (ii) has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the Merger prior to the Outside Date. Each of the Company Subsidiaries is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, (A) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (B) has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the Merger prior to the Outside Date. The Company has made available to Parent prior to the date hereof complete and accurate copies of the certificates of incorporation and bylaws, or equivalent organizational or governing documents, of each of the Company’s Significant Subsidiaries, each in effect as of the date hereof.
(c)
All the issued and outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are wholly-owned, directly or indirectly, by the Company free and clear of all Liens, other than Permitted Liens. There are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments or any other Contract to which any Company Subsidiary is a party or is otherwise bound obligating it to (i) issue, transfer or sell, or make any payment with respect to, any shares of capital stock or other equity interests of such Company Subsidiary or securities convertible into, exchangeable for or exercisable for, or that correspond to, such shares or equity interests, (ii) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment with respect to any shares of capital stock or other equity interests of any Company Subsidiaries or securities convertible into, exchangeable for or exercisable for, or that correspond to, such shares or equity interests, or (iii) redeem or otherwise acquire any shares of capital stock or other equity interests of any Company Subsidiary except, in each case, to another Company Subsidiary. There are no outstanding obligations of any Company Subsidiary (A) restricting the transfer of, (B) affecting the voting rights of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal, right of first offer or similar right with respect to, (D) requiring the registration for sale of or (E) granting any preemptive or anti-dilutive rights with respect to, any shares of capital stock or other equity interests of any Company Subsidiary. Section 4.1(c) of the Company Disclosure Letter sets forth an accurate and complete list, as of the date hereof, of each Company Subsidiary and each Person in which the Company or any Company Subsidiary owns an equity or other economic interest, together with (1) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary or such other Person and (2) with respect to each Company Subsidiary or such other Person for which equity is held by any third Person other than the Company or a Company Subsidiary (other than nominal equityholders holding director’s qualifying equity to the extent required by applicable Law or nominal equity interests required by applicable Law to be held by local nationals, in each case, which equity holdings are de minimis in nature) the type and percentage interest held, directly or indirectly, by the Company in each Company Subsidiary or other Person.
Section 4.2.
Capitalization.
(a)
The authorized capital stock of the Company consists of 1,000,000,000 shares of Company Common Stock and 100,000,000 shares of Preferred Stock, par value $0.01 per share (“Company Preferred Stock”). As of February 27, 2024 (the “Capitalization Date”), (i) (A) 93,148,744 shares of Company Common Stock were issued and outstanding, of which 3,749,961 shares are subject to Company Restricted Stock Awards, (B) 7,270,845 shares of Company Common Stock were held in the Company’s treasury, (C) Company Options covering 12,795,715 shares of Company Common Stock were outstanding, with a weighted average exercise price per share of $13.81, and (D) Company RSU Awards covering 113,951 shares of Company Common Stock were outstanding; (ii) 14,062,040 shares of Company Common Stock were reserved for issuance pursuant to the Company Equity Plans; (iii) 4,692,961 shares of Company Common Stock were reserved for issuance pursuant to the Company ESPP; and (iv) no shares of Company Preferred Stock were issued or outstanding. No shares of capital stock of the Company are held by any of the Company Subsidiaries. All the outstanding shares of Company Common Stock are, and all shares of Company Common Stock reserved for issuance as described above shall be, if issued in accordance with the respective terms thereof (to the extent permitted by this Agreement), duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.
(b)
Except as set forth in Section 4.2(a) and other than (i) the shares of Company Common Stock that have become outstanding after the Capitalization Date and prior to the date hereof that were reserved for issuance as set forth in Section 4.2(a)(ii) and issued in accordance with the terms of the applicable Company Equity Plan and Company Equity Award and (ii) with respect to any wholly-owned Company Subsidiary, any rights solely in favor of another wholly-owned Company Subsidiary, in each case as of the date hereof: (A) the Company does not have any shares of capital stock or other equity interests issued or outstanding and (B) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments or any other Contract to which the Company or any Company Subsidiary is a party or is otherwise bound obligating the Company or any Company Subsidiary to (1) issue, transfer or sell, or make any payment with respect to, any shares of capital stock or other equity interests of the Company or securities convertible into, exchangeable for or exercisable for, or that correspond to or with a value that is linked to (including any “phantom” stock, “phantom” stock rights, stock appreciation rights, stock-based units or any other similar interests), such shares or equity interests, (2) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment with respect to any shares of capital stock or other equity interests of the Company or securities convertible into, exchangeable for or exercisable for, or that correspond to or with a value that is linked to (including any “phantom” stock, “phantom” stock rights, stock appreciation rights, stock-based units or any other similar interests), such shares or equity interests, or (3) redeem or otherwise acquire any shares of capital stock or other equity interests of the Company. Except as set forth in Section 4.2(b) of the Company Disclosure Letter, there are no outstanding obligations of the Company (v) restricting the transfer of, (w) affecting the voting rights of, (x) requiring the repurchase, redemption or disposition of, or containing any right of first refusal, right of first offer or similar right with respect to, (y) requiring the registration for sale of or (z) granting any preemptive or anti-dilutive rights with respect to, any shares of capital stock or other equity interests of the Company. Except as set forth in Section 4.2(c) of the Company Disclosure Letter, there are no outstanding obligations of the Company or any Company Subsidiary (I) restricting the transfer of, (II) affecting the voting rights of, (III) requiring the repurchase, redemption or disposition of, or containing any right of first refusal, right of first offer or similar right with respect to, or (IV) granting any preemptive or anti-dilutive rights with respect to, any shares of capital stock or other equity interests of the Company.
(c)
Neither the Company nor any Company Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Company Stockholders on any matter.
(d)
Other than the Support Agreement, there are no voting trusts or other agreements, commitments or understandings to which the Company or any Company Subsidiary

(or to the Company’s Knowledge as of the date hereof, a Company Stockholder) is a party with respect to the voting of the capital stock or other equity interests of the Company. There are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments or any other Contract to which the Company or any Company Subsidiary is a party or is otherwise bound obligating the Company or any Company Subsidiary to provide any amount of funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary that is not wholly-owned or in any other Person.
Section 4.3.
Corporate Authority.
(a)
The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly authorized by the Company Board of Directors and no other corporate proceedings (pursuant to the Company Governing Documents or otherwise) on the part of the Company are necessary to authorize the consummation of, and to consummate, the Merger, subject to the receipt of the affirmative vote (in person or by proxy or by written consent, including by obtaining the Company Stockholder Written Consent) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon or consent thereto in favor of the adoption of this Agreement (the “Company Stockholder Approval”). On or prior to the date hereof, the Company Board of Directors has unanimously (i) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and the Company Stockholders, (ii) determined that it is in the best interests of the Company and the Company Stockholders and declared it advisable, to enter into this Agreement, (iii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions contained herein, (iv) directed that this Agreement be submitted to the Company Stockholders for adoption thereby by written consent in lieu of a meeting and (v) resolved to make the Company Board Recommendation. None of the foregoing actions by the Company Board of Directors have been rescinded or modified in any way (unless such rescission or modification has been effected after the date hereof in accordance with the terms of Section 6.3).
(b)
This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent, and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Limitations”).

Section 4.4.
Governmental Consents; No Violation.
(a)
Other than in connection with or in compliance with (i) the DGCL (including in connection with the filing of the Certificate of Merger), (ii) the filing of the Form S-4 and an information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act concerning the Company Stockholder Approval (the “Information Statement”) with the SEC and any amendments or supplements thereto, (iii) the Securities Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (iv) the Exchange Act, (v) the HSR Act and any other requisite clearances or approvals under any other applicable requirements of other Antitrust Laws, (vi) clearances or approvals required or advisable under any FDI Laws and (vii) any applicable requirements of NASDAQ, no authorization, permit, notification to, consent or approval of, or filing with, any Governmental Entity is necessary or required, under applicable Law, for the consummation by the Company of the Merger, except for such authorizations, permits, notifications, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, (A) a Company Material Adverse Effect or (B) a material adverse effect on the ability of the Company to consummate the Merger prior to the Outside Date.
(b)
The execution and delivery by the Company of this Agreement do not, and, except as described in Section 4.4(a), the consummation of the Merger and compliance with the provisions hereof will not (i) conflict with or result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, first offer, first refusal or acceleration of any obligation or to the loss of a benefit under any Contract binding upon the Company or any Company Subsidiary or to which any of them are a party or by or to which any of their respective properties, rights or assets are bound or subject or result in the creation of any Lien upon any of the properties, rights or assets of the Company or any Company Subsidiary, other than Permitted Liens, (ii) assuming the accuracy of the representation and warranty in Section 5.16, conflict with or result in any violation of any provision of (A) the Company Governing Documents or (B) the organizational documents of any Company Subsidiary or (iii) assuming the accuracy of the representation and warranty in Section 5.16, conflict with or violate any Laws or Privacy Obligations applicable to the Company or any Company Subsidiary or any of their respective properties, rights or assets, other than in the case of clauses (i), (ii)(B) and (iii), any such violation, breach, change of control, modification, first offer, first refusal, conflict, default, termination, cancellation, acceleration, right, loss or Lien that (1) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (2) has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the Merger prior to the Outside Date.
Section 4.5.
SEC Reports and Financial Statements.
(a)
Since September 27, 2021, the Company has timely filed or furnished (as applicable) all forms, statements, documents and reports required to be filed or furnished by it with the SEC (such forms, statements, documents and reports, the “Company SEC Documents”). As of their respective filing dates the Company SEC Documents (including amendments) complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002 (the

“Sarbanes-Oxley Act”), the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and the applicable listing and corporate governance rules and regulations of NASDAQ, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, in each case, no representation or warranty is made as to the accuracy of any financial projection or forward looking statement or the completeness of any information filed or furnished by the Company with or to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. Since September 27, 2021, neither the Company nor any Company Subsidiary has received from the SEC or any other Governmental Entity any written comments or questions with respect to any of the Company SEC Documents (including the financial statements included therein) that are not resolved, or as of the date hereof has received any written notice from the SEC or other Governmental Entity that such Company SEC Documents (including the financial statements included therein) are being reviewed or investigated, and, to the Company’s Knowledge, there is not, as of the date hereof, any investigation or review being conducted by the SEC or any other Governmental Entity of any Company SEC Documents (including the financial statements included therein). No Company Subsidiary is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.
(b)
The consolidated financial statements (including all related notes and schedules) of the Company included, or incorporated by reference, in the Company SEC Documents when filed complied in all material respects with the applicable accounting requirements and complied as to form with the other applicable published rules and regulations of the SEC with respect thereto, in each case in effect at the time of such filing and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, subject to normal and recurring year-end audit adjustments and to any other adjustment described therein permitted by the rules and regulations of the SEC; provided that, in each case, such adjustments would not be, individually or in the aggregate, material) in conformity with United States Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, subject to normal and recurring year-end audit adjustments and to any other adjustment described therein permitted by the rules and regulations of the SEC; provided that, in each case, such adjustments would not be, individually or in the aggregate, material).
(c)
The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Each Company SEC Document containing financial statements that has been filed with the SEC was accompanied by any certifications required to be filed or furnished by the Company’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or furnishing of each such certification, such certification complied with the applicable provisions of the Sarbanes-Oxley Act. Neither the Company nor any of its executive officers has received since September 27, 2021 written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(d)
Neither the Company nor any Company Subsidiary is a party to, or has any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract relating to any transaction or relationship between or among the Company or any Company Subsidiary, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off-balance sheet arrangements (as defined in Item 303(a) of Regulation S-K of the SEC) where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or any Company SEC Documents.
Section 4.6.
Internal Controls and Procedures. The Company has established and maintains, and at all times since September 27, 2021 has maintained (except as set forth in Company SEC Documents filed with the SEC prior to the date hereof), disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since September 27, 2021, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Company Board of Directors (the material circumstances of which (if any) have been made available to Parent prior to the date hereof) (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since September 27, 2021, neither the Company nor any Company Subsidiary has received any material, unresolved complaint, allegation, assertion or claim regarding the impropriety of any accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls.
Section 4.7.
No Undisclosed Liabilities. Neither the Company nor any Company Subsidiary has any liabilities of any nature, whether or not accrued, contingent or otherwise, except (a) as and to the extent specifically disclosed, or specifically reflected and adequately reserved against, in the Company’s consolidated balance sheet (or the notes thereto) as of September 30, 2023 included in the Company SEC Documents filed or furnished prior to the date hereof, (b) for liabilities incurred or which have been discharged or paid in full, in each case in the ordinary course of business since September 30, 2023 (other than any liability for any breaches of Contracts), (c) as expressly required or expressly contemplated by this Agreement and (d) for liabilities which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.8.
Absence of Certain Changes or Events.
(a)
From September 30, 2023 through the date hereof, there has not occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)
From September 30, 2023 through the date hereof, (i) except for events giving rise to and the discussion and negotiation of this Agreement, the business of the Company and the Company Subsidiaries has been conducted in all material respects in the ordinary course of business and (ii) neither the Company nor any Company Subsidiary has taken any action that, if taken after the date hereof, would constitute a breach of, or require the consent of Parent under clauses (i), (ii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xiii), (xv), (xvi), (xvii), (xix) or (xxvii) of Section 6.1(a)(2) or, solely to the extent relating to any of the foregoing clauses of Section 6.1(a)(2), clause (xxvii) of Section 6.1(a)(2).
Section 4.9.
Compliance with Law; Permits.
(a)
The Company and each Company Subsidiary are, and have been since January 1, 2021, in compliance with and not in default under or in violation of any Laws (including Environmental Laws, employee benefits and labor Laws and Laws applicable to any of the Company Government Contracts) applicable to the Company, such Subsidiaries or any of their respective properties or assets, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)
The Company and the Company Subsidiaries are, and have been since January 1, 2021, in possession of all franchises, grants, authorizations, business licenses, permits, easements, variances, exceptions, consents, certificates, approvals, registrations, clearances and orders of any Governmental Entity or pursuant to any applicable Law necessary for the Company and the Company Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Company Permits are in full force and effect, no default (with or without notice, lapse of time or both) has occurred under any such Company Permit and none of the Company or any Company Subsidiary has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such Company Permit.
(c)
Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2021, neither the Company nor any Company Subsidiary, in connection with the business of the Company or any Company Subsidiary, or, to the Company’s Knowledge, any other third party (including the Company’s or the Company Subsidiaries’ respective Representatives) acting on behalf of the Company or any Company Subsidiary, has (i) taken any action in violation of any applicable Anti-Corruption Law, (ii) offered, authorized, provided or given any payment or thing of value to any Person for the purpose of influencing any act or decision of such Person to unlawfully obtain or retain business or other advantage or (iii) taken any other action that would constitute an offer to pay, a promise to pay or a payment of money or anything else of value, or an authorization of such offer, promise or payment, directly or indirectly, to any Representative of another company or entity in the course of their business dealings with the Company or any Company Subsidiary in order to unlawfully induce such Person to act against the interest of his or her employer or principal.
(d)
Since January 1, 2019, neither the Company nor any Company Subsidiary has been subject to any actual, pending, or, to the Company’s Knowledge, threatened civil, criminal, or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements, or enforcement actions, or made any voluntary or mandatory disclosures to any Governmental Entity involving the Company or any Company Subsidiary in any way relating to applicable Anti-Corruption Laws, except, with respect to any such actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements, enforcement actions or voluntary disclosures, as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. The Company has established and maintains a compliance program and reasonable internal controls and procedures intended to comply with the requirements of applicable Anti-Corruption Laws.
(e)
Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2021, the Company and the Company Subsidiaries have at all times conducted their businesses in all respects in accordance with Trade Controls.
(f)
Neither the Company nor any Company Subsidiary, nor, to the Company’s Knowledge, any director, officer, agent or employee of the Company or any Company Subsidiary: (i) is, or is owned or controlled by, a Person or entity subject to Sanctions (such entities, Persons or organizations collectively, the “Restricted Parties”) or (ii) has, since January 1, 2021, conducted any business with or engaged in any transaction or arrangement with or involving, directly or indirectly, any Restricted Parties or Sanctioned Countries in violation of applicable Trade Controls, or has otherwise been in violation of any Trade Controls. Neither the Company nor any Company Subsidiary is subject to any pending or, to the Company’s Knowledge, threatened action by any Governmental Entity that would restrict its ability to engage in export transactions, bar it from exporting or otherwise limit in any material respect its exporting activities or sales to any Governmental Entity. Neither the Company nor any Company Subsidiary has, since January 1, 2021, received any written notice of material deficiencies in connection with any Trade Controls from any Governmental Entity related to Trade Controls.
(g)
The Company is in compliance in all material respects with the applicable listing and other rules and regulations of NASDAQ.
(h)
Section 4.9(h) of the Company Disclosure Letter sets forth a true and complete list as of the date of this Agreement of all material Company Permits (and, to the Company’s Knowledge, all other Company Permits (whether or not material)).

Section 4.10.
Employee Benefit Plans.
(a)
Section 4.10(a) of the Company Disclosure Letter sets forth a true and complete list as of the date of this Agreement of each material Company Benefit Plan that is not a Foreign Benefit Plan. With respect to each material Company Benefit Plan that is not a Foreign Benefit Plan, the Company has made available to Parent (or will make available in accordance with the final sentence of this Section 4.10(a)) true and complete copies of (or, to the extent no such copy exists or such copy is not readily available, a written description of (including any written description included on the Company’s website)), in each case, to the extent applicable, (i) all plan documents, summary plan descriptions, summaries of material modifications, and material amendments related to such plans and any related trust agreement, insurance Contracts or other funding vehicle documents, (ii) the most recent Form 5500 Annual Report, (iii) the most recent audited financial statement and actuarial valuation and (iv) all material non-routine filings and correspondence with any Governmental Entity received in the one year period prior to the date of this Agreement. The Company has made available or, within 10 business days after the date hereof, will provide to Parent (A) a true and complete list of each material Foreign Company Plan, (B) each material Company Benefit Plan and (C) true and complete copies of each of the documents described in the immediately preceding sentence, to the extent applicable, in each case, in the manner described on Section 4.10(a) of the Company Disclosure Letter.
(b)
Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company Benefit Plans and any trust related thereto has been operated and administered in accordance with its terms and in compliance with applicable Law, including ERISA, the Code and, in each case, the regulations thereunder, (ii) all contributions or other amounts payable by the Company or the Company Subsidiaries pursuant to each Company Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP or applicable international accounting standards and (iii) there are no pending, or to the Company’s Knowledge, threatened or anticipated claims, actions, governmental investigations or audits (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto.
(c)
No material liability under Title IV of ERISA has been incurred by the Company, the Company Subsidiaries or any of their respective ERISA Affiliates that has not been satisfied in full, and to the Company’s Knowledge no condition exists that is likely to cause the Company, the Company Subsidiaries or any of their ERISA Affiliates to incur any such liability. Within the last six years, no Company Benefit Plan has been an employee benefit plan subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code. None of the Company, its Subsidiaries or any of their respective ERISA Affiliates has incurred or is reasonably expected to incur any Controlled Group Liability that has not been satisfied in full.
(d)
Neither the Company, its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the preceding six years, contributed to, been obligated to contribute to or had any liability (including any contingent liability) with respect to any “multiemployer plan” within the meaning of Section 3(37) of ERISA (a “Multiemployer Plan”) or any plan that has two or more contributing sponsors at least two of whom are not under common control within the meaning of Section 4063 of ERISA or a plan that has two or more contributing sponsors, at least two of whom are not under “common control” (within the meaning of Section 4063 of ERISA).
(e)
Except as set forth in Section 4.10(e) of the Company Disclosure Letter, and except as will not, and would not reasonably be expected to, individually or in the aggregate, result in any material liability to the Company, no Company Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees or directors of the Company or the Company Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985 or comparable U.S. state Law.
(f)
Each Company Benefit Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or opinion letter as to its qualification or may rely upon a favorable prototype opinion letter from the IRS as to its qualified status, and to the Company’s Knowledge, there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan.
(g)
Except as set forth in Section 4.10(g) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Merger (either alone or in conjunction with any other event) will, (i) result in any payment (including severance and unemployment compensation, forgiveness of indebtedness or otherwise) becoming due to any current or former director or any employee of the Company or any Company Subsidiary under any Company Benefit Plan, (ii) increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment, funding or vesting of any such benefits, (iv) result in any breach or violation of, or default under or limit the Company’s right to amend, modify, terminate or transfer the assets of, any Company Benefit Plan or (v) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that would, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).
(h)
Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Foreign Benefit Plan (i) has been operated in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Company Benefit Plan is present or operates and, to the extent relevant, the United States, (ii) is intended to qualify for special tax treatment meeting all requirements for such treatment and (iii) is intended to be funded or book-reserved are fully funded or book-reserved, as appropriate, based upon reasonable actuarial assumptions.
(i)
Except as has not, and would not reasonably be expected to, individually or in the aggregate, result in any material liability to the Company, no Company Benefit Plan is a defined benefit pension plan.
(j)
Neither the Company nor any Company Subsidiary thereof has any obligation to provide, and no Company Benefit Plan or other agreement or arrangement provides any individual with the right to, a gross-up, indemnification, reimbursement or other payment for any excise or additional Taxes incurred pursuant to Section 409A or Section 4999 of the Code.
(k)
Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) is in documentary compliance with, and has been operated and administered in all material respects in compliance with, Section 409A of the Code.
(l)
Neither the Company nor any Company Subsidiary has paid or awarded, or committed to pay or award, any bonuses or change in control, retention, or incentive compensation or benefits to any of its directors, executive officers, employees or other service providers, in each case, to the extent payable by the Company or any Company Subsidiary in connection with this Agreement or upon or as a result of the consummation of the Merger.
Section 4.11.
Labor Matters.
(a)
Except as set forth in Section 4.11(a) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement or other Contract with a labor or union, labor organization, works council, trade union, labor association or other employee representative. Neither the Company nor any Company Subsidiary is (or has since January 1, 2022 been) subject to any labor strike, work stoppage, lockout, concerted slowdown or other material labor dispute or disruption and, to the Company’s Knowledge, there are no (and since January 1, 2022 there have been no) organizational efforts with respect to the formation of a collective bargaining unit being made or threatened involving employees of the Company or any Company Subsidiary.
(b)
The Company and each Company Subsidiary are and have been since January 1, 2022 in compliance with all applicable Laws respecting labor, employment and the termination of employment, including but not limited to Laws concerning immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, group reductions in force and redundancies, worker classification, exempt and non-exempt status, compensation and benefits, wages and hours and the Worker Adjustment and Retraining Notification Act of 1988 and any similar state, foreign or local Laws (collectively, the “WARN Act”), except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)
Since January 1, 2022, there have been no Proceedings involving the Company or any Company Subsidiary related to labor or employment matters pending or, to the Company’s Knowledge, threatened, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices that would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(d)
Since January 1, 2022, neither the Company nor any Company Subsidiaries has conducted any group reduction in force (including any early retirement, exit incentive, or other group separation program) for which WARN has been triggered, nor has any such action or program been planned or announced for the future.
(e)
Since January 1, 2022, no officer, director or employee with the management level of vice president or above of the Company or any Company Subsidiary has been the subject of an allegation sexual harassment or other sexual misconduct in their capacity as such.
Section 4.12.
Tax Matters.
(a)
Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries have timely filed (taking into account any valid extension of time within which to file) all Tax Returns that are required to be filed by or with respect to any of them, and all such Tax Returns are true and complete.
(b)
Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries have timely paid in full to the appropriate Governmental Entity all Taxes required to be paid by any of them, whether or not shown on any Tax Return, except with respect to matters for which adequate reserves in accordance with GAAP are maintained on the Company’s financial statements in the Company SEC Documents.
(c)
Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries (i) have timely paid, deducted, withheld and collected all amounts required to be paid, deducted, withheld or collected by any of them with respect to any payment owing to, or received from, their employees, creditors, independent contractors, customers and other third parties (and have timely paid over any amounts so withheld, deducted or collected to the appropriate Governmental Entity), and (ii) have otherwise complied with all applicable Laws relating to the payment, withholding, collection and remittance of Taxes (including information reporting requirements).
(d)
There is no (i) dispute, claim, litigation, audit, examination, investigation or other proceeding pending or, to the Company’s Knowledge, threatened with respect to any material Taxes or Tax Returns of the Company or any Company Subsidiary or (ii) deficiency for material Taxes that has been assessed by any Governmental Entity against the Company or any Company Subsidiary (and that has not been fully satisfied by payment or otherwise fully resolved), except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e)
Neither the Company nor any Company Subsidiary has waived or extended any statute of limitations with respect to the collection or assessment of any material Taxes, which waiver or extension has not since expired (except for automatic extensions of time to file any Tax Return obtained in the ordinary course of business).

(f)
None of the Company or any Company Subsidiary (i) is a party to or bound by, or has any obligation under, any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (other than any commercial agreement not primarily related to Taxes, and other than any agreement or arrangement solely among the Company and the Company Subsidiaries), or (ii) has any liability for Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) or as transferee or successor or otherwise by operation of Law.
(g)
There are no Liens in respect of or on account of material Taxes upon any property or assets of the Company or any Company Subsidiary, other than Permitted Liens.
(h)
No claim has been made in writing by any Tax authority in a jurisdiction where the Company or any Company Subsidiary has not filed a specific type of Tax Return that the Company or any Company Subsidiary is or may be subject to material Tax by, or required to file Tax Returns with respect to material Taxes in, such jurisdiction, which claim has not been fully resolved.
(i)
Neither the Company nor any Company Subsidiary is bound by, or party to, with respect to the current or any future taxable period, any closing agreement (within the meaning of Section 7121(a) of the Code (or any similar or analogous provision of state, local or non-U.S. Law)) or other similar written agreement with a Tax authority, in each case, with respect to material Taxes.
(j)
Neither the Company nor any Company Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).
(k)
Neither the Company nor any Company Subsidiary has any liability as a result of an election pursuant to Section 965(h) of the Code.
(l)
The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
(m)
In the past two years, neither the Company nor any Company Subsidiary been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code.
(n)
Neither the Company nor any of the Company Subsidiaries is or has been a member of an affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than the group the common parent of which is the Company or any Company Subsidiary).
Section 4.13.
Litigation; Orders. Except as set forth in Section 4.13 of the Company Disclosure Letter, there are no Proceedings pending or, to the Company’s Knowledge, threatened against the Company or any Company Subsidiary or any of their respective properties, rights or assets by or before any Governmental Entity that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no outstanding or unsatisfied orders, judgments or decrees of or settlement agreements with any Governmental Entity that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.14.
Intellectual Property.
(a)
Each item of material Company Registered Intellectual Property is subsisting, unexpired, and, to the Company’s Knowledge, is not invalid or unenforceable, and except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, all filings to maintain or renew the same have been made in a proper and timely manner.
(b)
Other than Company Intellectual Property Rights that are identified in Section 4.14(b) of the Company Disclosure Letter as jointly owned or exclusively licensed to the Company or Company Subsidiaries, the Company exclusively owns all material Company Intellectual Property Rights free and clear of all Liens, other than Permitted Liens. No funding from or facilities, personnel or resources of a Governmental Entity, university, college, other educational or research institution was used in the development of any material Company Intellectual Property Rights owned or claimed to be owned by the Company or Company Subsidiaries. The Company and the Company Subsidiaries are not and since January 1, 2022, have not been a member of, participant in or contributor to any standards-setting, patent pool, patent aggregator or similar organization, in each case, that requires any of them or their affiliates to license or make available any material Company Intellectual Property Rights to any Person.
(c)
No Proceedings are pending, and, to the Company’s Knowledge, no Proceeding is threatened, in each case, against the Company or any Company Subsidiary, (i) alleging that the Company or any Company Subsidiary is infringing, misappropriating, diluting or otherwise violating (“Infringing”) the Intellectual Property Rights of any Person, or (ii) otherwise challenging any Company Intellectual Property Rights or the validity, enforceability, registration use or ownership thereof, except, in each case of the foregoing clauses (i) and (ii), as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. Except in relation to any Proceedings set forth in Section 4.14(c) of the Company Disclosure Letter and except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (A) the conduct of the business of the Company or any Company Subsidiary, as conducted at any time on or after January 1, 2022, has not Infringed any Intellectual Property Rights of any Person, (B) to the Company’s Knowledge, no Person is Infringing (or since January 1, 2022, has Infringed) any Company Intellectual Property Rights and (C) since January 1, 2022, neither the Company nor any Company Subsidiary has instituted or threatened in writing to institute any Proceeding against any Person alleging that such Person is Infringing any Company Intellectual Property Rights.
(d)
Each Person who has invented, developed or created material, proprietary Company Intellectual Property Rights owned or claimed to be owned by the Company or any Company Subsidiary has assigned all of their rights in same to the Company or Company Subsidiaries, as applicable, to the extent such rights do not vest in such entities by operation of Law. The Company and each Company Subsidiary have taken commercially reasonable actions to maintain and protect all material Trade Secrets included in the Company Intellectual Property Rights, and except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, there has been no unauthorized disclosure or use of, or unauthorized access to, the same.
(e)
Since January 1, 2022, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, no Software distributed, conveyed, licensed, or made available by the Company or any Company Subsidiary to any Person has incorporated, is derived from, or links to any Software that is governed by an Open Source License in a manner that would require the Companies or Company Subsidiaries to license or make available any material proprietary Source Code included in the Company Intellectual Property Rights that are owned or claimed to be owned by the Company or Company Subsidiaries. Since January 1, 2022, the Company and the Company Subsidiaries are and have been in compliance with all Open Source Licenses to which they are subject, except where a failure to comply would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. No Person (other than employees or service providers for purposes of providing services to the Company and Company Subsidiaries and subject to reasonable confidentiality provisions) has possession of, or any current or contingent right to access or possess, any material Source Code included in the Company Intellectual Property Rights that are owned or claimed to be owned by the Company or Company Subsidiaries.
(f)
Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (i) since January 1, 2022, the artificial intelligence, automation and machine learning technology (collectively, “AI Technology”) that is created, trained, used, promoted, advertised, tested and/or provided by the Company or the Company Subsidiaries has been done so by such Persons in compliance with all applicable Laws and Privacy Obligations and ethical best practices, in each case, and (ii) all data (including Personal Data) used in connection with or inputted into such AI Technology (including for purposes of training such AI Technology) has been collected and Processed by the Company and the Company Subsidiaries in compliance with all of the foregoing. Neither the Company nor any Company Subsidiary has been subject to any Proceeding (pending or, to the Company’s Knowledge, threatened) related to its creation, training, use, promotion, advertisement, testing or provision of AI Technology.
Section 4.15.
Privacy and Data Protection.
(a)
Since January 1, 2022, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company’s and each Company Subsidiary’s Processing of Personal Data (and, to the Company’s Knowledge, any such Processing by Company Data Vendors) have complied with all Privacy Obligations. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary (and, to the Knowledge of the Company, each Company Data Vendor as it relates to Personal Data of the Company and Company Subsidiaries Processed by such Company Data Vendor) have all rights, authority, consents and authorizations and have provide all notices necessary to Process all Personal Data that has been Processed in connection with the operation of their business as presently conducted. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2022, no Person has (A) made any written claim or (B) commenced any Proceeding by or before any Governmental Entity, in each case, against the Company or a Company Subsidiary (or, to the Knowledge of the Company, Company Data Vendors as it relates to Personal Data of the Company and Company Subsidiaries), with respect to any alleged violation of any Privacy Obligations. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, all confidential information, including Personal Data, of the Company and the Company Subsidiaries will continue to be available for Processing by the Company and the Company Subsidiaries following the Closing Date on substantially the same terms and conditions as existed immediately before the Closing Date. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, the Company and the Company Subsidiaries are not in breach or default of any Contracts relating to the Company Technology or to Company confidential information (including Personal Data) and do not transfer Personal Data internationally except where such transfers comply with Privacy Obligations.
(b)
Since January 1, 2022, except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, there has been no security breach of, unauthorized access to, or unauthorized use, disclosure, or acquisition of, interruption, outage, failure, violation, disruption or other security incident of any Company Technology (or any confidential information, including Personal Data, stored thereon or Processed thereby) or of any Company Data Vendors (as relates to Personal Data of the Company and Company Subsidiaries), including any of the foregoing that would require notification to any Persons or Governmental Entities under any Privacy Obligations. Since January 1, 2022, except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, neither the Company, nor the Company Subsidiaries, have been and are not adversely affected by any Malicious Code, ransomware or malware attacks, or denial-of-service attacks on any Company Technology. Since January 1, 2022, the Company, any Company Subsidiary, nor any third party acting at their direction or authorization of the Company or any Company Subsidiary has paid any perpetrator of any actual or threatened security breach, security incident or cyberattack, including, but not limited to, a ransomware attack or a denial-of-service attack.
(c)
The Company Technology (including, to the Company’s Knowledge, that of Company Data Vendors) is in good working order and is sufficient to operate the businesses of the Company and Company Subsidiaries as currently conducted. All Company Technology (i) functions in accordance with its specifications, documentation and/or intended purpose, in each case, in all material respects and (ii) to the Company’s Knowledge, is free from material defects, deficiencies, errors, disabling mechanisms, viruses, time locks, Trojan horses, malware or other contaminants or corruptants (collectively, “Malicious Code”). The Company and each of the Company Subsidiaries maintains, implements and complies with a reasonable written information security program (including reasonable procedures for redundancy and disaster recovery) designed to (1) identify and address internal and external risks to the security of the Company Technology, including Personal Data and confidential information, (2) implement, monitor and improve reasonable administrative, technical and physical safeguards to control these risks, (3) maintain notification procedures in compliance in all material respects with applicable Information Privacy and Security Laws and (4) protect the redundancy, continuous operation and recovery of Company Technology and all data, including Personal Data, Processed thereby or stored therein. In each of fiscal years ended December 31, 2022 and December 31, 2023, the Company has performed a security risk assessment covering the Company, each Company Subsidiary and each Company Data Vendor, as applicable, in each case, to the extent required under all Privacy Obligations and, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, has remediated all critical or high risks, threats, deficiencies or vulnerabilities identified in the same.
(d)
Since January 1, 2022, except as has not been and would not reasonably expected to be, individually or in the aggregate material to the Company, and the Company subsidiaries, taken as a whole, no Governmental Entity or Person has (i) made any written claim (including any notice, enforcement notice, letter, or complaint) against the Company or a Company Subsidiary or (ii) commenced or, to the Company’s Knowledge, threatened any Proceeding by or before any Governmental Entity against the Company, a Company Subsidiary (or a Company Data Vendor with respect to Personal Data of the Company or the Company Subsidiaries), in each case, with respect to Personal Data, a security breach, security incident, or an alleged violation of any Privacy Obligation. The Company and the Company Subsidiaries maintain, and have maintained, cyber liability insurance with reasonable coverage limits.
Section 4.16.
Real Property; Assets.
(a)
No real property is owned by the Company or any Company Subsidiary as of the date of this Agreement.
(b)
Section 4.16(b) of the Company Disclosure Letter sets forth a complete and correct list, as of the date hereof, of each lease, sublease or occupancy agreement (“Company Leases”) pursuant to which the Company or any Company Subsidiary leases, subleases or occupies any real property (the “Leased Real Property”) (other than Contracts for ordinary course arrangements at “shared workspace” or “coworking space” facilities that are not material). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Lease is valid, binding and in full force and effect, subject to the Enforceability Limitations, and no uncured default on the part of the Company or, if applicable, any Company Subsidiary or, to the Company’s Knowledge, the landlord thereunder exists with respect to any Company Lease, and (ii) the Company or a Company Subsidiary has a good and valid leasehold interest in or contractual right to use or occupy, subject to the terms of the applicable Company Lease, each real property subject to the Company Leases, free and clear of all Liens, other than Permitted Liens. There are no parties other than the Company or its Subsidiaries in possession of the Leased Real Property. To the Company’s Knowledge all buildings, structures, improvements, and fixtures located on the Leased Real Property, including all mechanical, electrical and other systems, have been maintained in accordance with normal industry practice, are in good operating condition and repair, and are suitable for the purposes for which they are currently used.
(c)
Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Company Subsidiary has good and marketable title to, or a valid and binding leasehold or other interest in, all tangible personal property necessary for the conduct of the business of the Company and the Company Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens, other than Permitted Liens.
Section 4.17.
Material Contracts.
(a)
Except for this Agreement, Section 4.17(a) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of each Contract described in this Section 4.17(a) under which the Company or any Company Subsidiary has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise) or to which the Company or any Company Subsidiary is a party or to which any of their respective properties or assets is subject, other than any Company Benefit Plans (all Contracts of the type described in this Section 4.17(a), whether or not set forth in Section 4.17(a) of the Company Disclosure Letter, being referred to herein as “Material Contracts”):
(i)
each Contract that limits in any material respect the freedom of the Company, any Company Subsidiary or any of their respective affiliates (including Parent and its affiliates after the Effective Time) to compete or engage in any line of business or geographic region or with any Person or sell, supply or distribute any product or service or that otherwise has the effect of restricting in any material respect the Company, the Company Subsidiaries or affiliates (including Parent and its affiliates after the Effective Time) from the development, marketing or distribution of products and services, in each case, in any geographic area;
(ii)
any material joint venture or limited liability company agreement (other than any such agreement solely between or among the Company and its wholly-owned Subsidiaries) or similar Contract;
(iii)
each acquisition or divestiture Contract that contains representations, covenants, indemnities or other obligations (including “earnout” or other contingent payment obligations) that would reasonably be expected to result in the receipt or making by the Company or any Company Subsidiary of future payments (whether in cash, equity or otherwise) in excess of $1,000,000;
(iv)
each Contract that gives any Person the right to acquire any assets of the Company or any Company Subsidiary (excluding ordinary course commitments to purchase goods, products and off-the-shelf Technology) after the date hereof with consideration of more than $1,000,000;
(v)
any Contract for the license of (or grant of rights in or to use) Intellectual Property Rights, AI Technology, Personal Data, or Technology, other than (A) non-exclusive out-licenses (or non-exclusive grants of rights) granted in the ordinary course of business, and (B) non-exclusive in-licenses of (or non-exclusive grants of rights in) (1) immaterial Intellectual Property Rights in the ordinary course of business, (2) commercially available Technology (including AI Technology) with annual aggregate or one-time fees of less than $250,000, or (3) Personal Data where such Personal Data are used in the ordinary course of business of the Company or a Company Subsidiary;

(vi)
any material settlement or similar Contract with a Governmental Entity containing unpaid monetary obligations or ongoing injunctive relief (other than (A) confidentiality and non-disparagement restrictions and covenants not to sue that are, in each case, customary and ancillary to the monetary relief granted and (B) requirements that the Company or any Company Subsidiaries comply with applicable Law), other than those relating to (A) Taxes or (B) any Company Government Contract where the Governmental Entity acts in its capacity as a customer of the Company or any of its Subsidiaries;
(vii)
except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, any settlement or similar Contract restricting in any respect the operations or conduct of the Company or any Company Subsidiary or any of their respective affiliates (including Parent and its affiliates after the Effective Time);
(viii)
each Contract pursuant to which the Company or any Company Subsidiary has paid or received payments in excess of $2,500,000 in the fiscal year ended December 31, 2023, or is obligated to pay or entitled to receive payments in excess of $2,500,000 in the 12-month period following the date hereof, in each case, other than (A) Contracts solely between the Company and a wholly-owned Company Subsidiary or solely between wholly-owned Company Subsidiaries, (B) Company Leases and (C) Contracts otherwise described in any other subsection of this Section 4.17(a);
(ix)
except where the exercise of any such right or imposition of such limitation has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, each Contract that grants any right of first refusal or right of first offer or that limits the ability of the Company, any Company Subsidiary or any of its affiliates (including Parent or any of its affiliates after the Effective Time) to own, operate, sell, transfer, pledge or otherwise dispose of any businesses or assets;
(x)
each Contract that is (A) a Material Customer Agreement or (B) a Material Supplier Agreement;
(xi)
each Contract in which the Company or any Company Subsidiary has granted any exclusivity rights or “most favored nations” provisions, in each case that are material in any respect to the Company or its affiliates (including Parent or its affiliates after the Effective Time);
(xii)
each Contract not otherwise described in any other subsection of this Section 4.17(a) evidencing outstanding Indebtedness for borrowed money (or commitments in respect thereof) of the Company or any Company Subsidiary (whether incurred, assumed, guaranteed or secured by any asset) in an amount in excess of $2,000,000 other than Contracts solely between the Company and a wholly-owned Company Subsidiary or solely between wholly-owned Company Subsidiaries;
(xiii)
each Contract between the Company or any Company Subsidiary, on the one hand, and any officer, director or affiliate (other than a wholly-owned Company

Subsidiary) of the Company or any Company Subsidiary, any beneficial owner, directly or indirectly, of more than 5% of the shares of Company Common Stock or, to the Knowledge of the Company, any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, excluding any such Contract entered into in the ordinary course of business on commercially reasonable, arms’ length terms and is not material to the Company;
(xiv)
each of the top 10 Company Leases based on rent paid by the Company or a Company Subsidiary in the fiscal year ended December 31, 2023;
(xv)
each Company Government Contract pursuant to which the Company or any Company Subsidiary received payments in excess of $1,000,000 in the fiscal year ended December 31, 2023;
(xvi)
each Specified Contract;
(xvii)
each Contract for the provision of material third-party labor-, workforce-related or other outsourcing services; and
(xviii)
any Contract not otherwise described in any other subsection of this Section 4.17(a) that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company (other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K of the SEC).
(b)
True and complete copies of each Material Contract in effect as of the date hereof have been made available (or will be made available in accordance with Section 4.17(b) of the Company Disclosure Letter) to Parent or publicly filed with the SEC prior to the date hereof (other than purchase orders and statements of work entered into in the ordinary course of business and which do not contain any material terms not contained in the underlying Material Contract, which purchase orders and statements of work also shall not be required to be individually listed in the Company Disclosure Letter). Neither the Company nor any Company Subsidiary is in breach of or default under the terms of any Material Contract, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s Knowledge, as of the date hereof, no other party to any Material Contract is in breach of or default under the terms of any Material Contract where such breach or default has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Material Contract is a valid, binding and enforceable obligation of the Company or the Company Subsidiary which is party thereto and, to the Company’s Knowledge, of each other party thereto, and is in full force and effect, subject to the Enforceability Limitations and any expiration thereof in accordance with its terms existing as of the date hereof.
(c)
Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Government Contract was legally awarded, (ii) no Company Government Contract or outstanding

Company Government Bid is, as of the date hereof, the subject of bid, award, or size protest proceedings, and (iii) neither the Company nor any Company Subsidiary is in breach of or default under the terms of any Company Government Contract. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2022, (A) all material facts set forth or acknowledged by any representations, certifications or statements made or submitted by or on behalf of the Company or any Company Subsidiary in connection with any Company Government Contract or Company Government Bid were true and complete as of the date of submission and made by an authorized representative of the Company or a Company Subsidiary, and (B) neither any Governmental Entity nor any prime contractor or higher-tier subcontractor has notified the Company or any Company Subsidiary in writing that the Company or any Company Subsidiary has, or is alleged to have, breached or violated in any material respect any Law, representation, certification, disclosure, clause, provision or requirement pertaining to any Company Government Contract. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2022, (1) no costs incurred by the Company or any Company Subsidiary in excess of $1,000,000 per annum pertaining to any Company Government Contract have been deemed finally disallowed in writing by a Governmental Entity or, to the Company’s Knowledge, proposed for disallowance, and (2) no payment due to the Company or any Company Subsidiary pertaining to any Company Government Contract has been withheld or set off, nor, to the Company’s Knowledge, has any claim been made to withhold or set off any such payment.
(d)
Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2022, (i) none of the Company, any Company Subsidiary or, to the Company’s Knowledge, any of their respective other Principals (as defined in Federal Acquisition Regulation 52.209-5) has been debarred, suspended or excluded, or to the Company’s Knowledge, proposed for debarment, suspension or exclusion, from participation in or the award of Contracts or subcontracts for or with any Governmental Entity or doing business with any Governmental Entity, (ii) none of the Company or any Company Subsidiary has received any written request to show cause, (iii) none of the Company or any Company Subsidiary has been declared non-responsible or ineligible, or otherwise excluded from participation in the award of any Contract with a Governmental Entity (excluding for this purpose ineligibility to bid on certain Contracts due to generally applicable bidding requirements), (iv) none of the Company or any Company Subsidiary is for any reason listed on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs, (v) neither the Company nor any Company Subsidiary, nor any of their respective directors or officers, nor to the Company’s Knowledge, any other employee is or has been under administrative, civil or criminal investigation, indictment or information by any Governmental Entity with respect to the award or performance of any Company Government Contract, (vi) to the Company’s Knowledge, neither the Company nor any Company Subsidiary is the subject of any actual, or threatened, “whistleblower” or “qui tam” lawsuit, audit by a Governmental Entity (other than a routine contract audit) or investigation by a Governmental Entity of the Company or any Company Subsidiary with respect to any Company Government Contract, including any material irregularity, misstatement or omission arising thereunder or relating thereto alleged in writing, and, to the Company’s Knowledge, there is no basis for any such investigation, indictment, lawsuit or audit, and (vii) neither the Company nor any Company Subsidiary has made any (A) voluntary disclosure to any Governmental Entity with respect to any alleged material irregularity, misstatement, omission, fraud or price mischarging, or other violation of Law, arising under or relating to a Company Government Contract or (B) mandatory disclosure, pursuant to Federal Acquisition Regulation 52.203-13 or similar Governmental Entity mandatory reporting requirements, to any Governmental Entity and, to the Company’s Knowledge, there are no facts that would require mandatory disclosure thereunder.
Section 4.18.
Environmental Matters. Except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) since January 1, 2022, neither the Company nor any Company Subsidiary is in violation of any Environmental Law, (b) none of the properties occupied by the Company or any Company Subsidiary (or which the Company or any Company Subsidiary has a right to occupy) is contaminated with any Hazardous Substance, (c) the Company and the Company Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law and the Company and the Company Subsidiaries are in compliance with such permits, licenses and other authorizations, and (d) no Proceeding is pending, or, to the Company’s Knowledge, threatened, concerning or relating to the operations of the Company or any Company Subsidiary that seeks to impose, or that is reasonably likely to result in the imposition of, any liability arising under any Environmental Law upon the Company or any Company Subsidiary.
Section 4.19.
Customers; Suppliers.
(a)
Section 4.19(a) of the Company Disclosure Letter sets forth a list of the top 10 customers of the Company and the Company Subsidiaries based on total revenue per customer in the fiscal year ended December 31, 2023 (each, a “Material Customer” and each such Contract, a “Material Customer Agreement”). Neither the Company nor any Company Subsidiary has received any written notice from any Material Customer that such Material Customer shall not continue as a customer of the Company or any Company Subsidiary or that such Material Customer intends to terminate or not renew existing Contracts with the Company or the Company Subsidiaries, except where such termination or non-renewal has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.
(b)
Section 4.19(b) of the Company Disclosure Letter sets forth a list of the top 10 strategic suppliers and vendors of the Company and the Company Subsidiaries based on total expense per supplier or vendor in the fiscal year ended December 31, 2023 (each, a “Material Supplier” and each Contract pursuant to which the Company or a Company Subsidiary paid those amounts to the applicable Material Supplier, a “Material Supplier Agreement”). Neither the Company nor any Company Subsidiary has received any written notice from any Material Supplier that such Material Supplier shall not continue as a supplier or vendor to the Company or any Company Subsidiary or that such Material Supplier intends to terminate existing Contracts with the Company or the Company Subsidiaries, except where such termination or non-renewal has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.
Section 4.20.
Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all current, insurance policies and insurance Contracts of the Company and the Company Subsidiaries are in

full force and effect and are valid and enforceable and cover against the risks as are customary for companies of similar size in the same or similar lines of business and (b) all premiums due thereunder have been paid. Neither the Company nor any Company Subsidiary has received notice of cancellation or termination with respect to any current third-party insurance policies or insurance Contracts (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination has been or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.21.
Information Supplied. The information relating to the Company and the Company Subsidiaries to be contained in, or incorporated by reference in, (a) the Form S-4 to be filed with the SEC by Parent in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued in connection with the Merger (as amended or supplemented from time to time (the “Form S-4”)) will not, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in the light of the circumstances under which they were made, not misleading and (b) the Information Statement (or any amendment or supplement thereto) will not, on the date the Information Statement is first mailed to the Company Stockholders or at the time the Information Statement (or any amendment or supplement thereto) is filed with the SEC, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in the light of the circumstances under which they were made, not misleading. The Information Statement will comply in all material respects as to form with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing provisions of this Section 4.21, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Form S-4 or the Information Statement based upon information supplied by or on behalf of Parent or Merger Sub.
Section 4.22.
Opinion of Financial Advisors. The Company Board of Directors has received the oral opinion of Citigroup Global Markets Inc. (“Citi”) (to be confirmed by delivery of a written opinion from Citi, dated as of the date thereof), to the effect that, as of the date of such written opinion, and based upon and subject to the various limitations, qualifications and assumptions set forth in such written opinion, the Merger Consideration to be received by the holders of shares of Company Common Stock (other than Parent and its affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders. Following the execution and delivery of this Agreement, a copy of such written opinion will be provided to Parent by the Company promptly following receipt by the Company for informational purposes only.
Section 4.23.
State Takeover Statutes; Anti-Takeover Laws. Assuming the accuracy of the representation and warranty in Section 5.16, the Company Board of Directors has taken all action necessary to render inapplicable to this Agreement and the Support Agreement and the transactions contemplated hereby or thereby, including the Merger, the restrictions on business combinations in Section 203 of the DGCL and any similar provisions in the Company Governing Documents and any other Takeover Statute. The Company is not party to or otherwise bound by any rights plan, “poison-pill” or other comparable agreement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of the Company.

Section 4.24.
Related Party Transactions. Except (a) as set forth in the Company SEC Documents filed with the SEC prior to the date hereof and (b) any compensation or other employment arrangements entered into between the Company or any Company Subsidiary, on the one hand, and any director or officer thereof, on the other hand, in the ordinary course of business, there are no transactions, agreements, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and (i) any affiliate (including any officer or director) thereof (but not including any wholly-owned Subsidiary of the Company), on the other hand, or (ii) any beneficial owner, directly or indirectly, of 5% or more of the shares of Company Common Stock or any affiliate thereof, on the other hand.
Section 4.25.
Finders and Brokers. Other than Goldman Sachs & Co. LLC (“Goldman Sachs”) and Citi, neither the Company nor any Company Subsidiary has employed or engaged any investment banker, broker or finder in connection with the Merger who is entitled to any fee or any commission in connection with this Agreement or upon or a result of the consummation of the Merger. The aggregate amount of any fee or any commission payable by the Company or any Company Subsidiary to any investment banker, broker or finder in connection with this Agreement or upon or as a result of the consummation of the Merger is set forth in Section 4.25 of the Company Disclosure Letter. True and complete copies of the engagement letters with each of Goldman Sachs and Citi have been made available to Parent’s outside legal counsel prior to the date hereof.
Section 4.26.
Outsourcing. The Company and the Company Subsidiaries are not a party to any Contract, arrangement or understanding for the provision of material third-party labor-, workforce-related or other outsourcing services.
Section 4.27.
No Other Representations. In connection with the due diligence investigation of Parent by the Company, the Company received and may continue to receive from Parent certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost-related plan information, regarding Parent, Parent’s Subsidiaries and their respective business and operations. The Company hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking information, with which the Company is familiar. Accordingly, except for the representations and warranties contained in Article V and in any certificate delivered by Parent or Merger Sub to the Company pursuant to this Agreement, the Company acknowledges that neither Parent, Merger Sub nor any Representative of Parent makes, and the Company acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to Parent or any Subsidiary thereof (including Merger Sub) or with respect to any other information provided or made available to the Company in connection with the Merger, including any information, documents, projections, forecasts or other material made available to the Company or to the Company’s Representatives in certain “data rooms” or management presentations in expectation of the Merger or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties contained in Article V and in any certificate delivered by Parent or Merger Sub to the Company pursuant to this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

Except as disclosed in (x) any Parent SEC Documents filed or furnished by Parent with the SEC on or after January 1, 2023 and publicly available prior to the date hereof (including exhibits and other information incorporated by reference therein but excluding any predictive, cautionary or forward looking disclosures contained under the captions “risk factors,” “forward looking statements” or any similar precautionary sections and any other disclosures contained therein that are predictive, cautionary or forward looking in nature) or (y) the applicable section or subsection of the disclosure letter delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”) (it being understood that any information set forth in one section or subsection of the Parent Disclosure Letter shall be deemed to apply to and qualify the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Article V for which it is reasonably apparent on its face that such information is relevant to such other section), Parent and Merger Sub represent and warrant to the Company as set forth in this Article V.

Section 5.1.
Qualification, Organization, etc. Each of Parent and Merger Sub is a legal entity duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of Parent and Merger Sub is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing has not had and would not reasonably be expected to have, individually or in the aggregate (a) a Parent Material Adverse Effect or (b) a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger prior to the Outside Date. Parent has filed with the SEC, prior to the execution hereof, a complete and accurate copy of the certificate of incorporation and bylaws of Parent as amended to the date hereof (the “Parent Governing Documents”). The Parent Governing Documents and the certificates of incorporation and bylaws of Merger Sub are in full force and effect and neither Parent nor Merger Sub is in violation of the Parent Governing Documents or its certificate of incorporation or bylaws, as applicable.
Section 5.2.
Capitalization; Merger Sub.
(a)
As of the date of this Agreement, the authorized capital stock of Parent consists of 1,000,000,000 shares of Parent Common Stock and 250,000,000 shares of Preferred Stock, par value $0.001 per share (“Parent Preferred Stock”). As of the Capitalization Date (i) 145,160,557 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent Common Stock were held in Parent’s treasury, (iii) no shares of Parent Preferred Stock were issued or outstanding and (iv) Parent Equity Awards covering 7,068,757 shares of Parent Common Stock (assuming for this purpose that all applicable performance goals are achieved at the target level) were outstanding. All the outstanding shares of Parent Common Stock are, and all of the shares of Parent Common Stock that may be issued pursuant to the Parent Equity Awards, as amended from time to time, will be, if issued in accordance with the respective terms thereof (to the extent permitted by this Agreement), duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.
(b)
As of the date of this Agreement, except as set forth in Section 5.2(a) and other than (i) issuances of shares of Parent Common Stock pursuant to the exercise or settlement, as applicable, of the Parent Equity Awards or (ii) the grant or issuance of Parent Equity Awards since the Capitalization Date: (A) Parent does not have any shares of capital stock or other equity interests issued or outstanding and (B) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments or any other Contract to which Parent is a party or is otherwise bound obligating Parent to (1) issue, transfer or sell, or make any payment with respect to, any shares of capital stock of Parent or securities convertible into, exchangeable for or exercisable for, or that correspond to or with a value that is linked to (including any “phantom” stock, “phantom” stock rights, stock appreciation rights, stock-based units or any other similar interests), such shares, (2) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment with respect to any shares of capital stock of Parent or securities convertible into, exchangeable for or exercisable for, or that correspond to or with a value that is linked to (including any “phantom” stock, “phantom” stock rights, stock appreciation rights, stock-based units or any other similar interests), such shares, or (3) redeem or otherwise acquire any shares of capital stock of Parent. As of the date of this Agreement, there are no outstanding obligations of Parent (v) restricting the transfer of, (w) affecting the voting rights of, (x) requiring the repurchase, redemption or disposition of, or containing any right of first refusal, right of first offer or similar right with respect to, (y) requiring the registration for sale of or (z) granting any preemptive or anti-dilutive rights with respect to, any shares of capital stock or other equity interests of Parent. As of the date of this Agreement, there are no outstanding obligations of Parent (I) restricting the transfer of, (II) affecting the voting rights of, (III) requiring the repurchase, redemption or disposition of, or containing any right of first refusal, right of first offer or similar right with respect to, or (IV) granting any preemptive or anti-dilutive rights with respect to, any shares of capital stock of Parent.
(c)
All of the issued and outstanding capital stock of Merger Sub is owned, directly or indirectly, by Parent. Merger Sub does not have any outstanding options, warrants, rights or any other agreements pursuant to which any Person other than Parent may acquire any equity security of Merger Sub.
Section 5.3.
Corporate Authority.
(a)
Parent and Merger Sub have all requisite corporate or similar power and authority to execute and deliver this Agreement and to consummate the Merger. The execution and delivery of this Agreement and the consummation of the transactions contemplated thereby, including the Merger, have been duly and validly authorized by all necessary corporate action of Parent and Merger Sub and no other corporate or company proceedings (pursuant to the Parent Governing Documents or otherwise) on the part of Parent or Merger Sub are necessary to authorize the consummation of, and to consummate, the Merger, subject to adoption of this Agreement by First Advantage Holdings, LLC, an indirect, wholly owned Subsidiary of Parent, in its capacity as sole stockholder of Merger Sub with respect to the Merger, which will occur immediately following execution of this Agreement.
(b)
This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Limitations.
Section 5.4.
Governmental Consents; No Violation.
(a)
Other than in connection with or in compliance with (i) the DGCL (including in connection with the filing of the Certificate of Merger), (ii) the filing of the Form S-4 and the Information Statement with the SEC and any amendments or supplements thereto, (iii) the Securities Act, (iv) the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (v) the HSR Act and any other requisite clearances or approvals under any other applicable requirements of other Antitrust Laws, (vi) clearances or approvals required or advisable under any FDI Laws and (vii) any applicable requirements of NASDAQ, no authorization, permit, notification to, consent or approval of, or filing with, any Governmental Entity is necessary or required, under applicable Law, for the consummation by Parent and Merger Sub of the Merger, except for such authorizations, permits, notifications, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, (A) a Parent Material Adverse Effect or (B) a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger prior to the Outside Date.
(b)
The execution and delivery by Parent and Merger Sub of this Agreement do not, and, except as described in Section 5.4(a), the consummation of the Merger and compliance with the provisions hereof will not, (i) conflict with or result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, first offer, first refusal or acceleration of any obligation or to the loss of a benefit under any Contract binding upon Parent or any Parent Subsidiary or to which any of them is a party or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Lien upon any of the properties, rights or assets of Parent or any Parent Subsidiary, other than Permitted Liens, (ii) conflict with or result in any violation of any provision of (A) the Parent Governing Documents or (B) the organizational documents of any Parent Subsidiary or (iii) conflict with or violate any Laws applicable to Parent or any Parent Subsidiary or any of their respective properties, rights or assets, other than in the case of clauses (i), (ii)(B) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that has not had and would not reasonably be expected to have, individually or in the aggregate, (1) a Parent Material Adverse Effect or (2) a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger prior to the Outside Date.
Section 5.5.
SEC Reports and Financial Statements.
(a)
Since June 25, 2021, Parent has timely filed or furnished (as applicable) all forms, statements, documents and reports required to be filed or furnished by it with the SEC (such forms, statements, documents and reports, the “Parent SEC Documents”). As of their respective filing dates the Parent SEC Documents (including amendments) complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act, the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and the applicable listing and corporate governance rules and regulations of NASDAQ, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, in each case, no representation or warranty is made as to the accuracy of any financial projection or forward looking statement or the completeness of any information filed or furnished by Parent with or to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. Since June 25, 2021, Parent has not received from the SEC or any other Governmental Entity any written comments or questions with respect to any of the Parent SEC Documents (including the financial statements included therein) that are not resolved, or as of the date hereof has received any written notice from the SEC or other Governmental Entity that such Parent SEC Documents (including the financial statements included therein) are being reviewed or investigated, and, to Parent’s Knowledge, there is not, as of the date hereof, any investigation or review being conducted by the SEC or any other Governmental Entity of any Parent SEC Documents (including the financial statements included therein).
(b)
The consolidated financial statements (including all related notes and schedules) of Parent included, or incorporated by reference, in the Parent SEC Documents when filed complied in all material respects with the applicable accounting requirements and complied as to form with the other applicable published rules and regulations of the SEC with respect thereto, in each case in effect at the time of such filing and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, subject to normal and recurring year-end audit adjustments and to any other adjustment described therein permitted by the rules and regulations of the SEC; provided that, in each case, such adjustments would not be, individually or in the aggregate, material) in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, subject to normal and recurring year-end audit adjustments and to any other adjustment described therein permitted by the rules and regulations of the SEC; provided that, in each case, such adjustments would not be, individually or in the aggregate, material).
(c)
Parent is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Each Parent SEC Document containing financial statements that has been filed with the SEC was accompanied by any certifications required to be filed or furnished by Parent’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or furnishing of each such certification, such certification complied with the applicable provisions of the Sarbanes-Oxley Act. Neither Parent nor any of its executive officers has received since June 25, 2021 written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(d)
Neither Parent nor any Parent Subsidiary is a party to, or has any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract relating to any transaction or relationship between or among Parent or any Parent Subsidiary, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off-balance sheet arrangements (as defined in Item 303(a) of Regulation S-K of the SEC) where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent in Parent’s published financial statements or any Parent SEC Documents.
Section 5.6.
Internal Controls and Procedures. Parent has established and maintains, and at all times since June 25, 2021 has maintained (except as set forth in Parent SEC Documents filed with the SEC prior to the date hereof), disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Parent’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since June 25, 2021, Parent’s principal executive officer and its principal financial officer have disclosed to Parent’s auditors and the audit committee of the board of directors of Parent (the material circumstances of which (if any) have been made available to the Company prior to the date hereof) (a) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting. Since June 25, 2021, neither Parent nor any Parent Subsidiary has received any material, unresolved complaint, allegation, assertion or claim regarding the impropriety of any accounting or auditing practices, procedures, methodologies or methods of Parent or any Parent Subsidiary or their respective internal accounting controls.
Section 5.7.
No Undisclosed Liabilities. Neither Parent nor any Parent Subsidiary has any liabilities of any nature, whether or not accrued, contingent or otherwise, except (a) as and to the extent specifically disclosed, or specifically reflected and reserved against, in Parent’s consolidated balance sheet (or the notes thereto) as of September 30, 2023 included in the Parent SEC Documents filed or furnished prior to the date hereof, (b) for liabilities incurred or which have been discharged or paid in full, in each case in the ordinary course of business since September 30, 2023 (other than any liability for any breaches of Contracts), (c) as expressly required or expressly contemplated by this Agreement and (d) for liabilities which have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.8.
Absence of Certain Changes or Events. From September 30, 2023 through the date hereof, (a) there has not occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (b) except for events giving rise to and the discussion and negotiation of this Agreement, the business of Parent and the Parent Subsidiaries has been conducted in all material respects in the ordinary course of business and (c) neither Parent nor Merger Sub has taken any action that, if taken after the date hereof, would constitute a breach of, or require the consent of the Company under Section 6.2.
Section 5.9.
Compliance with Law.
(a)
Parent and each Parent Subsidiary are and have been since January 1, 2021 in compliance with and not in default under or in violation of any Laws applicable to Parent (including applicable Anti-Corruption Laws and Trade Controls), such Subsidiaries or any of their respective properties or assets, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)
Parent and the Parent Subsidiaries are and have been since January 1, 2021 in possession of all franchises, grants, authorizations, business licenses, permits, easements, variances, exceptions, consents, certificates, approvals, registrations, clearances and orders of any Governmental Entity or pursuant to any applicable Law necessary for Parent and the Parent Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Parent Permits”), except where the failure to have any of the Parent Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all Parent Permits are in full force and effect, no default (with or without notice, lapse of time or both) has occurred under any such Parent Permit and none of Parent or any Parent Subsidiary has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such Parent Permit.
(c)
Parent is in compliance in all material respects with the applicable listing and other rules and regulations of NASDAQ.
Section 5.10.
Litigation; Orders. There are no Proceedings pending or, to Parent’s Knowledge, threatened against Parent or any Parent Subsidiary or any of their respective properties, rights or assets by or before any Governmental Entity that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no outstanding or unsatisfied orders, judgments or decrees of or settlement agreements with any Governmental Entity that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.11.
Information Supplied. The information relating to Parent and Merger Sub to be contained in, or incorporated by reference in, (a) the Form S-4 will not, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in the light of the circumstances under which they were made, not misleading and (b) the Information Statement (or any amendment or supplement thereto) will not, on the date the Information Statement is first mailed to the Company Stockholders or at the time the Information Statement (or any amendment or supplement thereto) is filed with the SEC, contain any untrue statement of any material fact or omit to state any material fact required to be stated

therein or necessary in order to make the statements therein, at the time and in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions of this Section 5.11, no representation or warranty is made by Parent or Merger Sub with respect to information or statements made or incorporated by reference in the Form S-4 or the Information Statement based upon information supplied by or on behalf of the Company.
Section 5.12.
Financing.
(a)
Parent has delivered to the Company true and complete copies of (i) the executed commitment letter, dated as of the date hereof, by and among Parent and the financial institutions party thereto including all exhibits, schedules and annexes to such letter in effect as of the execution and delivery of this Agreement and (ii) the executed fee letters related thereto (together, the “Debt Commitment Letter,” and, subject to the last sentence of Section 7.13(c), the provision of funds as set forth therein, the “Financing”) (it being understood that such fee letters have been redacted to remove fees, the rates and amounts in the “market flex,” if any, and other economic terms that would not adversely affect the amount, conditionality, availability or termination of the Financing). As of the execution and delivery of this Agreement, other than the Debt Commitment Letter, there are no side letters or other written agreements, contracts or arrangements that impose conditions or other contingencies related to the funding of the full amount of the Financing. As of the execution and delivery of this Agreement, there are no conditions or other contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in the Debt Commitment Letter. The commitments contained in the Debt Commitment Letter have not been withdrawn or rescinded in any respect prior to the date of this Agreement. As of the execution and delivery of this Agreement, the Debt Commitment Letter represents (A) a valid, binding and enforceable obligation of Parent and (B) to the Knowledge of Parent, a valid, binding and enforceable obligation of each other party thereto, in the case of each of clauses (A) and (B), except as may be limited by the Enforceability Limitations. As of the execution and delivery of this Agreement, (1) the Debt Commitment Letter has not been amended, restated, supplemented or otherwise modified, or compliance with any of the terms waived and (2) no commitment under the Debt Commitment Letter has been withdrawn, terminated or rescinded in any respect. Parent or the Parent Subsidiaries have fully paid (or caused to be paid) any and all commitment fees and other amounts that are required to be paid pursuant to the terms of the Debt Commitment Letter on or prior to the execution and delivery of this Agreement, and will fully pay (or cause to be paid) any such amounts due at or before the Effective Time. As of the execution and delivery of this Agreement, no event has occurred, which, with or without notice, lapse of time or both, would reasonably be expected to (x) constitute a breach or default on the part of Parent or, to the Knowledge of Parent, any other party to the Debt Commitment Letter, (y) to the Knowledge of Parent, provide a basis for termination of the Debt Commitment Letter by any other party thereto, or (z) result in a failure of any condition to the funding of the full amount of the Financing or otherwise result in any portion of the Financing being unavailable at the Effective Time. Assuming satisfaction of the conditions set forth in Section 8.1 and Section 8.2, Parent has no reason to believe that any of the conditions to funding set forth in the Debt Commitment Letter will not be satisfied, nor does Parent have knowledge, as of the execution and delivery of this Agreement, that the Financing will not be made available to Parent on the Closing Date in accordance with the terms of the Debt Commitment Letter.

(b)
Assuming the accuracy of the representations and warranties set forth in Article IV and the Company’s compliance with its obligations in this Agreement, the proceeds of the Financing, if funded, together with any available cash of Parent, the Company and their respective Subsidiaries, shall constitute sufficient funds for Parent and Merger Sub to (i) make all cash payments contemplated to be made by them under this Agreement at the Closing in connection with the Merger (including the repayment or prepayment of the obligations under the Company Credit Agreement in an amount up to the obligations (other than obligations which, by the terms of the Company Credit Agreement (and any related loan documents), survive termination thereof) outstanding thereunder as of the date hereof plus any additional amounts permitted to be incurred thereunder after the date hereof in accordance with the terms of this Agreement) and (ii) pay all related fees and expenses required to be paid by them on the Closing Date (the “Financing Amounts”).
Section 5.13.
Solvency. Assuming (a) the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger set forth in Section 8.1 and Section 8.2, (b) the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) and (c) the estimates, projections and other forecasts and plans of the Company that have been made available to Parent and Merger Sub prior to the date of this Agreement have been prepared in good faith based upon assumptions that were, at the time made, and continue to be, reasonable, after giving effect to the Merger, payment of all related fees and expenses and consummation of the Merger (including the incurrence of the Financing to the extent required to consummate the Merger), Parent and its Subsidiaries, taken as a whole, will be Solvent as of and immediately following the Closing.
Section 5.14.
Finders and Brokers. Neither Parent nor any Parent Subsidiary has employed or engaged any investment banker, broker or finder in connection with the Merger who is entitled to any fee or any commission for which the Company or any of the Company Subsidiaries would be responsible prior to the Closing in connection with this Agreement or upon consummation of the Merger based on arrangements made by Parent or a Parent Subsidiary.
Section 5.15.
No Merger Sub Activity. Since its date of incorporation, Merger Sub has not engaged in any activities other than in connection with this Agreement and the Merger.
Section 5.16.
Ownership. Neither Parent nor Merger Sub is an “interested stockholder” of the Company, as such term is defined in Article X of the Company Certificate.
Section 5.17.
No Other Representation. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost-related plan information, regarding the Company, the Company Subsidiaries and their respective business and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking information, with which Parent and Merger Sub are familiar. Accordingly, except for the representations and warranties contained in Article IV and in any certificate delivered by the Company to Parent or Merger Sub under this Agreement, each of Parent and Merger Sub acknowledges that neither the Company nor any

Representative of the Company makes, and each of Parent and Merger Sub acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to the Company or any Company Subsidiary or with respect to any other information provided or made available to Parent or Merger Sub in connection with the Merger, including any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or to Parent’s Representatives in certain “data rooms” or management presentations in expectation of the Merger or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties contained in Article IV and in any certificate delivered by the Company to Parent or Merger Sub under this Agreement.
ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER
Section 6.1.
Conduct of Business by the Company Pending the Closing; Notification of Certain Matters.
(a)
The Company agrees that between the date hereof and the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 9.1, except (I) as set forth in Section 6.1 of the Company Disclosure Letter, (II) as specifically required by this Agreement, (III) as required by applicable Law or (IV) as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company (1) shall, and shall cause each Company Subsidiary to, conduct its business in the ordinary course of business and use reasonable best efforts to (x) preserve intact its and their present business organizations, goodwill and ongoing businesses and (y) preserve its and their present relationships with key customers, suppliers, vendors, distributors, licensors, licensees, Governmental Entities, employees and other Persons with whom it and they have material business relations and (2) shall not, and shall not permit any Company Subsidiary to, directly or indirectly:
(i)
amend, modify, waive, rescind or otherwise change the Company’s or any Significant Subsidiary’s certificate of incorporation, bylaws or equivalent organizational documents or the certificate of incorporation, bylaws or equivalent organizational document of any other Company Subsidiary in any material respect;
(ii)
authorize, declare, set aside, make or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock or other equity interests (whether in cash, assets, shares or other securities of the Company or any Company Subsidiary), except for dividends and distributions paid or made by a wholly-owned Company Subsidiary to the Company or another wholly-owned Company Subsidiary, in each case, in the ordinary course of business;
(iii)
enter into any agreement and arrangement with respect to voting or registration, or file any registration statement with the SEC (other than a registration statement on Form S-8 with respect to the 2021 Company Equity Plan and the Company ESPP) with respect to any, of its capital stock or other equity interests or any other securities;

(iv)
other than as specifically permitted by clause (4) of Section 6.1(a)(2)(v)(B), adjust, split, combine, subdivide, reduce or reclassify any of its capital stock or other equity interests, or redeem, purchase or otherwise acquire any of its capital stock or other equity interests, in respect of, in lieu of or in substitution for, shares of its capital stock or other equity interests or any rights, warrants or options to acquire any such shares of capital stock or other equity interests, except for any such transaction involving only wholly-owned Company Subsidiaries in the ordinary course of business;
(v)
(A) grant any Company Option or (B) issue, deliver, grant, sell, dispose of or encumber, or authorize the issuance, delivery, grant, sale, disposition or encumbrance of, any shares of capital stock, voting securities or other equity interest in the Company or any Company Subsidiary or any securities convertible into or exchangeable or exercisable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares, voting securities or equity interest, or any Company Equity Award, “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units, or take any action to cause to be exercisable or vested any otherwise unexercisable or unvested Company Equity Award, other than (1) subject to Section 6.1(c), issuances of Company Common Stock in respect of any exercise of Company Options outstanding as of the date hereof or the vesting or settlement of Company Equity Awards outstanding as of the date hereof, in all cases in accordance with their respective terms in effect on the date hereof, (2) the issuance of up to such number of shares of Company Common Stock pursuant to the terms of the Company ESPP in respect of the Current ESPP Offering Period as is set forth in Section 6.1(a)(2)(v) of the Company Disclosure Letter, (3) the grant of awards or issuance of up to such number of shares of Company Common Stock pursuant to the terms of the 2021 Company Equity Plan as is set forth in Section 6.1(a)(2)(v) of the Company Disclosure Letter, (4) the issuance, withholding and retaining of shares of Company Common Stock in connection with the net settlement of Company Restricted Stock Awards, Company RSU Awards and Company Options to pay any applicable exercise or purchase price and taxes, and (5) transactions solely between the Company and a wholly-owned Company Subsidiary or solely between wholly-owned Company Subsidiaries in the ordinary course of business;
(vi)
except as specifically required by the terms of any Company Benefit Plan in effect as of the date of this Agreement and subject to the restrictions and limitations set forth in Section 6.1(a)(2)(v), (A) increase the salaries, wages, bonuses, or any other compensation or benefits payable or to become payable to any of its directors, executive officers, employees or other service providers, other than solely with respect to increases to the base compensation (1) of employees at or below the level of vice president in the ordinary course of business in connection with periodic reviews or promotions and (2) which increases (x) would not result in an annualized increase in aggregate base compensation with respect to all Company Employees in excess of the amount set forth in Section 6.1(a)(2)(vi)(A) of the Company Disclosure Letter and (y) shall be consistent with past practice with respect to individual increases in base compensation, (B) grant to any of its directors, executive officers, employees or other service providers any rights to severance or termination pay or provide for any increase thereto, other than in the ordinary course of business and, with respect to U.S.-based employees, solely in accordance with the Company’s Severance Plan set forth in Item 8 of Section 4.10(a) of the Company

Disclosure Letter; (C) pay or award, or commit to pay or award, (1) any ordinary course bonuses or similar incentive compensation in excess of the amounts set forth in Section 6.1(a)(2)(vi)(C)(1) of the Company Disclosure Letter or (2) any retention, change in control, “deal” or similar bonuses to any of its directors, executive officers, employees or other service providers or provide for any increase thereto, other than any such payments or awards to any employees below the Senior Leadership Team, in an aggregate amount not in excess of the amount set forth in Section 6.1(a)(2)(vi)(C)(2) of the Company Disclosure Letter; (D) establish, adopt, enter into, amend or terminate any Company Benefit Plan, other than in the ordinary course of business; (E) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan related to Company Equity Awards; (F) terminate the employment of any employees at the level of the Senior Leadership Team other than for cause or due to permanent disability; (G) hire any new employees at the level of the Senior Leadership Team other than to replace any such person whose employment is terminated by such person voluntarily or for cause or due to permanent disability; provided that (I) the Company shall not be permitted to hire a new Chief Financial Officer of the Company until May 15, 2024, the total target compensation (defined, for purposes of this clause (G), to include only annual base salary and annual target bonus) of any such newly hired Chief Financial Officer of the Company shall not exceed the total target compensation of the employee such newly hired employee was hired to replace (such total target compensation of the employee being replaced, the “Replacement Target Compensation”) by more than 25% and any such newly hired Chief Financial Officer of the Company shall not be entitled to any severance rights related to any termination of employment that occurs on or before February 28, 2025 (and any such severance rights shall be consistent with the severance rights of the employee such newly hired Chief Financial Officer of the Company was hired to replace) and (II) the total target compensation of any other such newly hired employee shall not exceed the Replacement Target Compensation by more than 10% and any severance rights granted to any other such newly hired employee shall be consistent with the severance rights of the employee such newly hired employee was hired to replace; and provided, further, that any equity award made to any such newly hired Chief Financial Officer of the Company or other newly hired employee shall be subject to the equity award pool set forth in Section 6.1(a)(2)(v)(B) of the Company Disclosure Letter; or (H) provide any funding for any rabbi trust or similar arrangement;
(vii)
acquire (including by merger, consolidation or acquisition of stock or assets or any other means) or authorize or announce an intention to so acquire, or enter into any agreements providing for (A) any acquisitions of, any equity interests in or all or a material portion of the assets of any Person or any business or division thereof, or otherwise engage in any mergers, consolidations or business combinations or (B) acquisitions of material assets, except for, or with respect to, in each case, (1) transactions solely between the Company and a wholly-owned Company Subsidiary or solely between wholly-owned Company Subsidiaries in the ordinary course of business, (2) with respect to clause (B) only, acquisitions of supplies or equipment in the ordinary course of business, or (3) with respect to clause (B) only, capital expenditures permitted by Section 6.1(a)(2)(xii);

(viii)
liquidate (completely or partially), dissolve, merge, consolidate, restructure, recapitalize or effect any other reorganization or similar transaction (including any restructuring, recapitalization, or reorganization between or among any of the Company and the Company Subsidiaries), or adopt any plan or resolution providing for any of the foregoing;
(ix)
make any loans, advances or capital contributions to, or investments in, any other Person (it being understood that maintaining accounts receivable in the ordinary course of business shall not be considered to be the making of a loan or advance), except for (A) loans, advances, or capital contributions solely among the Company and its wholly-owned Company Subsidiaries or solely among the Company’s wholly-owned Company Subsidiaries in the ordinary course of business and (B) advances to directors, officers or managers pursuant to any indemnification or advancement obligations in the Company Certificate, the Company Bylaws, the governing documents of any Company Subsidiary, or any indemnification agreement set forth in Section 7.4 of the Company Disclosure Letter;
(x)
sell, lease, license, pledge, assign, transfer, exchange, swap, allow to lapse or expire, or otherwise dispose of, or subject to any Lien (other than Permitted Liens), any of its properties, rights or assets (including shares in the capital of the Company Subsidiaries), except (A) sales of products or services in ordinary course commercial transactions, (B) dispositions of obsolete, damaged, worn-out or surplus equipment or property no longer necessary in the conduct of the business or other immaterial equipment or property (but excluding any consolidation of platforms), in each case, in the ordinary course of business, (C) leases or subleases of real property or interests therein not used for the conduct of the Company’s or the Company Subsidiaries’ business, as currently conducted, in each case in the ordinary course of business, (D) with regard to Company Intellectual Property Rights, (1) non-exclusive licenses in the ordinary course of business, (2) the disposition of immaterial Company Intellectual Property Rights, or (3) natural expirations of Company Registered Intellectual Property in accordance with their statutory terms and (E) pursuant to transactions solely between the Company and a wholly-owned Company Subsidiary or solely between wholly-owned Company Subsidiaries in the ordinary course of business;
(xi)
subject to the proviso to this Section 6.1(a)(2)(xi), other than in the ordinary course of business, (A) enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract and under which the Company or a Company Subsidiary will make payments in excess of $2,500,000 during the 12 months following execution thereof, (B) materially modify, materially amend, extend, renew or terminate any Material Contract, (C) waive or release any material rights or claims under any Material Contract, (D) assign any material rights or claims under any Material Contract or (E) grant any material (measured relative to amounts the Company or a Company Subsidiary will pay or receive under such Material Contract) refunds, discounts, credits, rebates or allowances to customers other than in the ordinary course of business; provided that, notwithstanding the foregoing, neither the Company nor a Company Subsidiary may (1) extend or renew the term of any Specified Contract to be in excess of 12 months following the end of the term of such Specified Contract as of the date of this Agreement or (2) modify or amend any Specified Contract so as to provide for new annual minimum commitments that exceed by more than 10% such annual minimum commitments of such Specified Contract as of the date of this Agreement;
(xii)
make any capital expenditure (including capitalized software development costs), enter into agreements or arrangements providing for capital expenditure (including capitalized software development costs) or otherwise commit to do so, except for capital expenditures not to exceed by more than 30% the amounts (prorated as necessary for any partial year) set forth in (A) for the fiscal year ended December 31, 2024, the annual capital budget for the fiscal year ended December 31, 2024 approved by the Company Board of Directors prior to the date hereof and which such budget is set forth in Section 6.1(a)(2)(xii) of the Company Disclosure Letter or (B) for the fiscal year ended December 31, 2025, the annual capital budget for the fiscal year ended December 31, 2025 that is specifically reflected in the Company’s long-range plan and which such plan is set forth in Section 6.1(a)(2)(xii) of the Company Disclosure Letter;
(xiii)
waive, release, assign, compromise, forgive any amount owed to the Company other than in respect of immaterial sums in the ordinary course of business or settle any Proceeding (for the avoidance of doubt, including with respect to matters in which the Company or any Company Subsidiary is a plaintiff, or in which any of their officers or directors in their capacities as such are parties), other than the compromise or settlement of Proceedings: that (A) (1) are for an amount for each such compromise or settlement that is, individually, less than $250,000 (net of any proceeds actually received in connection therewith pursuant to any applicable insurance coverage or actually recovered pursuant to any indemnification rights) and for all such compromises or settlements that is, in the aggregate, less than $10,000,000 (net of any proceeds actually received in connection therewith pursuant to any applicable insurance coverage or actually recovered pursuant to any indemnification rights), (2) does not impose any injunctive relief on the Company or any of the Company Subsidiaries (other than (A) confidentiality and non-disparagement restrictions and covenants not to sue that are, in each case, customary and ancillary to the monetary relief granted and (B) requirements that the Company or any Company Subsidiaries comply with applicable Law) and does not involve the admission of wrongdoing by the Company, any Company Subsidiary or any of their respective officers, directors or employees, (3) does not provide for the license of (or grant of any other rights in or to use) any Company Intellectual Property Rights or Company Technology, except to the extent otherwise permitted herein, and (4) does not relate to claims, litigations, investigations or proceedings brought by Governmental Entities, other than solely in their capacities as customers of the Company’s or the Company Subsidiaries’ products and services or in connection with ordinary course examinations or audits that do not target the Company or the Company Subsidiaries, or (B) are Tax audits, claims, litigations, investigations, or other proceedings (it being understood that such audits, claims, litigations, investigations, or other proceedings are subject to the restrictions contained in Section 6.1(a)(2)(xviii));
(xiv)
modify any policies or practices with respect to Personal Data (or the Processing thereof) or AI Technology, or the operation or security of any Company Technology, in each case, in any manner that is materially adverse to the business of the

Company or Company Subsidiaries, except as required by applicable Law or to comply with ethical best practices;
(xv)
make any material change in financial accounting policies, practices, principles or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, in each case, except as required by GAAP or, in the case of any applicable Company Subsidiaries, International Financial Reporting Standards or other recognized accounting standards or principles in non-U.S. jurisdictions applicable to such Company Subsidiaries or applicable Law;
(xvi)
recognize any labor union, labor organization, works council, trade union, labor association or other employee representative as the representative of any employees involved in the operations of the Company or any Company Subsidiary or enter into any collective bargaining agreement or any material agreement with any labor union, labor organization, works council, trade union, labor association or other employee representative, except as required by applicable Law;
(xvii)
implement or announce any material group reductions in force, including those that trigger the WARN Act;
(xviii)
other than in the ordinary course of business (A) make, change or revoke any material Tax election, or adopt or change any material Tax accounting period or material method of Tax accounting, (B) amend any material Tax Return, (C) file any material Tax Return in a manner that is materially inconsistent with past practices of the Company or the applicable Company Subsidiary (except to the extent required by applicable Law), (D) settle or compromise any material Tax audit, claim or other proceeding for an amount materially in excess of the amount accrued or reserved therefor in the most recent consolidated financial statements of the Company included, or incorporated by reference, in the Company SEC Documents prior to the date of this Agreement, (E) enter into any material “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), (F) surrender any right to claim a material refund of Taxes, (G) initiate any voluntary disclosure with or request any material ruling from any Governmental Entity with respect to Taxes; (H) agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes (other than pursuant to automatic extensions of time to file Tax Returns) or (I) fail to timely file any material Tax Return or pay any material Taxes when due;
(xix)
redeem, repurchase, prepay, defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any Indebtedness, or otherwise issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (A) any Indebtedness among the Company and wholly-owned Subsidiaries of the Company or among wholly-owned Subsidiaries of the Company, in each case made in the ordinary course of business, (B) guarantees by the Company of Indebtedness (incurred in compliance with this Agreement) of wholly-owned Subsidiaries of the Company or guarantees by Subsidiaries of the Company of Indebtedness (incurred in compliance with this Agreement) of the Company or any wholly-owned Subsidiary of the Company, in each case made in the ordinary course of business, and (C) indebtedness for borrowed money under the Revolving Credit Facility (as defined in the Company Credit Agreement) in the ordinary course of business, so long as such indebtedness (1) can be prepaid at par at any time without premium or penalty and (2) is not comprised of debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise); provided that, reasonably in advance of incurring indebtedness for borrowed money pursuant to Section 6.1(a)(2)(xix)(C) that would reasonably be expected to exceed $10,000,000 in the aggregate (together with all other borrowings after the date of this Agreement pursuant to Section 6.1(a)(2)(xix)(C)), the Company shall provide Parent with written notice of such planned incurrence;
(xx)
other than in the ordinary course of business, (A) enter into any transactions or Contracts with (1) any affiliate or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the SEC or (2) any Person who beneficially owns, directly or indirectly, more than 5% of the outstanding shares of Company Common Stock or any affiliate thereof, (B) amend, modify, terminate or waive any material right or material obligation under any Contract of the type described in clause (A) of this Section 6.1(a)(2)(xx) (whether in existence prior to the date hereof or entered into following the date hereof), (C) settle or compromise any pending or threatened Proceeding or any other dispute with any Person of the type described in clause (A) of this Section 6.1(a)(2)(xx) or (D) make any payment to any Person of the type described in clause (A) of this Section 6.1(a)(2)(xx); provided, however, that, for the avoidance of doubt, the performance by the Company of any Contract in existence on the date of this Agreement in accordance with the express terms thereof shall not be restricted by this Section 6.1(a)(2)(xx);
(xxi)
cancel any of the Company’s or the Company Subsidiaries’ material insurance policies or fail to pay the premiums on the Company’s or its Subsidiaries’ material insurance policies, other than any cancellation or termination of such policy in the ordinary course of business (including outside normal cycles, if reasonably deemed in good faith to be beneficial to the Company) (it being understood that any such canceled or terminated policies shall be promptly replaced by policies having terms and conditions (including retentions, limits and scopes of coverage) that are no less favorable to the Company and the Company Subsidiaries in any material respect than such canceled or terminated policies), or fail to maintain such insurance policies in a manner that is consistent with the ordinary course of business;
(xxii)
(A) acquire any real property, dispose of any real property or enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) for annual rent payments in excess of $500,000 or for a term that is longer than three years, (B) materially modify or materially amend or exercise any right to renew any Company Lease or other lease or sublease of real property (except as set forth in clause (C) of this Section 6.1(a)(2)(xxii)) or waive any term or condition thereof or grant any consents thereunder or (C) fail to use reasonable best efforts to renew the Company Leases set forth in Section 6.1(a)(2)(xxii) of the Company Disclosure Letter; provided that, such renewal is on terms no less favorable to the Company and the Company Subsidiaries than the terms in effect as of the date hereof;

(xxiii)
voluntarily terminate, materially modify or waive in any material respect any material right under any material Company Permit;
(xxiv)
adopt or otherwise implement any stockholder rights plan, “poison-pill” or other comparable agreement;
(xxv)
apply for, seek or obtain any Company Permit that would prevent, materially delay or materially impede the Merger, it being understood that the Company shall notify, and consult in good faith with, Parent prior to applying for, seeking or obtaining any Company Permit that would require Parent or any of its affiliates to make any filing with, or provide any notice or disclosure to, any Governmental Entity;
(xxvi)
pay or agree to pay an aggregate amount of fees or commissions to investment bankers, brokers or finders in connection with this Agreement or upon or as a result of the consummation of the Merger in excess of the amount forth in Section 6.1(a)(2)(xxvi) of the Company Disclosure Letter; or
(xxvii)
agree or authorize, in writing or otherwise, to take any of the foregoing actions.
(b)
The Company shall give prompt written notice to Parent: (i) of any notice or other communication received by the Company or any Company Subsidiary from any Governmental Entity in connection with this Agreement or the Merger, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger, (ii) of any Proceeding commenced or, to the Company’s Knowledge, threatened against the Company or any Company Subsidiaries or otherwise relating to, involving or affecting the Company or any Company Subsidiaries, in each case in connection with, arising from or otherwise relating to the Merger, and (iii) upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to the Company or any Company Subsidiary that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 6.1(b) shall not cure any breach of any representation or warranty hereunder or otherwise limit the remedies available hereunder to any Party.
(c)
Immediately following the satisfaction or, to the extent permitted by applicable Law, waiver in writing by the applicable Party or Parties of the last of the conditions set forth in Article VIII to be satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing), the Company shall, and shall cause the Company Subsidiaries to, take such actions as are necessary under the Company Equity Plans to (i) suspend the ability of participants thereunder to exercise Company Options and (ii) otherwise not allow for the issuance of Company Common Stock in respect of any exercise of Company Options.
Section 6.2.
Conduct of Business by Parent Pending the Closing.
(a)
Parent agrees that between the date hereof and the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 9.1,

except (1) as set forth in Section 6.2 of the Parent Disclosure Letter, (2) as specifically required by this Agreement, (3) as required by applicable Law or (4) as consented to in writing by the Company (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall not:
(i)
amend, modify, waive, rescind or otherwise change the Parent Governing Documents in a manner that would adversely affect in any material respect the Company or the Company Stockholders in a manner disproportionate to Parent and its stockholders or in a manner that would reasonably be expected to materially delay or prevent the consummation of the Merger;
(ii)
adopt or enter into a plan of, or any Contract in respect of, complete or partial liquidation, dissolution, amalgamation, consolidation, merger, reorganization or recapitalization of Parent, other than with respect to the Merger or any transaction that does not adversely affect the ability of any of Parent or Merger Sub to consummate the Merger;
(iii)
authorize, declare, set aside, make or pay any special cash dividends on its outstanding shares of Parent Common Stock;
(iv)
split, combine, subdivide or reclassify any of its capital stock; or
(v)
agree or authorize, in writing or otherwise, to take any of the foregoing actions.
Section 6.3.
No Solicitation by the Company.
(a)
From and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 9.1, the Company agrees that it shall not, and the Company shall cause the Company’s Subsidiaries not to, and the Company shall cause its and the Company Subsidiaries’ respective Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly encourage or facilitate (including by way of providing non-public information) any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer which constitutes or could be reasonably expected to lead to an Acquisition Proposal, (ii) participate in any negotiations regarding, or furnish to any Person any nonpublic information relating to the Company or any Company Subsidiary in connection with an Acquisition Proposal, other than to state that the Company and its Representatives are prohibited hereunder from engaging in any such discussions or negotiations, (iii) adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend, any Acquisition Proposal, (iv) withdraw, change, amend, modify or qualify, or otherwise publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation, (v) if an Acquisition Proposal has been publicly disclosed, fail to publicly recommend against any such Acquisition Proposal within 10 business days after Parent’s written request that the Company do so (or subsequently withdraw, change, amend, modify or qualify (or publicly propose to do so), in a manner adverse to Parent, such rejection of such Acquisition Proposal) and reaffirm the Company Board Recommendation within such 10 business day period, (vi) approve or authorize, or cause or permit the Company or any Company Subsidiary to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or any other agreement or commitment providing for, any Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.3) (a “Company Acquisition Agreement”), (vii) approve or authorize, or cause or permit the Company or any Company Subsidiary to enter into, any Contract to reimburse any third party for costs, expenses or other liabilities incurred in connection with making (or evaluating for the purpose of making) a potential Acquisition Proposal or (viii) agree to or authorize, in writing or otherwise, any of the foregoing actions (any act described in clauses (iii), (iv), (v), (vi), (vii) and, to the extent relating to any of the foregoing clauses, (viii), a “Change of Recommendation”). The Company shall, and the Company shall cause the Company’s Subsidiaries to, and the Company shall cause its and the Company Subsidiaries’ respective Representatives to, immediately following the date hereof cease any and all existing solicitation, discussions or negotiations with any Persons (or provision of any nonpublic information to any Persons) with respect to any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal. Promptly following the date hereof (and in any event within three business days following the date hereof), the Company shall (A) request in writing that each Person (other than Parent) that has executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal or potential Acquisition Proposal within three years prior to the date hereof promptly destroy or return to the Company all nonpublic information furnished by the Company or any of its Representatives to such Person or any of its Representatives in accordance with the terms of such confidentiality agreement, and (B) terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal by any such Person and its Representatives. The Company shall enforce, and not waive, terminate or modify without Parent’s prior written consent, any confidentiality, standstill or similar provision in any confidentiality, standstill or other agreement; provided that, if the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel that the failure to waive a particular standstill provision, or other provision with similar effect, would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, the Company may, without the prior written consent of Parent but with written notice to Parent, waive such standstill provision, or other provision with similar effect, solely to the extent necessary to permit the applicable Person (if it has not been solicited in breach of this Section 6.3(a)) to make, on a confidential basis to the Company Board of Directors, an Acquisition Proposal, conditioned upon such Person agreeing to disclosure of such Acquisition Proposal to Parent, in each case as contemplated by this Section 6.3. Effective from and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 9.1, the Company hereby releases Parent from its obligation to comply with the standstill provision contained in Section 10 of the Confidentiality Agreement. For purposes of this Section 6.3, the term “Person” means any Person or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to the Company, Parent or any Parent Subsidiary or any of their Representatives. For the avoidance of doubt, (1) any violation of the restrictions set forth in this Section 6.3 by the Company Board of Directors (including any committee thereof), by any of the Company’s officers, by any of the Company’s Subsidiaries or by any of their respective Representatives shall be a breach of this Section 6.3 by the Company and (2) any notices required to be made to Parent pursuant to this Section 6.3 shall not, in and of themselves, be deemed to be a Change of Recommendation so long as such notices are delivered privately to Parent.

(b)
Notwithstanding the limitations set forth in Section 6.3(a), if, prior to the Company Acquisition End Time, the Company receives a bona fide written Acquisition Proposal after the date hereof that did not result from a breach (irrespective of whether such breach is a de minimis and unintentional breach) of Section 6.3(a), (i) the Company and such Representatives may contact the third party making such Acquisition Proposal solely to inform such Person of the existence of the provisions in this Section 6.3 or (ii) if the Company Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that such Acquisition Proposal constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal, then, until the Company Acquisition End Time, the Company may take the following actions: (A) furnish nonpublic information with respect to the Company to the Person making such Acquisition Proposal (and its Representatives (and its financing sources)), if, and only if, prior to so furnishing such nonpublic information, the Company receives from such Person an executed Acceptable Confidentiality Agreement and the Company also provides Parent, prior to or substantially concurrently with the time such information is provided or made available to such Person or its Representatives, any non-public information furnished to such other Person or its Representatives that was not previously furnished to Parent, and (B) engage in discussions or negotiations with such Person (and its Representatives (and its financing sources)) with respect to such Acquisition Proposal.
(c)
The Company shall promptly (and in any event within six hours after such receipt) notify Parent of any receipt by any director or officer of the Company or by any of the Company’s Subsidiaries, or its or their respective Representatives, of any Acquisition Proposal or any proposals or inquiries that could reasonably be expected to lead to an Acquisition Proposal, or any inquiry or request for nonpublic information relating to the Company or any Company Subsidiary by any Person who has made or could reasonably be expected to make an Acquisition Proposal. Such notice shall indicate the identity of the Person making the Acquisition Proposal, inquiry or request, and the material terms and conditions of any such proposal or offer or the nature of the information requested pursuant to such inquiry or request, including unredacted copies of all written requests, proposals or offers, including proposed agreements received by the Company relating to such Acquisition Proposal or, if such Acquisition Proposal is not in writing, a reasonably detailed written description of the material terms and conditions thereof. Without limiting the Company’s other obligations under this Section 6.3, the Company shall keep Parent adequately informed on a current basis of the status and material terms, including any material amendments or proposed amendments to such material terms (with any amendments or proposed amendments to economic terms being deemed material for this purpose) of any such Acquisition Proposal or potential Acquisition Proposal and keep Parent adequately informed on a current basis as to the nature of any information requested of the Company with respect thereto. Without limiting the Company’s other obligations under this Section 6.3, the Company shall substantially concurrently provide to Parent any material nonpublic information concerning the Company provided to any other Person in connection with any Acquisition Proposal that was not previously provided to Parent. Without limiting the foregoing, the Company shall promptly (and in any event within six hours after such determination) inform Parent in writing if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 6.3(b). Unless this Agreement has been validly terminated pursuant to Section 9.1, the Company shall not take any action to exempt any Person other than Parent, Merger Sub or their affiliates and associates from the restrictions on “business combinations” contained in any applicable Takeover Statute or in the Company Governing Documents, or

otherwise cause such restrictions not to apply (other than actions consistent with actions taken in connection with the Support Agreement prior to the approval of any Merger). The Company agrees that it will not, directly or indirectly, enter into any agreement with any Person which directly or indirectly prohibits the Company from providing any information to Parent in accordance with, or otherwise complying with, this Section 6.3.
(d)
Notwithstanding anything in this Section 6.3 to the contrary, but subject to Section 6.3(e) and Section 6.3(f), at any time prior to the Company Acquisition End Time, the Company Board of Directors may make a Change of Recommendation and cause the Company to terminate this Agreement pursuant to and in accordance with Section 9.1(i) in order to enter into a definitive agreement providing for an Acquisition Proposal (that did not result from a breach (other than a de minimis and unintentional breach) of Section 6.3(a)), which the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisors is a Superior Proposal, if the Company Board of Directors has determined in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law.
(e)
Prior to the Company taking any action permitted under Section 6.3(d), the Company shall provide Parent with four business days’ prior written notice advising Parent that the Company Board of Directors intends to take such action and specifying the material terms and conditions of the Acquisition Proposal, including true and complete copies of any proposed definitive documentation (including any related financing commitments, fee letters and other transaction documents received by the Company), or, if no such documentation exist, a written summary of the proposed material terms and conditions. During such four business day period, the Company shall cause its Representatives (including its executive officers) to negotiate in good faith (to the extent Parent desires to negotiate) any proposal by Parent to amend the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal and no later than 11:59 p.m. New York City time at the end of such four business day period the Company Board of Directors again makes all of the required determinations under Section 6.3(d) (after in good faith taking into account the amendments proposed by Parent and all other relevant factors (including the transaction consideration, conditionality, timing, certainty of financing and regulatory approvals and likelihood of consummation) relating to the terms and conditions of such Acquisition Proposal as compared to the amended terms and conditions of this Agreement). With respect to this Section 6.3(e), if there are any material amendments, revisions or changes to the terms of any such Superior Proposal (including any revision to the amount, form or mix of consideration the Company Stockholders would receive as a result of the Superior Proposal), the Company shall comply again with this Section 6.3(e) with references to the applicable four business day period being replaced by two business days.
(f)
Nothing in this Agreement shall prohibit the Company or the Company Board of Directors from (i) disclosing to the Company Stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, (ii) making any “stop, look and listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or any similar statement in response to any publicly disclosed Acquisition Proposal, (iii) making any factually accurate public statement that solely describes the Company’s receipt of an Acquisition Proposal, the terms thereof and the identity of the person making such

Acquisition Proposal, and the operation of this Agreement with respect thereto or (iv) making any disclosure to the Company Stockholders, if the Company Board of Directors determines in good faith (after consultation with the Company’s outside legal counsel) that the failure to so disclose would be reasonably likely to constitute a breach of the fiduciary duties of the Company Board of Directors under applicable Law; provided that, in each case, any such disclosure also includes an express reaffirmation of the Company Board Recommendation. For the avoidance of doubt, this Section 6.3(f) shall not permit the Company Board of Directors to make (or otherwise modify the definition of) a Change of Recommendation except to the extent expressly permitted by Section 6.3(d) and Section 6.3(e).
ARTICLE VII

ADDITIONAL AGREEMENTS
Section 7.1.
Access; Confidentiality; Notice of Certain Events.
(a)
From the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 9.1, to the extent permitted by applicable Law, the Company shall, and shall cause each Company Subsidiary to, afford to Parent and Parent’s Representatives reasonable access during normal business hours and upon reasonable advance notice to the Company’s and the Company Subsidiaries’ offices, properties, Contracts, personnel, data, books and records, including Tax Returns (so long as any such access does not unreasonably interfere with the Company’s business) and, during such period, the Company shall, and shall cause each Company Subsidiary to, furnish as promptly as practicable to Parent all information (financial or otherwise) concerning its business, properties, offices, Contracts and personnel as Parent may reasonably request (including information for purposes of transition and integration planning). Notwithstanding the foregoing, the Company shall not be required by this Section 7.1 to provide Parent or Parent’s Representatives with access to or to disclose information (i) that is prohibited from being disclosed pursuant to the terms of a confidentiality agreement with a third party entered into prior to the date hereof (provided, however, that the Company shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure or, if unable to do so, to make appropriate substitute arrangements to permit reasonable access or disclosure not in violation of such consent requirement), (ii) the disclosure of which would be reasonably likely to violate applicable Law (provided, however, that the Company shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of such Law) or (iii) the disclosure of which would be reasonably likely to cause the loss of any attorney-client, attorney work product or other legal privilege (provided, however, that the Company shall use its reasonable best efforts to allow for such disclosure to the maximum extent that does not jeopardize such attorney-client, attorney work product or other legal privilege); provided, however, that such access and information shall be disclosed or granted, as applicable, to counsel for Parent to the extent reasonably required for the purpose of obtaining required approvals or consents, or making filings or providing notices, subject to prior execution of a common interest or joint defense agreement in customary form. Parent and the Company will cooperate to minimize to the extent reasonably practicable any unnecessary disruption to the businesses of the Company and the Company Subsidiaries that may result from the requests for access, data and information hereunder. Any access to any properties or facilities of the Company or any Company Subsidiary shall be subject to the Company’s reasonable security measures and shall not include the right to perform any “invasive” testing or soil, air or groundwater sampling, including any Phase I or Phase II environmental assessments.
(b)
Each of the Company and Parent will hold, and will cause its Representatives and Subsidiaries to hold, any nonpublic information, including any information exchanged pursuant to this Section 7.1, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement.
(c)
Promptly following the date hereof, Parent and the Company shall establish a transition and integration planning team (the “Integration Committee”), comprised of (i) a designated representative of Parent and (ii) a designated representative of the Company. The chair of the Integration Committee will be a designated representative of Parent. Subject to applicable Law, the Integration Committee shall discuss and plan for a transition and integration planning process concerning the combination of the operations of Parent, the Company and their respective Subsidiaries after the Closing (the “Integration Plan”), and shall meet from time to time, as reasonably requested by Parent. Notwithstanding anything in this Section 7.1(c) to the contrary and without limiting any of the obligations of the Company or any Company Subsidiary contained elsewhere in this Agreement, prior to the Effective Time, none of the Company nor any of the Company Subsidiaries shall be obligated to take any action, or to refrain from taking any action, as a result of any of the discussions or meetings of the Integration Committee or otherwise in connection with the Integration Plan or otherwise, unless such actions are contingent upon the occurrence of the Closing and compliant with all applicable Laws.
Section 7.2.
Reasonable Best Efforts.
(a)
Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Merger as promptly as practicable after the date hereof, including (i) preparing and filing or otherwise providing, in consultation with the other Party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations (collectively, “Approvals”) necessary or advisable to be obtained from any Governmental Entity in order to consummate the Merger as promptly as practicable after the date hereof, and (ii) taking all steps as may be necessary, subject to the limitations in this Section 7.2, to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals as promptly as practicable after the date hereof.
(b)
In furtherance and not in limitation of the obligations in Section 7.2(a), each Party agrees to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Merger as promptly as practicable, and in any event within 10 business days after the execution of this Agreement (unless a later date is mutually agreed between the Parties), and to supply as promptly as practicable and advisable any additional information and documentary materials that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, and (ii) make the filings set forth in Section 7.2(b) of the Company Disclosure Letter as promptly as practicable and advisable after the date hereof, and to supply as promptly as practicable and advisable any additional information and documentary materials that may be requested under any Antitrust Law or FDI Laws. Parent shall bear all filing fees for the filings required under any Antitrust Law or FDI Law; provided that, for the avoidance of doubt, the Company and Parent shall each bear its own advisor and other fees incurred in connection with any applications and filings required under applicable Antitrust Laws or FDI Laws.
(c)
Notwithstanding anything in this Agreement to the contrary, in order to eliminate any impediments and resolve any objections asserted by any Governmental Entity with respect to the Merger under Antitrust Laws other than the Antitrust Laws of the jurisdictions set forth in Section 7.2(c) of the Company Disclosure Letter, Parent hereby agrees to propose, execute, carry out or agree to divest businesses or assets solely to the extent any such divestiture would not reasonably be expected to have, individually or in the aggregate, a material impact on the Company and its Subsidiaries, taken as a whole, or on the existing business of Parent and its Subsidiaries, taken as a whole.
(d)
With regard to any Governmental Entity, neither the Company nor any of its affiliates shall, without Parent’s written consent, discuss or commit to any divestiture transaction, or discuss or commit to alter their businesses or commercial practices in any way, or otherwise take or commit to take any action that limits Parent’s or its Subsidiaries’ freedom of action with respect to, or Parent’s or its Subsidiaries’ ability to retain any of the businesses, product lines or assets of the Company and the Company Subsidiaries or otherwise receive the full benefits of this Agreement and the transactions contemplated hereby.
(e)
In furtherance and not in limitation of the covenants of the Parties contained in this Section 7.2, if any administrative or judicial action or proceeding, including any proceeding by a Governmental Entity or any other Person is instituted (or threatened to be instituted) challenging any of the Merger as violative of any Antitrust Law, each of the Company and Parent shall use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger. Subject to the terms of this Agreement, Parent shall be entitled to direct the defense of the Merger in any investigation or litigation by, or negotiations with, any Governmental Entity or other Person relating to the Merger or regulatory filings under applicable Law; provided that Parent shall reasonably consult with the Company, taking in good faith any comments of the Company, before making any material decisions in connection with such defense or negotiations.
(f)
Each of Parent and the Company shall, in connection with and without limiting the efforts referenced in this Section 7.2 to obtain all Approvals for the Merger under the HSR Act or any other Antitrust Law or FDI Law, (i) cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions and reasonably considering in good faith comments of the other Party, (ii) promptly inform the other Party of any communication received by such Party from, or given by such Party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Entity, by promptly providing copies to the other Party of any such written communications, and (iii) permit the other Party a reasonable opportunity to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with, the DOJ, the FTC or any other Governmental Entity, or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or other applicable Governmental Entity or other Person, give the other Party the opportunity to attend and participate in any meetings, substantive telephone calls or conferences with the DOJ, the FTC or other Governmental Entity or other Person; provided, however, that materials required to be provided pursuant to the foregoing clauses (i) through (iii) may be redacted (A) to remove references concerning the valuation of Parent, Company or any of their respective Subsidiaries, (B) as necessary to comply with contractual arrangements existing as of the date hereof and (C) as necessary to address reasonable privilege or confidentiality concerns; provided, further, that each of Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 7.2(f) as “Antitrust Counsel Only Material” or “FDI Counsel Only Material.” Notwithstanding anything in this Agreement to the contrary (but without limiting Parent’s obligation to use reasonable best efforts to take all steps as may be necessary, subject to the limitations in this Section 7.2, to obtain all required Approvals as promptly as reasonably practicable and subject to and without modifying or limiting Parent’s obligations under this Section 7.2(f)), Parent will control the ultimate strategy and timing for securing approvals and expiration of relevant waiting periods under the Antitrust Laws and the FDI Laws, taking into account in good faith any comments of the Company or its Representatives relating to such strategy.
(g)
Each of the Parties hereto agrees that, from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 9.1, it shall not, and shall ensure that none of its Subsidiaries shall, take any action, including undertaking a corporate reorganization or consummate, enter into any agreement providing for, or announce, any investment, acquisition, divestiture, merger or other business combination that would reasonably be expected to materially delay or prevent the consummation of the Merger, including by triggering additional mandatory filing obligations under FDI Laws.
Section 7.3.
Publicity. Between the date hereof and the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 9.1, neither the Company nor Parent, nor any of their respective Subsidiaries, shall issue or cause the publication of any press release or other public announcement or disclosure with respect to the Merger or this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), unless such Party determines, after consultation with outside legal counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of such press release or other public announcement or disclosure with respect to the Merger or this Agreement, in which event such Party shall use reasonable best efforts, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement or disclosure in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that (a) neither Party shall be required by this Section 7.3 to provide any such review or comment to the other in connection with the Company’s receipt of (and the existence of) an Acquisition Proposal or a Change of Recommendation and matters directly related thereto and (b) the Parties shall not be required by this Section 7.3 to provide any such review or comment to the other Party to the extent that such release, announcement or disclosure relates to any dispute between the Parties relating to this Agreement; provided, further, that each Party and their respective Subsidiaries and Representatives may make statements that are consistent with previous press releases, public disclosures or public statements (including in investor telephone calls or conferences and communications filed with the SEC pursuant to Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act) made by Parent or the Company in compliance with this Section 7.3.
Section 7.4.
D&O Insurance and Indemnification.
(a)
For six years from and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless all past and present directors, officers and managers of the Company and the Company Subsidiaries (collectively, the “Indemnified Parties”) against any costs (including reasonable attorneys’ fees) and expenses (including advancing costs (including reasonable attorneys’ fees) and expenses) prior to the final disposition of any actual or threatened claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law and the Company Governing Documents (provided that such Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction determines in a final, nonappealable judgment that such Indemnified Party is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding, whether civil, criminal, administrative or investigative process, in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger), whether asserted or claimed prior to, at or after the Effective Time, by reason of the fact of such Indemnified Party’s serving or having served as an officer, director or manager of the Company or any such Company Subsidiary, to the fullest extent permitted by applicable Law and the Company Governing Documents or the organizational documents of the applicable Company Subsidiary (as applicable) or any indemnification agreements with any Indemnified Party set forth in Section 7.4 of the Company Disclosure Letter. The Parties agree that the foregoing rights to indemnification and advancement shall also apply with respect to any action to enforce this provision and that all rights to elimination of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Indemnified Parties as provided in their respective certificate of incorporation or bylaws (or comparable organizational documents) or in any indemnification agreement in existence on the date of this Agreement and provided to Parent prior to the date of this Agreement shall survive the Merger and shall continue in full force and effect in accordance with the terms thereof.
(b)
For six years after the Effective Time, Parent shall cause to be maintained in effect the provisions in (i) the Company Governing Documents and (ii) any indemnification agreement of the Company or a Company Subsidiary with any Indemnified Party set forth in Section 7.4 of the Company Disclosure Letter, except to the extent that such agreement provides for an earlier termination, in each case, regarding elimination of liability, indemnification of officers, directors and managers and advancement of expenses that are in existence on the date hereof, and no such provision shall be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger).
(c)
At or prior to the Effective Time, the Company (or, at Parent’s election, Parent) shall purchase a six-year prepaid “tail” policy on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and the Company Subsidiaries with respect to matters arising at or prior to the Effective Time; provided, however, that the Company shall not commit or spend on such “tail” policy, in the aggregate, more than 300% of the last aggregate annual premium paid by the Company prior to the date hereof for the Company’s current policies of directors’ and officers’ liability insurance and fiduciary liability insurance (the “Base Amount”), and if the cost of such “tail” policy would otherwise exceed the Base Amount, the Company shall be permitted to purchase as much coverage as reasonably practicable for the Base Amount.
(d)
In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.4. The rights and obligations under this Section 7.4 shall survive consummation of the Merger and shall not be terminated or amended in a manner that is adverse to any Indemnified Party without the written consent of such Indemnified Party. The Parties acknowledge and agree that the Indemnified Parties shall be third party beneficiaries of this Section 7.4, each of whom may enforce the provisions thereof.
Section 7.5.
Takeover Statutes. The Company shall (a) take all actions necessary so that no Takeover Statute is or becomes applicable to this Agreement, the Support Agreement or any of the transactions contemplated hereby or thereby, including the Merger, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, take all action necessary so that the Merger and the transactions contemplated by the Support Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Support Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on this Agreement or the Support Agreement and the transactions contemplated hereby or thereby, including the Merger. No Change of Recommendation shall change, or be deemed to change, or permit the Company or the Company Board of Directors to change, in any manner or respect the approval of the Company Board of Directors for purposes of causing any Takeover Statute to be inapplicable to this Agreement, the Support Agreement or any of the Merger.

Section 7.6.
Obligations of Parent. Parent shall take all action necessary to cause Merger Sub to perform their respective obligations under this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement.
Section 7.7.
Employee Matters.
(a)
Parent shall, or shall cause its Subsidiaries to, assume, honor and fulfill all of the Company Benefit Plans in accordance with their terms as in effect immediately prior to the date hereof or as subsequently amended if and as permitted pursuant to the terms of such Company Benefit Plans and this Agreement. Effective as of the Effective Time and until the Benefits Maintenance Date, Parent shall provide, or shall cause the Surviving Corporation to provide, to each employee of the Company or any Company Subsidiary who continues to be employed by Parent, the Surviving Corporation or any Subsidiary thereof (the “Continuing Employees”), (i) at least the same wage rate or base salary as in effect for such Continuing Employee immediately prior to the Effective Time, (ii) at least the same annual target cash incentive compensation opportunity as in effect for such Continuing Employee immediately prior to the Effective Time (excluding, for the avoidance of doubt, any change-in-control, transaction and retention bonus payments), (iii) health and welfare benefits (excluding severance but including paid time off) that are no less favorable than those provided to similarly situated employees of Parent and its Subsidiaries, and (iv) severance benefits that are the greater of the severance benefits (A) for which such Continuing Employee was eligible under the Company Benefit Plans in effect as of the date of this Agreement as set forth in Section 7.7(a) of the Company Disclosure Letter and (B) provided to similarly situated employees of Parent and its Subsidiaries.
(b)
For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Continuing Employees after the Effective Time (including severance and paid time off) (the “New Plans”), each Continuing Employee shall, subject to applicable law and applicable tax qualification requirements, be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time (including, for avoidance of doubt, any service credit provided by the Company or its Subsidiaries to such Continuing Employee in connection with acquisitions occurring prior to the Effective Time); provided that the foregoing shall not apply with respect to eligibility to participate or benefit accrual under any defined benefit pension plan or any postemployment health or welfare plan or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent that coverage under such New Plan is of the same type as the Company Benefit Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii) (A) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, Parent or its applicable Subsidiary shall use its reasonable best efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents and (B) Parent and its applicable Subsidiary shall use reasonable best efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(c)
If, at least 45 business days prior to the Effective Time, Parent provides written notice to the Company directing the Company to terminate its 401(k) plan(s), the Company shall terminate any and all 401(k) plans effective as of the day immediately preceding the day on which the Effective Time occurs (the “401(k) Termination Date”). In the event that Parent requests that such 401(k) plan(s) be terminated, the Company shall provide Parent with evidence reasonably satisfactory to Parent that such 401(k) plan(s) have been terminated pursuant to resolution of the Company’s Board of Directors at least two business days prior to the day on which the Effective Time occurs; provided that prior to terminating the Company’s 401(k) plan, the Company shall provide Parent with the form and substance of any applicable resolutions for review (and the Company shall consider any of Parent’s comments in good faith). If the Company 401(k) plan is terminated pursuant to this Section 7.7(a), then as soon as practicable following the 401(k) Termination Date, Parent shall permit all Continuing Employees who were eligible to participate in the Company 401(k) plan immediately prior to the 401(k) Termination Date to participate in Parent’s 401(k) plan, and shall permit each such Continuing Employee to elect to transfer his or her account balance when distributed from the terminated Company 401(k) plan, including any outstanding participant loans, to Parent’s 401(k) plan.
(d)
Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent or any affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent or any affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Company or any affiliate of Parent and the Continuing Employee or any severance, benefit or other applicable plan or program covering such Continuing Employee, or any collective bargaining agreement or similar labor agreement with any labor organization, work council or trade union covering such Continuing Employee. Nothing in this Section 7.7 shall (i) be deemed or construed to be an amendment or other modification of any Company Benefit Plan or employee benefit plan of Parent or Merger Sub, and (ii) create any third party rights in any current or former employee or other service provider of the Company or its affiliates (or any beneficiaries or dependents thereof).
Section 7.8.
Rule 16b-3. Prior to the Effective Time, Parent and the Company shall take all such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company Common Stock (including derivative securities) or acquisitions of or Parent Common Stock (including derivative securities) pursuant to the Merger by each individual who is a director or officer of Parent or the Company subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent or the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 7.9.
Stockholder Litigation. The Company shall provide Parent prompt notice of any litigation brought by any stockholder of the Company or purported stockholder of the Company against the Company, any of its Subsidiaries and any of their respective directors or officers relating to the Merger or this Agreement, and shall keep Parent informed on a prompt and timely basis with respect to the status thereof. The Company shall give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any such litigation and reasonably cooperate with Parent in conducting the defense or settlement of such litigation, and no such settlement shall be agreed without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 7.9 and Section 6.1, or Section 7.2, the provisions of this Section 7.9 shall control.
Section 7.10.
Delisting. Each of the Parties agrees to use reasonable best efforts and cooperate with the other Parties in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from NASDAQ and terminate its registration under the Exchange Act; provided that such delisting and termination shall not be effective until at or after the Effective Time.
Section 7.11.
Director Resignations. Prior to the Closing, the Company shall cause to be delivered to Parent resignations executed by each director of the Company in office as of immediately prior to, and effective upon, the Effective Time, and the Company shall reasonably cooperate with Parent in preparing for the replacement, upon the Effective Time, of directors and officers of the Company Subsidiaries with those Persons designated by Parent.
Section 7.12.
Company Stockholder Written Consent; Form S-4; Information Statement; Proxy Statement.
(a)
Immediately after the execution of this Agreement, in lieu of calling a meeting of Company Stockholders, the Company shall submit to, and in the absence of Change of Recommendation made in accordance with the terms of Section 6.3, seek and obtain from the Specified Company Stockholders, by no later than one hour after the execution of this Agreement, the Company Stockholder Written Consent (the “Written Consent Delivery Time”). Upon receipt of the executed Company Stockholder Written Consent, the Company shall provide to Parent promptly (and in any event by the Written Consent Delivery Time) a copy of such Company Stockholder Written Consent. In connection with the Company Stockholder Written Consent, the Company shall take all actions necessary or advisable to comply, and shall comply in all respects, with Section 228 and Section 262 of the DGCL and the Company Governing Documents.
(b)
Except as otherwise set forth in Section 7.12(c), as promptly as reasonably practicable after the execution of this Agreement, (i) the Company (with Parent’s reasonable cooperation) shall prepare and file with the SEC the Information Statement and (ii) Parent (with the Company’s reasonable cooperation) shall prepare and file with the SEC a registration statement on Form S-4, in which the Information Statement will be included as a prospectus, in connection with the registration under the Securities Act of the Parent Common Stock to be issued connection with the Merger. Each of Parent and the Company shall use its reasonable best efforts to (A) cause the Form S-4 and the Information Statement to comply with the applicable rules and regulations promulgated by the SEC, (B) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing (including by responding to comments from the SEC), and, prior to the effective date of the Form S-4, take all action reasonably required to be taken under any applicable state securities Laws in connection with the issuance of Parent Common

Stock in the Merger and (C) keep the Form S-4 effective through the Closing Date in order to permit the consummation of the Merger. Each of Parent and the Company shall furnish all information as may be reasonably requested by the other in connection with any such action and the preparation, filing and distribution of the Form S-4 and the Information Statement. As promptly as practicable after the Form S-4 shall have become effective, the Company shall use its reasonable best efforts to cause the Information Statement to be mailed to its stockholders. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to, the Information Statement will be made by the Company, in each case without providing the other Party with a reasonable opportunity to review and comment (which comments shall be considered by the applicable Party in good faith) thereon if reasonably practicable; provided that, with respect to documents filed by a Party which are incorporated by reference in the Form S-4 or the Information Statement, this right to review and comment shall apply only with respect to information relating to the other Party or such other Party’s business, financial condition or results of operations. If, at any time prior to the Effective Time, any information relating to Parent or the Company or any of their respective affiliates, directors or officers, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to either the Form S-4 or the Information Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be prepared and, following a reasonable opportunity for the other Party (and its counsel) to review and comment on such amendment or supplement, promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Subject to applicable Law, Parent shall notify the Company promptly of the time when the Form S-4 has become effective, of the issuance of any stop order or suspension of the qualification of the Parent Common Stock issuable in the Merger for offering or sale in any jurisdiction (in which case the Parties shall use their respective reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated), or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Information Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between either Party or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Information Statement, the Form S-4 or the Merger.
(c)
Notwithstanding anything to the contrary set forth in this Section 7.12, in the event the Company Stockholder Written Consent is not delivered to Parent by the Written Consent Delivery Time and Parent does not terminate this Agreement in accordance with Section 9.1(h), promptly upon written notice from Parent to the Company:
(i)
As promptly as reasonably practicable after the execution of this Agreement, (A) the Company (with Parent’s reasonable cooperation) shall prepare and file with the SEC the proxy statement to be filed in connection with seeking the Company Stockholder Approval (including the letter to stockholders, notice of meeting and form of proxy, the “Proxy Statement”) and (B) Parent (with the Company’s reasonable cooperation) shall prepare and file with the SEC a registration statement on Form S-4, in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the Parent Common Stock to be issued in connection with the Merger. Subject to Section 6.3(d), the Company and the Company Board of Directors shall include the Company Board Recommendation in the Proxy Statement. Each of Parent and the Company shall use its reasonable best efforts to (1) cause the Form S-4 and the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC, (2) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing (including by responding to comments from the SEC), and, prior to the effective date of the Form S-4, take all action reasonably required to be taken under any applicable state securities Laws in connection with the issuance of Parent Common Stock in connection with the Merger and (3) keep the Form S-4 effective through the Closing Date in order to permit the consummation of the Merger. Each of Parent and the Company shall furnish all information as may be reasonably requested by the other in connection with any such action and the preparation, filing and distribution of the Form S-4 and the Proxy Statement. As promptly as practicable after the Form S-4 shall have become effective, the Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company Stockholders. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to, the Proxy Statement will be made by the Company, in each case without providing the other Party with a reasonable opportunity to review and comment (which comments shall be considered by the applicable Party in good faith) thereon if reasonably practicable; provided that, with respect to documents filed by a Party which are incorporated by reference in the Form S-4 or the Proxy Statement, this right to review and comment shall apply only with respect to information relating to the other Party or such other Party’s business, financial condition or results of operations. If, at any time prior to the Effective Time, any information relating to Parent or the Company or any of their respective affiliates, directors or officers, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to either the Form S-4 or the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be prepared and, following a reasonable opportunity for the other Party (and its counsel) to review and comment on such amendment or supplement, promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Subject to applicable Law, Parent shall notify the Company promptly of the time when the Form S-4 has become effective, of the issuance of any stop order or suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction (in which case the Parties shall use their respective reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated), or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between either Party or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Form S-4 or the Merger.

(ii)
Unless this Agreement is terminated in accordance with its terms, and notwithstanding any Change of Recommendation, the Company shall, as promptly as practicable following the effectiveness of the Form S-4, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholders Meeting”) with a record date and meeting date to be selected after reasonable consultation with Parent, which meeting date shall be within, subject to adjournment or postponement as provided below, 35 days following the effectiveness of the Form S-4, and, subject to a Change of Recommendation in accordance with Section 6.3(d), the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval. Within 10 business days after the date of this Agreement (and thereafter, upon the reasonable request of Parent made not more than one time every two weeks), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act for a record date for the Company Stockholders Meeting that is 20 business days after the date of such “broker search.” The Company shall not postpone or adjourn the Company Stockholders Meeting without the prior written consent of Parent; provided that, if at any time following the dissemination of the Proxy Statement, either the Company or Parent reasonably determines in good faith that the Company Stockholder Approval is unlikely to be obtained at the Company Stockholders Meeting, including due to an absence of quorum, then, unless the Company Board of Directors has effected a Change of Recommendation on no more than two occasions (for each of the Company and Parent) and prior to the vote contemplated having been taken, each of the Company and Parent shall have the right to require an adjournment or postponement of the Company Stockholders Meeting for the purpose of soliciting additional votes in favor of this Agreement; provided, further, that no such adjournment or postponement shall delay the Company Stockholders Meeting by more than seven days from the prior-scheduled date or to a date on or after the fifth business day preceding the Outside Date. Notwithstanding the foregoing, the Company may postpone or adjourn the Company Stockholders Meeting if (A) the Company is required to postpone or adjourn the Company Stockholders Meeting by applicable Law, or (B) the Board of Directors or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Company Stockholders Meeting in order to give Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to such holders by issuing a press release, filing materials with the SEC or otherwise (including in connection with any Change of Recommendation) (in each case so long as any such information or disclosure was made in compliance with this Agreement); provided that the Company shall be permitted to postpone or adjourn the Company Stockholders Meeting pursuant to this clause (B) on no more than two occasions and no such adjournment or postponement shall delay the Company Stockholders Meeting by more than 10 days from the prior-scheduled date or to a date on or after the fifth business day preceding the Outside Date. Notwithstanding any Change of Recommendation, unless this Agreement has been validly terminated pursuant to Section 9.1, the Company shall submit this Agreement to the stockholders of the Company for adoption at the Company Stockholders Meeting and shall not submit any Acquisition Proposal for approval by the stockholders of the Company.

Section 7.13.
Financing Cooperation.
(a)
Prior to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, and shall use its reasonable best efforts to cause its and their Representatives to, provide all customary cooperation and all customary financial information, in each case, that is reasonably requested by Parent or Merger Sub in connection with the Financing, including:
(i)
furnishing to Parent such financial statements and other information regarding the Company and the Company Subsidiaries as is reasonably requested in writing by Parent and (A) customarily required in connection with the execution of financings of a type similar to the Financing, including in connection with the preparation of customary marketing documents (and any supplements thereto) relating to the Financing (including (1) identifying whether any information provided to Parent constitutes material non-public information and (2) executing customary authorization letters (including customary representations with respect to accuracy of information) authorizing the distribution of such applicable information) or (B) necessary to satisfy the conditions set forth in the Debt Commitment Letter;
(ii)
reasonably cooperating with any customary due diligence process as reasonably requested by Parent or the Financing Entities, including participating in a reasonable number of due diligence sessions, and cooperating with the customary marketing efforts of Parent, in each case, in connection with any Financing;
(iii)
reasonably cooperating with Parent’s outside legal counsels in connection with any legal opinions that such outside legal counsels may be required to deliver in connection with any Financing;
(iv)
providing Parent and the Financing Entities, at least three business days prior to the Closing Date, all documentation and other information required by applicable and customary regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and 31 C.F.R. §1010.230, relating to the Company and the Company Subsidiaries, in each case as reasonably requested by Parent at least 10 business days prior to the Closing Date;
(v)
to the extent required under the Debt Commitment Letter, using reasonable best efforts to facilitate the pledging of, granting of security interests in, and obtaining perfection of any liens on collateral reasonably requested by Parent and as contemplated by the Debt Commitment Letter (including, for the avoidance of doubt, using the Company’s reasonable best efforts to cause the delivery of stock certificates and stock powers with respect to outstanding shares of the Company Subsidiaries that are certificated, in each case, as of Closing or prior to the Closing Date to be held in escrow pending the Closing); provided that no pledge shall be effective until the Closing.
(b)
Notwithstanding anything to the contrary in this Section 7.13, neither the Company nor any Company Subsidiary shall pursuant to this Section 7.13:

(i)
be required to (A) incur any fees, expenses or other liabilities prior to the Effective Time for which it is not previously or simultaneously reimbursed and indemnified or (B) become an issuer or an obligor with respect to the Financing prior to the Effective Time;
(ii)
be required to cause any director, officer, member, partner, accountant, legal counsel, employee or other Representative of the Company or any Company Subsidiary to take any action that would reasonably be expected to result in such Person incurring any personal liability;
(iii)
be required to waive or amend any terms of this Agreement;
(iv)
be required to provide any information that is prohibited or restricted from being provided by applicable Law or any Material Contract existing as of the date hereof or is legally privileged (provided, however, that the Company shall use its reasonable best efforts to provide an alternative means of disclosing or providing such information to the maximum extent permitted by Law or such contractual obligation or to the maximum extent that does not result in a loss of such legal privilege, as applicable), and in the event that the Company or any Company Subsidiary does not provide access or information in reliance on this clause, the Company shall provide notice to Parent that information is being withheld;
(v)
be required to, nor shall any of their directors, employees, officers, members, partners or managers be required to, adopt resolutions or consents to approve or authorize the execution of the agreements, documents and instruments pursuant to which the Financing is obtained or to execute, deliver or enter into, or perform any agreement, document or instrument (other than as set forth in Section 7.14), including any credit or other agreements, guarantees, pledge or security documents or certificates in connection with the Financing, in each case, that would be effective prior to the Effective Time and any such action, authorization, consent, approval, execution, delivery or performance will only be required of the respective directors, employees, officers, members, partners or managers of the Company and the Company Subsidiaries who retain their respective positions as of, and immediately after, the Effective Time (except in each case as set forth in Section 7.14);
(vi)
be required to (or be required to cause their Representatives to) enter into or approve any agreement or other documentation, or agree to any change or modification of any existing agreement or other documentation that would be effective prior to the Effective Time (other than as set forth in Section 7.14 and other than with respect to the customary authorization letters referenced in clause (i) above);
(vii)
be required to (or be required to cause their Representatives to) provide any indemnity prior to the Effective Time for which it has not received prior reimbursement or is not otherwise concurrently indemnified by or on behalf of Parent;

(viii)
be required to (or be required to cause their Representatives to) take any action that would conflict with or violate any charter or other organizational documents of the Company or any of the Company Subsidiaries as in effect on the date hereof;
(ix)
be required to (or be required to cause their Representatives to) take any actions that would cause any representation or warranty in this Agreement to be breached by the Company or any Company Subsidiary or that would cause any condition set forth in Article VIII to fail to be satisfied (in each case unless Parent waives such breach or failure prior to the Company or any Company Subsidiary taking such action);
(x)
be required to (or be required to cause their Representatives to) take any actions that would unreasonably interfere with the Company’s and the Company Subsidiaries’ business or operations, taken as a whole;
(xi)
be required to (or be required to cause their Representatives to) prepare or furnish (A) pro forma financial statements, (B) any other financial statements that are not readily available or prepared in the ordinary course of its financial reporting practice or (C) projections; or
(xii)
be required to (or be required to cause their Representatives to) provide opinions of internal or external counsel.
(c)
All non-public or otherwise confidential information regarding the Company or the Company Subsidiaries obtained by Parent or Merger Sub or their respective Representatives pursuant to this Section 7.13 from or on behalf of the Company shall be kept confidential in accordance with the Confidentiality Agreement; provided that, notwithstanding anything to the contrary in this Agreement or in the Confidentiality Agreement, such information may be disclosed (i) to prospective lenders, underwriters, initial purchasers, dealer managers and agents during syndication and marketing of the Financing that enter into confidentiality arrangements customary for financing transactions of the same type as the Financing (including customary “click-through” confidentiality undertakings) and (ii) on a confidential basis to rating agencies. Any reference in this Agreement to the “Financing” (other than in Section 5.12) shall include any financing that Parent, Merger Sub or other Subsidiaries of Parent elects to obtain for the purpose of financing the transactions contemplated hereby or any transaction undertaken in connection herewith, whether or not pursuant to the Debt Commitment Letter. Notwithstanding anything in this Agreement to the contrary in this Section 7.13, the Company shall not be deemed to have breached Section 7.13(a) as it relates to the condition set forth in Section 8.3(b) unless (A) the Company has materially breached its obligations under this Section 7.13, (B) Parent has notified the Company of such material breach in writing a reasonably sufficient amount of time prior to the Outside Date to afford the Company with a reasonable opportunity to cure such material breach and (C) the Company has failed to cure such material breach.
(d)
Use of Logos. The Company hereby consents to the reasonable use of the Company’s and the Company Subsidiaries’ Trademarks solely in connection with the marketing of the Financing for the Merger; provided that such Trademarks are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or the Company Subsidiaries or the reputation or goodwill of the Company or the Company Subsidiaries.

(e)
Reimbursement. Promptly upon written request by the Company, Parent will reimburse the Company for any reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) actually incurred by the Company, the Company Subsidiaries and their respective Representatives in connection with the cooperation contemplated by this Section 7.13, other than to the extent any such costs and expenses are incurred as a result of the gross negligence, bad faith or willful misconduct of the Company, any Company Subsidiary or their respective Representatives, or any such Person’s material breach of this Agreement, or with respect to any material misstatement or omission in information provided in writing hereunder by any of the foregoing Persons for use in connection herewith or with the Financing.
(f)
Indemnification. The Company, the Company Subsidiaries and its and their respective affiliates and Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including reasonable attorney’s fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Financing pursuant to this Agreement, the provision of information utilized in connection therewith (other than written information provided by or on behalf of the Company), other than to the extent any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties are the result of the gross negligence, bad faith or willful misconduct of the Company, any Company Subsidiary or their respective Representatives, or any such Person’s material breach of this Agreement, or with respect to any material misstatement or omission in information provided in writing hereunder by any of the foregoing Persons for use in connection herewith or with the Financing. This indemnification shall survive the termination of this Agreement.
(g)
Obligations in Respect of the Financing; Alternative Financing. Each of Parent and Merger Sub shall use its reasonable best efforts to arrange and obtain the Financing on the terms and conditions described in the Debt Commitment Letter (including, as necessary, the “market flex” provisions contained in any related fee letter) (or, if available, on other terms that are acceptable to Parent in its sole discretion, so long as such other terms do not include or result in a Prohibited Modification) at or prior to the Effective Time, including: (i) complying with its obligations under the Debt Commitment Letter in accordance with and subject to the terms and conditions set forth therein, (ii) using reasonable best efforts to negotiate and enter into definitive agreements with respect to the Financing (the “Definitive Agreements”) on the terms and conditions contained in the Debt Commitment Letter (including, as necessary, the “market flex” provisions contained in any related fee letter) or, if available, on other terms that are acceptable to Parent in its sole discretion, so long as such other terms do not include or result in a Prohibited Modification, (iii) using reasonable best efforts to satisfy (or obtain waiver of) on a timely basis taking into account Section 2.2 all conditions to the funding of the Financing applicable to Parent and Merger Sub in the Debt Commitment Letter and the Definitive Agreements that are within the control of Parent and Merger Sub and (iv) enforcing its rights under the Debt Commitment Letter and, if applicable, the Definitive Agreements. At the Company’s written request, each of Parent and Merger Sub shall keep the Company informed as reasonably promptly and in reasonable detail of the status of its efforts to consummate the Financing, including any Alternative Financing. Parent shall provide the Company with prompt written notice of any material breach, material default, cancellation, early termination or repudiation by any party to the Debt Commitment Letter or any Definitive Agreement, in each case, of which Parent obtains Knowledge, and of the receipt by Parent or Merger Sub of any written notice or other written communication from any Financing

Entity with respect to any material breach, material default, cancellation, early termination or repudiation by any party to the Debt Commitment Letter or any Definitive Agreement of any provision thereof; provided that in no event shall Parent be required to share any information with the Company that is subject to attorney-client or other privilege, it being understood that Parent shall use its reasonable best efforts to disclose such information in a way that would not waive such privilege. Prior to the Closing, none of Parent or Merger Sub shall (x) agree to any amendment, restatement, amendment and restatement, supplement or other modification or any withdrawal, early termination, rescission or replacement of, or waiver under, the Debt Commitment Letter if such amendment, restatement, amendment and restatement, supplement, modification or waiver (1) would reasonably be expected to materially delay (taking into account Section 2.2) or prevent the Closing, (2) reduces the aggregate amount of the Financing to an amount less than, when taken together with the available portion of the Financing and cash on hand at Parent, the Company and their respective subsidiaries, the Financing Amounts, (3) imposes new or additional conditions, or otherwise expand any conditions, to the receipt of the Financing or (4) adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Debt Commitment Letter (the effects described in clauses (1) through (4), collectively, the “Prohibited Modifications”) or (y) terminate or cause the termination of the Debt Commitment Letter or any Definitive Agreement unless such Debt Commitment Letter or Definitive Agreement is replaced at such time with a new commitment letter or a new definitive agreement that would satisfy the preceding clause (x); provided that Parent may add (pursuant to the terms of the Debt Commitment Letter as in effect as of the date hereof) as parties to the Debt Commitment Letter lenders, arrangers, bookrunners, agents, managers or similar entities who have not executed the Debt Commitment Letter as of the date hereof. In the event that all or any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter (including after giving effect to applicable “market flex” provisions), each of Parent and Merger Sub shall use reasonable best efforts to, as promptly as practicable following the occurrence of such event, arrange and obtain alternative financing (“Alternative Financing”) from the same or alternative sources in an amount sufficient, when taken together with the available portion of the Financing and cash on hand at Parent, the Company and their respective subsidiaries, to pay the Financing Amounts at the Closing and on terms and conditions that, in the aggregate, when taken as a whole, are not less favorable from a conditionality and enforceability perspective than the terms and conditions related to conditionality and enforceability set forth in the Debt Commitment Letter as of the date hereof; provided that in no event shall the reasonable best efforts of Parent or Merger Sub be deemed or construed to require that it obtain Alternative Financing that (1) includes terms (including any “market flex” provisions applicable thereto) that are less favorable to Parent than those contained in the Debt Commitment Letter (including any “market flex” provisions applicable thereto) in effect on the date hereof, (2) involves any conditions to funding of the Financing that are not contained in the Debt Commitment Letter as in effect on the date hereof, (3) would require it to pay any fees or agree to pay any interest rate amounts or original issue discounts, in either case, in excess of those contemplated by the Debt Commitment Letter as in effect on the date hereof (taking into account any “market flex” provisions applicable thereto contained in the related fee letters) or that would require it to consummate the Financing prior to the date as is required pursuant to Section 2.2. When obtained, Parent shall provide the Company with a true and correct copy of any new financing commitment for such Alternative Financing (it being understood that any fee letter related thereto may be redacted as set forth in Section 5.12). In the event that any Alternative Financing is obtained in accordance with this Section 7.13(g), references in this Agreement to the Financing shall be deemed to refer to such Alternative Financing (in lieu of the Financing to the extent replaced thereby), and if one or more commitment letters, fee letters or definitive financing agreements are entered into or proposed to be entered into in connection with such Alternative Financing, references in this Agreement to the Debt Commitment Letter and Definitive Agreements shall be deemed to refer to such commitment letters, fee letters and definitive financing agreements relating to such Alternative Financing, and all obligations of Parent and Merger Sub pursuant to this Section 7.13 shall be applicable thereto to the same extent as Parent’s and Merger Sub’s obligations with respect to the Financing replaced thereby.
(h)
No Financing Condition. Each of Parent and Merger Sub hereby acknowledges and agrees that obtaining the Financing or any other debt, equity or other financing is not a condition to the Merger, and that if none of the Financing, Alternative Financing or any other debt, equity or other financing is obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VIII and the other terms hereof, to consummate the Merger.
Section 7.14.
Treatment of Company Indebtedness. The Company shall, and shall cause the Company Subsidiaries to, deliver all notices and take all other actions reasonably requested by Parent that are required to, in accordance with the terms thereof, terminate all commitments outstanding under the Company Credit Agreement, repay in full of all obligations, if any, outstanding thereunder, and facilitate the release of all Liens, if any, securing such obligations, and the release of all guarantees, if any, in connection therewith, in each case, on the Closing Date as of the Effective Time (such termination, repayment and releases, the “Credit Facility Terminations”); provided that, for the avoidance of doubt, the Company may rescind any such notice in accordance with the terms of the Company Credit Agreement if the Effective Time does not occur on the prepayment and termination date specified in such notice. In furtherance and not in limitation of the foregoing, the Company shall, and shall cause the Company Subsidiaries to, use reasonable best efforts to deliver to Parent at least two business days prior to the Closing Date, and shall deliver to Parent on or prior to the Closing Date, an executed payoff letter with respect to the Company Credit Agreement (the “Payoff Letter”) in form and substance customary for transactions of this type (and drafts reasonably in advance thereof), from the applicable agent on behalf of the Persons to whom such Indebtedness is owed, (the “Financing Agent”), which Payoff Letters together with any related release documentation shall, among other things, include the payoff amount and provide that all Liens (and guarantees), if any, granted in connection therewith relating to the assets, rights and properties of the Company and the Company Subsidiaries securing such Indebtedness and any other obligations secured thereby, shall, upon the payment of the amount set forth in the applicable Payoff Letter on the Closing Date, be released and terminated. Parent and Merger Sub shall use reasonable best efforts to enter arrangements reasonably satisfactory to the Financing Agent in respect of any letters of credit issued under the Company Credit Agreement. Notwithstanding anything in this Agreement to the contrary (but subject to the requirement to deliver prepayment and termination notices by the time required by and otherwise in accordance with the terms of the Company Credit Agreement), in no event shall this Section 7.14 require the Company or any of the Company Subsidiaries to cause the Credit Facility Terminations to be consummated unless and until the Effective Time has occurred and Parent has provided or caused to be provided to the Company or the Company Subsidiaries funds (or Parent has directed the Company or any of the Company Subsidiaries to use funds on their balance sheet)

to pay in full the then-outstanding principal amount of and accrued and unpaid interest and fees under the Company Credit Agreement.
Section 7.15.
Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on NASDAQ, subject to official notice of issuance, at or prior to the Effective Time.
Section 7.16.
Consent Matters. The Company shall give any notices to third parties required under Contracts, and the Company shall use, and cause each of the Company Subsidiaries to use, its reasonable best efforts to obtain any third party consents to any Contracts that are necessary, proper or advisable to consummate the Merger; provided that each of the parties acknowledges and agrees that obtaining any such consent or approval shall not, in and of itself, be a condition to the consummation of the Merger. Notwithstanding anything to the contrary herein, none of Parent, the Company or any of their respective Subsidiaries shall be required to pay any consent or other similar fee, payment or consideration, make any other concession or provide any additional security (including a guaranty), to obtain such third party consents (except, in the case of the Company, if requested by Parent and either (a) reimbursed or indemnified by Parent or (b) subject to the occurrence of the Effective Time). This Section 7.16 shall not apply to any Approvals necessary or advisable to be obtained from any Governmental Entity, which such Approvals shall be exclusively governed by Section 7.2.
Section 7.17.
Rule 10b5-1 Plan. As promptly as practicable after the date hereof, and at such time when the Company is not in possession of any material, non-public information of the Company, the Company shall, in a manner consistent with applicable Law, cause any written plan of the Company for trading securities that complies, or is intended to comply, with the requirements of Rule 10b5-1 under the Exchange Act to be terminated.
Section 7.18.
Cash Management. If requested in writing by Parent on no less than five business days’ notice, on the business day prior to the Closing Date, the Company shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause the Company Subsidiaries to, execute one or more transfers of cash and cash equivalents between or among bank accounts of the Company or a Company Subsidiary in order to move such cash or cash equivalents into, or out of, certain jurisdictions or to make such cash and cash equivalents available to Parent as a funding source in connection with the Merger. In connection therewith, the Company shall cooperate in good faith with Parent, and use its reasonable best efforts to provide Parent with such information as Parent reasonably requests and is reasonably available to the Company, regarding such balances of cash and cash equivalents in order to facilitate Parent’s use of such cash and cash equivalents as a funding source in connection with the Merger.
ARTICLE VIII

CONDITIONS TO CONSUMMATION OF THE MERGER
Section 8.1.
Conditions to the Obligations of Each Party. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by written agreement of the Parties, to the extent permitted by applicable Law:

(a)
Company Stockholder Approval. The Company Stockholder Approval shall have been obtained and, if obtained pursuant to the Company Stockholder Written Consent, the Information Statement shall have been mailed to the Company Stockholders and at least 20 business days shall have elapsed from the date of completion of such mailing.
(b)
Parent Stock Issuance. The Parent Common Stock to be issued in the Merger shall have been approved for listing on NASDAQ, subject to official notice of issuance.
(c)
Effectiveness of Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or any Proceedings by the SEC seeking a stop order.
(d)
No Legal Prohibition. No Governmental Entity of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect or (ii) issued or granted any order or injunction (whether temporary, preliminary or permanent) that is in effect, in each case which has the effect of restraining, enjoining or otherwise prohibiting, or making illegal, the consummation of the Merger.
(e)
Antitrust Approval. (i) Any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated and (ii) any other required approvals, consents, or clearances under any Antitrust Laws of the jurisdictions set forth in Section 8.1(e) of the Company Disclosure Letter (“Applicable Antitrust Laws”) shall have been obtained.
(f)
FDI Approval. Any required approvals, consents, or clearances under any FDI Law of the jurisdictions set forth in Section 8.1(f) of the Company Disclosure Letter shall have been obtained.
Section 8.2.
Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent or Merger Sub:
(a)
Representations and Warranties. (i) The representations and warranties of the Company set forth in the first and final sentence of Section 4.1(a), Section 4.1(c), Section 4.2(c), Section 4.3, Section 4.23 and Section 4.25 (other than the penultimate sentence thereof) shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing as though made on and as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); (ii) the representations and warranties of the Company set forth in Section 4.2(a), Section 4.2(b) and Section 4.2(d) shall be true and correct other than for such inaccuracies as would not result in a Capitalization Issue as of the date hereof and shall be true and correct other than for such inaccuracies as would not result in a Capitalization Issue as of the Closing as though made on and as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); (iii) the representations and warranties of the Company set forth in Section 4.8(a), Section 4.10(l) and the penultimate sentence of Section 4.25 shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made on and as of the Closing; and (iv) the other representations and warranties of the Company set forth in this Agreement (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct as of the date hereof or shall be true and correct as of the Closing as though made on and as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except, with respect to this clause (iv), where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)
Performance of Obligations. The Company shall have performed and complied with (i) in all material respects, the obligations, covenants and agreements (other than the Specified Covenants) required to be performed or complied with by it under this Agreement at or prior to the Closing and (ii) in all respects, the Specified Covenants.
(c)
No Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement that is continuing.
(d)
Company Officer’s Certificate. Parent and Merger Sub shall have received from the Company a certificate, dated as of the Closing Date and signed by the Company’s chief executive officer or chief financial officer, certifying to the effect that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied.
Section 8.3.
Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company:
(a)
Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in the first and final sentence of Section 5.1, Section 5.2(a), Section 5.2(b), Section 5.3 and Section 5.14 shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing as though made on and as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); (ii) the representations and warranties of Parent and Merger Sub set forth in Section 5.8 shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made on and as of the Closing; and (iii) the other representations and warranties of Parent and Merger Sub set forth in this Agreement (without giving effect to any qualification as to materiality or Parent Material Adverse Effect contained therein) shall be true and correct as of the date hereof or shall be true and correct as of the Closing as though made on and as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except, with respect to this clause (iii), where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Parent Material Adverse Effect contained therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)
Performance of Obligations. Parent and Merger Sub shall have performed and complied with, in all material respects, the obligations, covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing.
(c)
No Material Adverse Effect. No Parent Material Adverse Effect shall have occurred since the date of this Agreement that is continuing.
(d)
Parent Officers’ Certificate. The Company shall have received from Parent a certificate, dated as of the Closing Date and signed by Parent’s chief executive officer or chief financial officer, certifying to the effect that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(c) have been satisfied.
ARTICLE IX

TERMINATION
Section 9.1.
Termination. This Agreement may be terminated and the Merger may be abandoned, at any time before the Effective Time, as follows:
(a)
by mutual written consent of Parent and the Company;
(b)
by the Company, in the event that (i) the Company is not then in material breach of this Agreement and (ii) (A) either or both of Parent and Merger Sub shall have breached, failed to perform or violated their respective covenants or agreements under this Agreement or (B) any of the representations and warranties of Parent or Merger Sub set forth in this Agreement shall have become inaccurate, and in either case of clause (A) or clause (B) where such breach, failure to perform, violation or inaccuracy (1) would result in the failure of any of the conditions set forth in Section 8.3(a) or Section 8.3(b) to be satisfied and (2) is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by Parent or Merger Sub, as applicable, before the earlier of (x) the business day immediately prior to the Outside Date and (y) the 30th day following receipt of written notice from the Company of such breach, failure to perform, violation or inaccuracy;
(c)
by Parent, in the event that (i) neither Parent nor Merger Sub is then in material breach of this Agreement and (ii) (A) the Company shall have breached, failed to perform or violated its covenants or agreements under this Agreement or (B) any of the representations and warranties of the Company set forth in this Agreement shall have become inaccurate, in either case of clause (A) or clause (B) where such breach, failure to perform, violation or inaccuracy (1) would result in the failure of any of the conditions set forth in Section 8.2(a) or Section 8.2(b) to be satisfied and (2) is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the Company before the earlier of (x) the business day immediately prior to the Outside Date and (y) the 30th day following receipt of written notice from Parent or Merger Sub of such breach, failure to perform, violation or inaccuracy;
(d)
by either Parent or the Company, in the event that the Effective Time has not occurred on or before 11:59 p.m. New York City time on February 28, 2025 (the “Outside Date”); provided that, if, on the Outside Date, (i) all of the conditions set forth in Article VIII, other than the conditions set forth in Section 8.1(d) (to the extent any such injunction or order is in respect of, or any such Law is, the HSR Act or any other Antitrust Law), Section 8.1(e) or such conditions that by their nature are to be satisfied at the Closing (provided that such conditions to be satisfied at the Closing would be satisfied as of such date if the Closing were to take place on such date), shall have been satisfied or, to the extent permitted by applicable Law, waived, or (ii) (A) all of the conditions set forth in Article VIII, other than such conditions that by their nature are to be satisfied at the Closing (provided that such conditions to be satisfied at the Closing would be satisfied as of such date if the Closing were to take place on such date), shall have been satisfied or, to the extent permitted by applicable Law, waived, and (B) any Proceeding shall be pending against Parent or any of its affiliates, or against the Company or any of its affiliates, by the United States Department of Justice, Antitrust Division or the Federal Trade Commission or any other Governmental Entity under any Applicable Antitrust Law seeking to restrain, enjoin, prohibit or prevent the consummation of the Merger, then, in each case, the Outside Date may be extended for all purposes hereunder, at Parent’s election, for a period of up to six months, to 11:59 p.m. New York City time on August 28, 2025, by Parent providing written notice to the Company of its election on or prior to the Outside Date; provided, however, that, at any time that Parent has the right, but has not elected, to extend the Outside Date pursuant to the immediately preceding proviso, the Company shall be required to provide written notice to Parent at least one business day prior to terminating this Agreement pursuant to this Section 9.1(d), during which notice period Parent may elect to extend the Outside Date pursuant to the immediately preceding proviso by providing written notice to the Company of its election on or prior to the expiration of such notice period; provided, further, that the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement has been the primary cause of the failure of the Effective Time to occur by the Outside Date and such action or failure to act constitutes a material breach of Section 7.2;
(e)
by Parent, if (i) the Company enters into a Company Acquisition Agreement or (ii) the Company has willfully breached in a material respect Section 6.3;
(f)
by either the Company or Parent if a Governmental Entity of competent jurisdiction shall have issued a final, non-appealable order, injunction, decree or ruling in each case permanently restraining, enjoining or otherwise prohibiting, or making illegal, the consummation of the Merger;
(g)
by the Company if (i) all of the conditions set forth in Section 8.1 and Section 8.2 have been satisfied or, to the extent permitted by applicable Law, waived (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of the written confirmation referenced in clause (ii) of this Section 9.1(g) if the Closing were to occur on the date of such confirmation) as of the date the Closing should have occurred pursuant to Section 2.2, (ii) the Company has irrevocably confirmed in writing to Parent that (A) all of the conditions set forth in Section 8.3 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of such written confirmation if the Closing were to occur on the date of such confirmation) or have been waived in writing by the Company and (B) the Company is ready, willing and able to consummate the transactions contemplated by this Agreement, including the Merger, (iii) Parent has failed to consummate the transactions contemplated by this Agreement on or prior to the later of the fifth business day after the date on which the Closing should have occurred pursuant to

Section 2.2 and the fifth business day following receipt of the notice from the Company delivered pursuant to clause (ii) of this Section 9.1(g) and (iv) during such applicable five business day period described in clause (iii), the Company stood ready, willing and able to consummate the transactions contemplated by this Agreement;
(h)
by Parent, if the Company Stockholder Written Consent shall not have been delivered to the Company by the Written Consent Delivery Time;
(i)
by the Company, prior to the Company Acquisition End Time, in order to effect a Change of Recommendation and substantially concurrently with such termination enter into a definitive agreement providing for a Superior Proposal; provided that the Company has complied in all material respects with Section 6.3 and, if Parent has complied with the second sentence of Section 9.2(b)(v), immediately prior to or substantially concurrently with (and as a condition to) the termination of this Agreement, the Company pays to Parent the Termination Fee payable pursuant to Section 9.2(b)(v); or
(j)
by either Parent or the Company, if the Company Stockholders Meeting (including any adjournments or postponements thereof) shall have been held in accordance with Section 7.12(c)(ii) and concluded and the Company Stockholder Approval shall not have been obtained.
Section 9.2.
Effect of Termination.
(a)
In the event of the valid termination of this Agreement as provided in Section 9.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent or Merger Sub or the Company, except that the Confidentiality Agreement, Section 4.27, Section 5.17, Parent’s indemnification, reimbursement and confidentiality obligations under Sections 7.13(c), 7.13(e) and 7.13(f), this Section 9.2 and Section 10.3 through Section 10.13, and any defined terms used therein, shall survive such termination; provided that, subject to Section 9.2(e), nothing in this Section 9.2(a) shall relieve any Party from liability for Fraud or any Willful and Material Breach of this Agreement prior to such termination.
(b)
Termination Fee.
(i)
If (A) (1) Parent terminates this Agreement pursuant to Section 9.1(h) or (2) Parent or the Company terminates this Agreement pursuant to Section 9.1(j), (B) after the date hereof and prior to the date of such termination, an Acquisition Proposal is made to the Company Board of Directors or the Company’s management or becomes publicly disclosed (whether by the Company or a third party) and (C) within 12 months of such termination, an Acquisition Proposal is consummated or a definitive agreement providing for an Acquisition Proposal is entered into, on or prior to the date that is the earlier of (1) the date such Acquisition Proposal is consummated and (2) the date of entry of such definitive agreement, the Company shall pay or cause to be paid to Parent the Termination Fee.

(ii)
If (A) after the date hereof and prior to the termination of this Agreement, an Acquisition Proposal is made to the Company Board of Directors or the Company’s management or becomes publicly disclosed (whether by the Company or a third party), (B) Parent terminates this Agreement pursuant to Section 9.1(c) due to a breach of, or a failure to perform or comply with, one or more covenants or agreements under this Agreement following the making of such Acquisition Proposal and (C) within 12 months of such termination, an Acquisition Proposal is consummated or a definitive agreement providing for an Acquisition Proposal is entered into, on or prior to the date that is the earlier of (1) the date such Acquisition Proposal is consummated and (2) the date of entry of such definitive agreement, the Company shall pay or cause to be paid to Parent the Termination Fee.
(iii)
If Parent terminates this Agreement pursuant to Section 9.1(e), within two business days after such termination, the Company shall pay or cause to be paid to Parent the Termination Fee.
(iv)
If the Company terminates this Agreement pursuant to Section 9.1(i), substantially concurrently with or prior to (and as a condition to) such termination, the Company shall pay or cause to be paid to Parent the Termination Fee.
(v)
In the event any amount is payable by the Company pursuant to the preceding clauses (i), (ii), (iii) or (iv), such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by Parent. Parent shall promptly provide wire transfer instructions in writing to the Company upon request (and in any event with sufficient time to allow the Company to pay or cause to be paid to Parent any Termination Fee payable hereunder within the time periods required by this Section 9.2(b)).
(vi)
Solely for purposes of Section 9.2(b)(i) and Section 9.2(b)(ii), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 1.1, except that all references to “20%” and “80%” therein shall be deemed to be references to “50%.”
(c)
Parent Termination Fee.
(i)
If Parent or the Company terminates this Agreement pursuant to Section 9.1(d) and, at the time of such termination, (A) the condition set forth in Section 8.1(d) (solely because any such injunction or order is in respect of, or any such Law is, the HSR Act or any other Applicable Antitrust Law) or Section 8.1(e) has not been satisfied and (B) all of the conditions set forth in Article VIII, other than the conditions set forth in Section 8.1(d) (solely because any such injunction or order is in respect of, or any such Law is, the HSR Act or any other Applicable Antitrust Law) or Section 8.1(e) and those conditions that by their nature are to be satisfied at the Closing (provided that such conditions to be satisfied at the Closing would be satisfied as of the time of such termination if the Closing were to occur on the date of such termination), shall have been satisfied or, to the extent permitted by applicable Law, waived, and (1) the Outside Date has not been extended as a result of an election by Parent pursuant to Section 9.1(d)(ii), Parent shall pay or cause to be paid to the Company the Regulatory Parent Termination Fee or (2) the Outside Date has been extended as a result of an election by Parent pursuant to Section 9.1(d)(ii), Parent shall pay or cause to be paid to the Company the Extended Parent Termination Fee, in each case within two business days after such termination.
(ii)
If the Company terminates this Agreement pursuant to Section 9.1(g), Parent shall pay or cause to be paid to the Company the Financing Parent Termination Fee, in each case within two business days after such termination.
(iii)
In the event any amount is payable by Parent pursuant to the preceding clauses (i) or (ii), such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by the Company. The Company shall promptly provide wire transfer instructions in writing to Parent upon request (and in any event with sufficient time to allow Parent to pay or cause to be paid to the Company any Parent Termination Fee payable hereunder within the time periods required by this Section 9.2(c)).
(d)
Each Party acknowledges that the agreements contained in this Section 9.2 are an integral part of the Merger and that, without these agreements, the Parties hereto would not enter into this Agreement. Each Party further acknowledges that the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which the Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger. Without limiting the rights of Parent under Section 10.12, if this Agreement is terminated under circumstances in which the Company is obligated to pay the Termination Fee under Section 9.2(b), upon payment of the Termination Fee (and receipt thereof by Parent) and, if applicable, the costs and expenses of Parent pursuant to the penultimate sentence of this Section 9.2(d) in accordance herewith, none of the Company, any Company Subsidiary or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents shall have any further liability with respect to this Agreement or the Merger to Parent or Merger Sub or any of their respective affiliates or Representatives, and payment of the Termination Fee and such costs and expenses by the Company shall be Parent’s or its affiliates’ sole and exclusive remedy for any Proceeding, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by Parent, Parent’s Subsidiaries or any other Person in connection with this Agreement, the Merger (and the termination thereof) or any matter forming the basis for such termination, and Parent and Merger Sub shall not have, and each expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity). In addition, if the Company fails to pay in a timely manner any amount due pursuant to Section 9.2(b), then (i) the Company shall reimburse Parent for all costs and expenses (including disbursements and fees of counsel) incurred in the collection of such overdue amounts and (ii) the Company shall pay to Parent interest on the amounts payable pursuant to Section 9.2(b) from and including the date payment of such amounts was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made. For the avoidance of doubt, in no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

(e)
Each Party acknowledges that the agreements contained in this Section 9.2 are an integral part of the Merger and that, without these agreements, the Parties hereto would not enter into this Agreement. Each Party further acknowledges that the Parent Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which the Parent Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger. Without limiting the rights of the Company under Section 10.12, if this Agreement is terminated under circumstances in which Parent is obligated to pay the Parent Termination Fee under Section 9.2(c), upon payment of the Parent Termination Fee (and receipt thereof by the Company) and, if applicable, the costs and expenses of the Company pursuant to the third sentence of this Section 9.2(e) in accordance herewith, none of Parent, Merger Sub, any other Parent Subsidiary, any Financing Parties or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents shall have any further liability with respect to this Agreement or the Merger to the Company or any of their respective affiliates or Representatives, and payment of the Parent Termination Fee and such costs and expenses by Parent shall be the Company’s and its affiliates’ sole and exclusive remedy for any Proceeding, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by the Company, the Company Subsidiaries or any other Person in connection with this Agreement, the Merger (and the termination thereof) or any matter forming the basis for such termination, and the Company shall not have, and each expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity). In addition, if Parent fails to pay in a timely manner any amount due pursuant to Section 9.2(c) then (i) Parent shall reimburse the Company for all costs and expenses (including disbursements and fees of counsel) incurred in the collection of such overdue amounts, and (ii) Parent shall pay to the Company interest on the amounts payable pursuant to Section 9.2(c) from and including the date payment of such amounts was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made. Notwithstanding anything to the contrary set forth in this Agreement, if this Agreement is terminated under circumstances in which Parent is not obligated to pay the Parent Termination Fee under Section 9.2(c), (A) in no event shall Parent, Merger Sub, their respective Subsidiaries, the Financing Parties or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents have any further liability arising out of, relating to or with respect to this Agreement or the transactions contemplated hereby, including the Merger, or the abandonment or termination thereof or as a result of the failure of the Closing to be consummated or for a breach (other than, solely in the case of Parent and Merger Sub, for a Willful and Material Breach) of any representation, warranty, obligation, covenant or agreement or otherwise as a result of any failure to perform hereunder, including any liability to the Company, any Company Subsidiary or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents, and (B) the Company shall not have, and expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) arising out of, relating to or with respect to this Agreement or the transactions contemplated hereby, including the Merger, or the abandonment or termination thereof or as a result of the failure of the Closing to be consummated or for a breach

(other than, solely in the case of Parent and Merger Sub, for a Willful and Material Breach) of any representation, warranty, obligation, covenant or agreement or otherwise as a result of any failure to perform hereunder. The Company hereby agrees (on behalf of itself and any Company Subsidiary or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents) that (1) in all circumstances hereunder (including as a result of any Willful and Material Breach), the maximum aggregate monetary liability of Parent, Merger Sub, their respective Subsidiaries, the Financing Parties and any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates and agents (including as a result of any Willful and Material Breach) shall be limited to an amount equal to the Financing Parent Termination Fee, (2) in no event shall the Company, any Company Subsidiary or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents seek to recover any monetary damages in excess of such amount arising out of, relating to or with respect to this Agreement or the transactions contemplated hereby, including the Merger and (3) it shall not institute any Proceeding to seek monetary damages (x) in excess of the amount of such amount from Parent or Merger Sub or (y) if this Agreement is terminated under circumstances in which Parent is not obligated to pay the Parent Termination Fee under Section 9.2(c). For the avoidance of doubt, (I) in no event shall Parent be obligated to pay the Parent Termination Fee on more than one occasion and (II) in no event shall the Company be permitted or entitled to receive both (a) a grant of specific performance or other equitable remedy resulting in the consummation of the Closing in accordance with the terms hereof and (b) payment of the Parent Termination Fee pursuant to this Section 9.2(c) or monetary damages (of any kind whatsoever) in connection with this Agreement or any termination hereof.
ARTICLE X

MISCELLANEOUS
Section 10.1.
Amendment and Modification; Waiver.
(a)
Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented by written agreement of each of the Parties.
(b)
At any time and from time to time prior to the Effective Time, the Company, on the one hand, or Parent and Merger Sub, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable, (ii) waive any inaccuracies in the representations and warranties made by the other Parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for their respective benefit contained herein. Any agreement on the part of Parent, Merger Sub or the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Parent or the Company, as applicable. No failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 10.2.
Non-Survival of Representations and Warranties. The parties, intending to modify any applicable statute of limitations, agree that none of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.2 shall not limit any obligation, covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.
Section 10.3.
Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such costs and expenses.
Section 10.4.
Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by electronic mail (notice deemed given upon transmission provided that no “bounceback” or notice of non-delivery is received) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Parent or Merger Sub, to:

First Advantage Corporation
1 Concourse Parkway NE, Suite 200
Atlanta, Georgia 30328
Email: [***]
Attention: Bret T. Jardine

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017

Email: ecooper@stblaw.com

mark.viera@stblaw.com

Attention: Elizabeth A. Cooper

Mark C. Viera

if to the Company, to:

Sterling Check Corp.
6150 Oak Tree Boulevard, Suite 490
Independence, Ohio 44131
Email: [***]

[***]

Attention: Joshua Peirez

Steven Barnett

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
1 New York Plaza
New York, New York 10004

Email: christopher.ewan@friedfrank.com

Attention: Christopher Ewan

and

Fried, Frank, Harris, Shriver & Jacobson LLP
801 17th Street NW
Washington, D.C. 20006

Email: andrea.gede-lange@friedfrank.com

Attention: Andrea Gede-Lange

Section 10.5.
Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act; provided that (a) other than for purposes of Section 4.17(a), Section 6.1(a)(2)(xxv), the penultimate sentence of Section 6.3(c), Section 7.12, clause (B) of the first proviso to Section 9.1(d)(ii), Section 9.2(e) and Section 10.14, Silver Lake Group, L.L.C. and its affiliated investment managers and any affiliated investment funds of any of the foregoing, and any portfolio companies or investment of any such investments funds, shall not be deemed to be affiliates of Parent and Merger Sub, and vice versa, and (b) other than for purposes of Section 4.17(a), Section 4.24, Section 6.1(a)(2)(xx), the last sentence of Section 7.2(c), Section 7.12, clause (B) of the first proviso to Section 9.1(d)(ii), Section 9.2(d), Section 9.2(e) and Section 10.14, The Goldman Sachs Group, Inc. and its affiliated investment managers and any affiliated investment funds of any of the foregoing, and any portfolio companies or investment of any such investments funds, shall not be deemed to be affiliates of the Company, and vice versa. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other things extends, and such word or phrase shall not merely mean “if.” The term “or” is not exclusive. The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. The word “days” means calendar days. The table of contents and headings set forth in this Agreement or any schedule delivered pursuant to this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or such schedule or any term or provision hereof or thereof. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. References to any Law shall be deemed to refer to such Law as amended from time to time and, if applicable, to any rules or regulations promulgated thereunder. As used in this Agreement, the term “ordinary course of business” shall mean “ordinary course of business consistent with past practice.”
Section 10.6.
Counterparts. This Agreement may be executed manually or by other electronic transmission by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format, including using generally recognized e-signature technology (e.g., DocuSign or Adobe Sign) shall be sufficient to bind the Parties to the terms and conditions of this Agreement.
Section 10.7.
Entire Agreement; Third-Party Beneficiaries.
(a)
This Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter), the Support Agreement, the Debt Commitment Letter and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be deemed amended hereby so that until the termination of this Agreement in accordance with Section 9.1, Parent and Merger Sub shall be permitted to take the actions contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.
(b)
Nothing in this Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter), express or implied, is intended to confer upon any Person other than the Parties any rights or remedies hereunder or thereunder, except for: (i) if the Effective Time occurs, the right of the Company Stockholders and holders of Company Common Stock Equivalents to receive the Merger Consideration pursuant to Article III and (ii) the provisions set forth in Section 7.4, Section 7.13(f), Section 9.2(e), Section 10.13 and Section 10.14 with respect to the Persons referred to therein.
Section 10.8.
Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Merger are fulfilled to the extent possible. Notwithstanding the foregoing, this Agreement may not be enforced without giving effect to both (a) the Parent Termination Fee and the limitation of the amount payable by Parent hereunder pursuant to Section 9.2(c) and Section 9.2(e) and (b) the limitations on the ability of the Company to obtain specific performance or other equitable remedy resulting in the consummation of the Closing pursuant to Section 10.12.
Section 10.9.
Governing Law; Jurisdiction.
(a)
Other than as provided in Section 10.13, this Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may directly or indirectly result from, arise out of, be in connection with or relating to this Agreement or the other agreements delivered in connection herewith, or the execution or performance of this Agreement or such other agreements, or the Merger (the “Relevant Matters”) shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state, including with respect to statutes of limitations.
(b)
Other than as provided in Section 10.13, each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the state or federal courts in the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Relevant Matter, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the state or federal courts in the State of Delaware, and any appellate court from any thereof; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the state or federal courts in the State of Delaware, and any appellate court from any thereof; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 10.9(b) in the manner provided for notices in Section 10.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable Law.
Section 10.10.
Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE RELEVANT MATTERS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.
Section 10.11.
Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 10.12.
Enforcement; Remedies.
(a)
Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable injury, for which monetary damages (even if available) would not be an adequate remedy, will occur in the event that any provision of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger) is not performed in accordance with its specific terms or is otherwise breached. It is agreed that, prior to the valid termination of this Agreement pursuant to Article IX, but subject to Section 10.12(b), each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to a decree or order of specific performance specifically enforcing the terms and provisions of this Agreement and to any further equitable relief.
(b)
Notwithstanding anything in this Agreement to the contrary, it is acknowledged and agreed that the Company shall be entitled to specific performance to cause Parent to effect the Closing in accordance with Section 2.2 if, but only if, (i) all of the conditions set forth in Section 8.1 and Section 8.2 have been satisfied (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing) or waived in writing by Parent as of the date the Closing should have occurred pursuant to Section 2.2, (ii) the Financing has been or would be funded at the Closing if the Closing occurred, (iii) the Company has given irrevocable written notice to Parent that (A) all of the conditions set forth in Section 8.3 have been satisfied (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing) or the Company waives any unsatisfied conditions and (B) it is ready, willing and able to consummate the Closing and, if specific performance is granted, will take actions necessary to consummate the Closing and (iv) Parent fails to consummate the Closing on or prior to the date on which the Closing should have occurred pursuant to Section 2.2.
(c)
The Parties’ rights in this Section 10.12 are an integral part of the Merger and each Party hereby waives any objections to any remedy referred to in this Section 10.12 on the basis that there is an adequate remedy at Law. In the event any Party seeks any remedy referred to in this Section 10.12, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.
Section 10.13.
Certain Financing Provisions. Notwithstanding anything in this Agreement to the contrary, the Company on behalf of itself, the Company Subsidiaries and each of its controlled affiliates hereby: (a) agrees that any Proceedings, whether in law or in equity, whether in contract or in tort or otherwise, among the Company and the Financing Parties and arising out of or relating to this Agreement, the Financing or any of the agreements (including any applicable commitment letter) entered into in connection with the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any Federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each Party hereto irrevocably submits itself and its property with respect to any such Proceedings to the exclusive jurisdiction of such court; (b) agrees that any such Proceeding shall be governed by the Laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the Laws of another state), except as otherwise provided in any applicable commitment letter or other applicable definitive document relating to the Financing and including with respect to (i) the interpretation of the definition of Company Material Adverse Effect and Parent Material Adverse Effect (and whether or not a Company Material Adverse Effect or a Parent Material Adverse Effect has occurred) and (ii) the determination of whether the Closing has been consummated in all material respects in accordance with the terms hereof, which shall, in each case, be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state; (c) agrees not to bring or support or permit any of its controlled affiliates to bring or support any Proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Party in any way arising out of or relating to this Agreement, the Financing, any commitment letter relating thereto or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any Federal or state court in the Borough of Manhattan, New York, New York; (d) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceedings in any such court; (e) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any Proceedings brought against the Financing Parties in any way arising out of or relating to this Agreement, the Financing, any commitment letter relating thereto or any of the transactions contemplated hereby or thereby or the performance of any services thereunder; (f) agrees that none of the Company, any of the Company Subsidiaries or any of their respective affiliates or Representatives (in each case, other than Parent, Merger Sub and their respective Subsidiaries) shall have any rights or claims, and hereby waives any and all rights or claims, against any Financing Party relating to or arising out of this Agreement, the Financing, any commitment letter relating thereto or any of the transactions contemplated hereby or thereby or the performance of any services thereunder; (g) agrees that none of the Financing Parties will have any liability to the Company or any of the Company Subsidiaries or any of their respective affiliates or Representatives (in each case, other than Parent, Merger Sub and their respective Subsidiaries) relating to or arising out of this Agreement, the Financing, any commitment letter relating thereto or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise; and (h) agrees that (and each other Party hereto agrees that) the Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions of Section 9.2(e) and this Section 10.13, and such provisions and the definition of “Financing Parties” shall not be amended in any way materially adverse to the Financing Parties without the prior written consent of the Financing Entities, but, in the case of clauses (f) and (g), solely to the extent of actions or omissions by or circumstances relating to such Financing Party in its capacity as a Financing Party, it being understood that nothing in this Section 10.13 shall excuse any Financing Party from liability in connection with actions or omissions by or circumstances relating to such Financing Party in any other capacity (including in its capacity as an existing creditor of the Company or any Company Subsidiary) not relating to or arising out of this Agreement, the Financing, any commitment letter relating thereto or any of the transactions contemplated hereby or thereby or the performance of any services thereunder. The provisions of this Section 10.13 shall survive any termination of this Agreement.

Section 10.14.
Non-Recourse. This Agreement may only be enforced against, and any Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. No former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents of any Party (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of any Party under this Agreement or for any claim or proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the Merger or in respect of any written or oral representations made or alleged to be made in connection herewith. In furtherance and not in limitation of the foregoing, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any other agreement referenced herein or in connection with any Merger shall be sought or had against any Non-Recourse Party, except for claims that any Party may assert against another Party solely in accordance with, and pursuant to the terms and conditions of, this Agreement. The Parties agree that the Non-Recourse Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 10.14.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

FIRST ADVANTAGE CORPORATION

By /s/ Bret Jardine

Name: Bret Jardine

Title: Executive Vice President, General Counsel and Corporate Secretary

STERLING CHECK CORP.

By /s/ Joshua Peirez

Name: Joshua Peirez

Title: Chief Executive Officer

STARTER MERGER SUB, INC.

By /s/ Bret Jardine

Name: Bret Jardine

Title: Executive Vice President, General Counsel and Corporate Secretary